      As filed with the Securities and Exchange Commission on May 7, 2002
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                            JAG MEDIA HOLDINGS, INC.
                            (f/k/a JagNotes.com Inc.)
             (Exact name of registrant as specified in its charter)

             Nevada                                            88-0380456
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                            JAG Media Holdings, Inc.
                         6865 SW 18th Street, Suite B13
                              Boca Raton, FL 33433
                                 (561) 393-0605
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  -----------

                              Thomas J. Mazzarisi
                            Executive Vice President
                            JAG Media Holdings, Inc.
                         6865 SW 18th Street, Suite B13
                              Boca Raton, FL 33433
                              Tel: (561) 393-0605
                              Fax: (561) 393-6018
                      (Name, address, including zip code,
                 and telephone number, including area code, of
                         agent for service of process)
                                  -----------


Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

---------------------------------- ------------------- ---------------------- -------------------- -------------------
                                                         Proposed Maximum      Proposed Maximum
     Title of Each Class of           Amount to be      Offering Price Per    Aggregate Offering       Amount of
   Securities to be Registered         Registered              Unit                  Price          Registration Fee
---------------------------------- ------------------- ---------------------- -------------------- -------------------
Class A common stock,                   24,911,807(1)              $0.58 (2)   $14,448,848.06 (2)          $493.71(3)
$.00001 par value
---------------------------------- ------------------- ---------------------- -------------------- -------------------

(1) The shares of Class A common stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, includes, pursuant to Rule 416(a) of the Securities Act of 1933, as amended, such additional number of shares of the registrant's Class A common stock that may become issuable as a result of any stock split, stock dividend or similar event. We are also registering hereunder additional shares of Class A common stock which may be issued if certain of the selling stockholders opt to convert their shares of Series 1 Class B common stock into Class A common stock on a one-for-one basis. We have registered 20,000,000 shares of Class A common stock based on a good faith estimate of the maximum amount that may be sold pursuant to an equity line purchase agreement.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the ask and bid prices of the Class A common Stock reported on the OTC Bulletin Board on May 1, 2002.
(3) Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the filing fee of $835.58 paid with respect to 57,588,490 unsold shares is being carried forward from Registration Statement No. 333-69144 to this Registration Statement. Therefore, a registration fee of $493.71 ($1,329.29 - $835.58) is being paid in connection with the filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                               24,911,807 Shares

                            JAG Media Holdings, Inc.

                              Class A Common Stock

                                ---------------

         This prospectus relates to the resale of up to 24,911,807 shares of our Class A common stock.

         Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act in connection with the resale under this prospectus of up to 20,000,000 shares of our Class A common stock Cornell Capital may receive pursuant to an equity line purchase agreement entered into with us as of April 9, 2002. In connection with the equity line purchase agreement, we also agreed to pay to Cornell Capital a cash fee on each closing date under the equity line in an amount equal to five percent of the total advance made to us by Cornell Capital at such closing, which cash fee may be deducted by Cornell Capital from the gross proceeds due and payable to us. Accordingly, both the 5% discount on the purchase of the Class A common stock to be received by Cornell Capital and the 5% cash fee received by Cornell Capital on each closing date under the equity line will be underwriting discounts under the Securities Act.

         Our Class A common stock is traded on the Nasdaq OTC Bulletin Board under the symbol "JGMHA." On May 1, 2002, the closing bid price of our Class A common stock as reported on the Nasdaq OTC Bulletin Board was $0.55.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

         The shares of Class A common stock offered hereby involve a high degree of risk. See "Risk Factors" commencing on page 10 hereof.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   The date of this prospectus is May 7, 2002

                                TABLE OF CONTENTS

                                                                          PAGE

SUMMARY ................................................................    3
RISK FACTORS ...........................................................   10
USE OF PROCEEDS ........................................................   20
SELECTED FINANCIAL DATA ................................................   21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATION ...................................   22
MARKET FOR CLASS A COMMON STOCK AND RELATED
  STOCKHOLDER MATTERS ..................................................   36
THE COMPANY ............................................................   38
MANAGEMENT AND EXECUTIVE COMPENSATION ..................................   46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .........................   54
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT ................................................   55
SELLING STOCKHOLDERS ...................................................   56
PLAN OF DISTRIBUTION ...................................................   57
DESCRIPTION OF SECURITIES ..............................................   62
REGISTRAR AND TRANSFER AGENT ...........................................   64
LEGAL MATTERS ..........................................................   64
EXPERTS ................................................................   64
OTHER INFORMATION ......................................................   65

                                     SUMMARY

         This section highlights selected information only and may not contain all of the information that may be important to you. Please read this entire prospectus before making your investment decision. This summary, including the summary financial information, is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus.

         Throughout this prospectus, when we refer to (i) "JAG Media" or when we speak of ourselves generally, we are referring to JAG Media Holdings, Inc. (formerly known as JagNotes.com Inc.) unless the context indicates otherwise or as otherwise noted and (ii) "Cornell Capital" we are referring to Cornell Capital Partners, L.P., a selling stockholder offering shares covered by this prospectus.



                                   The Company

         We are a leading provider of Internet-based equities information and advice that offers its subscribers a variety of stock market news, commentary, research and analysis, including "JAGNotes," our flagship early morning consolidated research product that summarizes newly issued research, analyst opinions, upgrades, downgrades and analyst coverage changes from various investment banks and brokerage houses. While our target market in the past has been primarily limited to institutional investors, we are now, through the Internet, targeting retail subscribers in an effort to expand our subscriber base.

         We also are now offering through our wholly-owned subsidiary, JAG Company Voice LLC, a "Company Voice" service which provides publicly traded companies with production services and distribution for their corporate messages in streaming video/audio format.

         Our web sites are located at www.jagnotes.com and www.thecompanyvoice.com.

         A detailed description of our business strategy is provided under the heading "The Company" below.

         Our address is 6865 S.W. 18th Street, Suite B13, Boca Raton, Florida 33433, and our telephone number is 561-393-0605.

                                  The Offering

Effects of Recapitalization.

         On April 8, 2002, we effected a recapitalization of our common stock into shares of Class A common stock and Class B common stock. Pursuant to our amended articles of incorporation, each one and one-tenth (1.1) shares of our outstanding common stock was reclassified into one (1) share of Class A common stock and one-tenth (1/10th) of a share of Series 1 Class B common stock. Each share of Series 1 Class B common stock is immediately convertible by the holder on a one-for-one basis into one share of Class A Common Stock. Each share of Series 1 Class B common stock also may be redeemed by us at any time for, at the election of the Board of Directors of JAG Media, either (A) an equal number of shares of Class A common stock or (B) equivalent cash value. In connection with the recapitalization, certain outstanding options and warrants entitling the holders thereof to purchase shares of our common stock now enable such holders to purchase, upon exercise of their options or warrants, a proportional number of shares of Class A common stock and Series 1 Class B common stock at an exercise price adjusted to reflect the effects of the recapitalization. Only our shares of Class A common stock are qualified for trading on the Nasdaq OTC Bulletin Board. The securities being offered pursuant to this prospectus include 170,619 shares of Class A common stock issuable to the selling stockholders upon conversion of their shares of Series 1 Class B common stock.

Selling Stockholders.

         The shares of Class A common stock covered by this prospectus which are being offered by the selling stockholders consist of:

         o up to 20,000,000 shares that Cornell Capital may purchase from us pursuant to an equity line purchase agreement dated as of April 9, 2002,

         o 10,000 shares issued to Westrock Advisors, Inc, as a placement agent fee in connection with an equity line purchase agreement dated as of April 9, 2002,

         o up to 1,000,000 shares issuable to our President and Chief Executive Officer, Gary Valinoti, upon exercise of a stock option,

         o up to 500,000 shares issuable to our Executive Vice President and Chief Operating Officer, Stephen J. Schoepfer, upon exercise of a stock option,

         o up to 500,000 shares issuable to our Executive Vice President and Chief Financial Officer, Thomas J. Mazzarisi, upon exercise of a stock option,

         o up to 750,000 shares issuable to M.S. Farrell & Co., Inc. upon exercise of a stock purchase warrant,

         o up to 25,000 shares issuable to Butler Gonzalez LLP upon exercise of a stock purchase warrant,

         o up to 1,000,000 shares issuable to FAS Holdings, Inc. upon exercise of a stock purchase warrant,

         o up to 500,000 shares issuable to Strategic Growth International, Inc., upon exercise of a stock option,

         o        441,807 shares issued to Strategic Growth International Inc.
                  as payment for services rendered to us under an investor relations agreement,

         o        110,000 shares owned by Thomas J. Mazzarisi, and

         o        75,000 shares owned by Stephen J. Schoepfer.

Equity Line.

         Under our equity line purchase agreement, dated as of April 9, 2002, with Cornell Capital, we are entitled to periodically cause Cornell Capital to purchase shares of our Class A common stock. The following is a summary of the terms and conditions of the equity line purchase agreement:

MATERIAL TERMS:

Effective Date:            The date on which the registration statement
                           covering the shares issuable under the equity line is declared effective by the SEC.

Term: The term of the equity line commences on the effective date and expires on the earliest to occur of: (a) the date on which Cornell Capital shall have paid an aggregate of $10,000,000 for shares under the equity line, (b) the date the equity line purchase agreement is terminated in accordance with its terms, or (c) the date occurring 24 months after the effective date. We may terminate the equity line purchase agreement in our sole discretion by providing 5 days' prior notice to Cornell Capital at any time on or after the 90th day following the effective date without any liability to Cornell Capital.

Investment Amount:         Cornell Capital has committed to purchase up to
                           $10,000,000 of our Class A common stock over the Term after an effective registration of the shares. The timing and amount of the purchases shall be at our discretion subject to certain conditions, provided that the amount of each put shall not exceed
                           $500,000.

Securities:                JAG Media Class A common stock, par value $0.00001
                           per share issued in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended.

Valuation Period:          The period of 5 trading days commencing on the first
                           trading day following the Put Date.

Market Price:              The lowest closing bid price of our Class A common
                           stock over the applicable Valuation Period.

Purchase Price:            The Purchase Price shall be set at 95% of the Market
                           Price. The Purchase Price shall be calculated at closing.

Put Shares:                The number of put shares issuable to Cornell Capital
                           at each closing shall be equal to the quotient of the amount specified by us in the put notice divided by the Purchase Price.


Put Date:                  Date on which Cornell Capital receives a put notice
                           from us.

Put Restrictions:          There will be a minimum of 5 trading days between
                           puts. No put will be made until after an effective registration of the shares.

Legal Fees:                Concurrently with our first drawdown under the equity
                           line purchase agreement, we will pay $7,500 in legal expenses of Cornell Capital associated with the proposed transaction.

Closing Date:              The first business day following the applicable
                           Valuation Period.

Placement                  10,000 shares of our Class A common stock which will
Agent Fee:                 be delivered to Westrock Advisors, Inc. within three
                           business days following the Effective Date. Westrock
                           Advisors has piggyback registration rights with respect to such shares. We are registering 10,000 shares of Class A common stock on the registration statement of which this prospectus forms a part.

Investor Cash Fee:         Cornell Capital is entitled to a cash fee equal to 5%
                           of the gross proceeds received from Cornell Capital in connection with each put.

Termination of Prior
Equity Line:               On August 17, 2001, we entered into an equity line
                           purchase agreement with Cornell Capital for a $10 million equity line pursuant to which we would be able to sell shares of our common stock to Cornell
                           Capital from time to time over a 36-month period. On the effective date of the registration statement of which this prospectus forms a part, such agreement will be superseded by the equity line purchase agreement dated as of April 9, 2002 and will be of no further force and effect.


CONDITIONS TO CLOSING:

Performance by
JAG Media:                 We shall have performed, satisfied and
                           complied with all covenants, agreements and conditions required by the transaction documents.

Registration Statement:    We are obligated to register the shares of Class A
                           common stock issuable to Cornell Capital under the equity line. A condition to closing under the equity line agreement is that this registration statement shall have been declared effective under the Securities Act by the SEC and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to any closing date.

Stock Purchase Warrants.

         Pursuant to a consulting agreement, dated as of March 15, 2000, we issued a stock purchase warrant to M.S. Farrell & Co., Inc. to acquire an aggregate of 750,000 shares of our common stock in exchange for investment banking services which have been and shall continue to be provided to us by this consultant. The stock purchase warrant is for a five-year term and is exercisable at a price of $6.00 per share. As a result of the recapitalization, M.S. Farrell's warrant is now exercisable into 681,818 shares of our Class A common stock and 68,182 shares of our Series 1 Class B common stock. We are registering on the registration statement of which this prospectus forms a part 750,000 shares of Class A common stock issuable to M.S. Farrell, including 68,182 shares of Class A common stock which would be issuable to M.S. Farrell upon conversion of its Series 1 Class B common stock.

         As a legal fee earned in connection with the preparation of documents relating to a private placement of securities which was consummated in June 2000, we issued to Butler Gonzalez LLP a stock purchase warrant to acquire 25,000 shares of our common stock. The stock purchase warrant is for a five-year term and is exercisable at a price of $2.00 per share. Pursuant to an amendment entered into following the recapitalization, Butler Gonzalez's warrant is now exercisable into 25,000 shares of our Class A common stock, which shares are being registered on the registration statement of which this prospectus forms a part.

         Pursuant to a consulting agreement, dated December 31, 2001, as amended by letter agreement dated February 1, 2002, we agreed to issue a stock purchase warrant to FAS Holdings, Inc. to acquire an aggregate of 1,000,000 shares of our common stock in exchange for financial advisory services rendered by its subsidiary, First Allied Capital Corp. The stock purchase warrant, dated April 9, 2002, is for a five-year term and is exercisable at a price of $0.001 per share. Because the warrant was issued following the recapitalization, the warrant is exercisable into 1,000,000 shares of our Class A common stock, which shares are being registered on the registration statement of which this prospectus forms a part.

Stock Options.

MANAGEMENT.

         Pursuant to amended and restated employment agreements between us and our senior executives, each dated August 31, 2001, we granted stock options to purchase 1,000,000 shares of our common stock at $0.02 per share to each of Gary Valinoti, our President and Chief Executive Officer, Stephen J. Schoepfer, our Executive Vice President and Chief Operating Officer, and Thomas J. Mazzarisi, our Executive Vice President, Chief Financial Officer and General Counsel, as compensation for services to be rendered under such contracts. Prior to the recapitalization, our executive officers exercised an aggregate of 1,000,000 stock options. As a result of the recapitalization, our senior executives now hold options exercisable into an aggregate of 2,000,000 shares of our Class A common stock. We are registering on the registration statement of which this prospectus forms a part 2,000,000 shares of Class A common stock issuable to such executives.

STRATEGIC GROWTH INTERNATIONAL.

         Pursuant to an agreement, dated March 14, 2000, we granted a stock option to Strategic Growth International, Inc. to purchase 500,000 shares of our common stock at $3.50 per share in exchange for investor relations consulting services provided to us. As a result of the recapitalization, Strategic Growth's option is now exercisable into 454,545 shares of our Class A common stock and 45,455 shares of our Series 1 Class B common stock. We are registering on the registration statement of which this prospectus forms a part 500,000 shares of Class A common stock issuable to Strategic Growth, including 45,455 shares of Class A common stock which would be issuable to Strategic Growth upon conversion of its Series 1 Class B common stock.

Settlement Agreement with Strategic Growth International.

         Pursuant to a settlement agreement, dated October 5, 2001, we issued to Strategic Growth International Inc. 441,807 shares of our common stock in lieu of $57,434.52 in cash payments which were owed to Strategic Growth International under our investor relations services agreement. As a result of the recapitalization of our common stock which was effected on April 8, 2002, those common shares were reclassified into 401,643 shares of our Class A common stock and 40,164 shares of our Series 1 Class B common stock. In connection with the foregoing, we are registering on the registration statement of which this prospectus forms a part 441,807 Class A common shares owned by Strategic Growth, including 40,164 shares of Class A common stock which would be issuable to Strategic Growth upon conversion of its Series 1 Class B common stock.

                             Summary Financial Data


         The consolidated statements of operations data for the years ended July 31, 2001 and 2000 and the consolidated balance sheet data as of July 31, 2001 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations data for the six months ended January 31, 2002 and 2001 and the consolidated balance sheet data as of January 31, 2002 have not been audited, but have been derived from unaudited financial information prepared, in management's opinion, on the same basis as the audited financial statements. In the management's opinion, this unaudited financial information includes all adjustments, consisting of normal recurring adjustments, necessary to present such information fairly.

                   Consolidated Statements of Operations Data



                                      Fiscal year ended                 Six Months Ended
                                            July 31,                       January 31
                                    2001             2000            2002              2001
                                 ------------    ------------    ------------    ------------
                                                                  (Unaudited)     (Unaudited)
Revenues                         $  1,001,463    $  1,042,033    $    402,225    $    649,418
Net loss                         $(16,665,269)   $(16,663,658)   $ (2,226,114)   $(12,633,197)
Basic net loss per share         $       (.93)   $      (1.18)   $       (.10)   $       (.86)
Basic weighted average Class A
common shares outstanding          17,853,515      14,166,218      23,150,286      16,418,015




                           Consolidated Balance Sheets



                                                       January 31, 2002
                                 July 31, 2001            (unaudited)
                                 -------------            -----------
Total assets                       $599,421                $315,130
Total liabilities                  $443,865                $595,114
Stockholders' equity (deficiency)  $155,556               $(279,984)

                                  RISK FACTORS

         An investment in our company involves a high degree of risk. You should carefully consider the risks below, together with the other information contained in this report, before you decide to invest in our company. If any of the following risks occur, our business, results of operations and financial condition could be harmed, the trading price of our Class A common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We have a history of losses, anticipate losses for the foreseeable future and may never achieve profitability.

         As of January 31, 2002 we had incurred losses to date of $36,765,384. We may never achieve profitability. We have made, and will continue to make, very significant expenditures well before our revenues increase sufficiently to cover these additional costs. We are not able to estimate when, if ever, our revenues will increase sufficiently to cover these costs. Internet users have only been attracted to subscription sites in limited areas. Our subscription revenues have recently fluctuated but are below the level of a year ago. We will continue to incur significant losses for the foreseeable future and cannot assure you that our revenue will grow in the future or that additional financing will be made available to us. Recently, many dot-com companies have found it difficult to raise funds, and a number of such companies have gone bankrupt. If we require additional funding and do not obtain it, we may be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in our Class A common stock.

We will require additional funds to meet our cash operating expenses and achieve our current business strategy.

         We will require more capital to meet our current operating expenses and achieve our current business strategy. As we require additional funds to sustain our operations as well as the expansion of our business we will have to seek additional equity or other financing. Such financing is very difficult to achieve under current market conditions and may not be available. Even if it is, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

         We cannot guarantee that we will be able to obtain additional financing as we need it. When our operations require additional financing, if we are unable to obtain it on reasonable terms, we would be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in our Class A common stock.

We recently have been forced to discontinue various commentators and curtail certain services which may cause us to lose subscribers.

         In order to attempt to reduce costs to a level commensurate with our subscription revenues, we have been forced to discontinue various well known commentators and curtail our international and other expansion plans. Accordingly, we run the risk that existing and potential subscribers may not find the site valuable.

We may not be able to adequately expand our subscriber base because many of our competitors offer free financial information.

         We must expand our subscriber base to be successful. Our subscription revenues are below the level they were a year ago. Although we are still attempting to expand our subscriber base, our efforts may be ineffective, our competitors may be more successful than we are in attracting customers, or the number of Internet users seeking or willing to pay for financial information may not increase or may even decrease. Any of these would adversely affect us. Moreover, many of our competitors offer financial information for free and are likely to continue to do so at an increasing rate. Our current and potential subscribers may be unwilling to pay for our service if they feel they can receive comparable information for free. Because there is currently limited potential for Internet banner advertising revenues, if we cannot expand our subscriber base, we will have little, if any, financial success.

Many of our commentators may have competing web sites.

         Most of our commentators have their own web sites on which they provide financial information. Specifically, Elaine Garzarelli, James Canton and Mark Leibovit all currently have competing web sites, and most of the commentators offer free financial information and commentary on their web sites. If current or potential future subscribers were to turn to these sites for financial information in lieu of jagnotes.com, our business and financial condition could be adversely affected.

We may not be successful at building brand awareness or building strategic relationships.

         Our growth and success depends in part on our ability to build awareness of the JAG Media name. We have recently changed our name to JAG Media after operating for almost three years under the name JagNotes.com. The JAG Media name has only limited recognition within the financial community and little if any recognition among the general public. We do not allocate any of our working capital to marketing and advertising but rather rely solely upon strategic alliances to increase our name recognition. Our ability to build our subscriber base, offer new services or otherwise expand the business will be limited if we cannot increase that name recognition. We cannot guarantee that we will be successful in doing so.

We may experience difficulties in developing new and enhanced services and features for our web site.

         We believe that our web site will be more attractive to subscribers if we introduce additional or enhanced services in the future in order to retain our current users and attract new users. Our first attempt to introduce streaming audio and video was not financially successful and the business was sold. We are considering various new enhanced services for our web site, subject to adequate financing being available.

         If we introduce enhanced service that is not favorably received, our current users may not continue using our service as frequently. New users could also choose a competitive service over ours.

         We may also experience difficulties that could delay or prevent us from introducing new enhanced services. Such difficulties may include the lack of financing to implement or continue new services. We may also encounter technological problems in enhancing our web sites. We may need to modify significantly the design of these services on our web sites. Our business could be adversely affected if we experience difficulties in introducing or maintaining new services, if these new services are not accepted by users or if their cost exceeds the revenue they generate.

We may not successfully attract or manage strategic alliances.

         We currently intend to evaluate strategic alliances, partnerships or joint ventures, as a means of acquiring additional sources of content, distribution and investment. Pursuing such transactions will entail a number of risks and difficulties. We compete with a wide variety of information providers and there may be competition for content providers, distribution channels and funding. We can offer no guarantee that we will be able to locate suitable candidates for alliances or risk sharing partners. If we are able to do so, we will require a high level of managerial skill to successfully evaluate and implement these transactions. We have little experience in evaluating and implementing transactions of this type, and we cannot guarantee that we will be able to successfully pursue this strategy.

We may have to defend against intellectual property infringement claims and libel and defamation claims, which may cause significant operational expenditures.

         Parties may assert claims against us that we have violated a patent or infringed a copyright, trademark or other proprietary right belonging to them. Parties could also bring libel, defamation or similar claims based on the content published on our web sites. Much of the content on our web sites comes from third parties, so to protect ourselves against such claims, our license agreements with third party content providers generally require that the content providers defend, indemnify and hold us harmless with respect to any claim by a third party that the licensed content they have provided infringes on any proprietary right. While we endeavor to have commentators defend, indemnify and hold us harmless with respect to any third party claim for libel or defamation in connection with our commentators' work product, commentators do not often agree to provide us with such protection. Even where we are successful in making commentators agree to provide us such protections, we cannot assure you that these measures will be adequate to protect us from such claims. Any such claims, whether meritorious or not, could result in the expenditure of significant financial and managerial resources on our part, which could materially adversely affect our business, results of operations and financial condition.

Failure to maintain our reputation for trustworthiness may reduce the number of our users, which may harm our business.

         It is very important that we maintain our reputation as a trustworthy provider of financial news and commentary. The occurrence of events, including our misreporting a news story or the non-disclosure of stock ownership by one or more of our commentators, could harm our reputation for trustworthiness. These events could result in a significant reduction in the number of our readers, which could materially adversely affect our business, results of operations and financial condition.

We depend on key people in management and operations.

         We depend on our president's and other key employees' contacts within the professional financial community for certain information that we provide to our subscribers. Accordingly, our success will be largely dependent on our ability to retain our president and other key personnel. We may also need to attract and retain additional qualified managers, officers and other key personnel in the future in order to successfully manage our planned growth. We cannot guarantee that we will be able to do so. If we lose the services of any of our key personnel or are unable to attract, hire, train and retain qualified officers, managers and operating, marketing and financial personnel, our business, and your investment, could be adversely affected.

We may face difficulties concerning continued availability of our sources of information for certain products.

         Certain products that we offer through our site, including JAGNotes and the Rumor Room, rely on information from independent third party sources. We do not maintain written agreements with these sources to provide this information, so we cannot guarantee that any of these sources will continue to provide the information necessary to maintain these products on our site. If information from these sources is altered, curtailed or discontinued this could adversely affect the viability of these products. This, in turn, could decrease the demand for our site or otherwise materially adversely affect our business.

Risks Related to Our Industry

Our business is dependent on the continued public interest in the stock market.

         The volatility of the stock market in the 1990s generated unprecedented public interest in the stock market and trading. Our success as retail financial information providers depends upon the continued maintenance or growth of this interest. The recent downturn in the stock market may be responsible for an overall decrease in subscription revenues since the end of our second fiscal quarter of 2001. It is not clear what impact the recent downturn in the stock market will ultimately have on our business. A number of factors that are out of our control could lead to a stagnate or depressed stock market which would likely decrease the public's interest in stock trading and financial information. If this were to happen, it is likely that we would lose a significant percentage of our then current and potential subscriber base.

Our stock - and technology and Internet stocks generally - have been and may continue to be volatile.

         The market for our stock has been and is likely to continue to be highly volatile and subject to wide price and volume fluctuations. These variations are the result of many factors, most of which are beyond our control. Furthermore, Internet and technology related stocks generally have been subject to wide fluctuations in price and volume that often appear to be unrelated to the operating success of these companies. The volatility of the stock market in recent months has made it difficult for many dot-com companies to raise funds, and a number of companies have gone bankrupt. Such volatility can present risks for investors. Moreover, such volatility often leads to securities litigation brought by investors who are seeking to recoup losses resulting from rapid and significant drops in price and/or volume. While we are not aware of any pending or threatened suit or basis therefor, such suits are costly and we could be adversely affected if such a suit were brought against us.

We are in an intensely competitive business with low barriers to entry.

         Our web site's primary competitors provide financial news, commentary and analysis on the Internet such as Yahoo Finance, CBSMarketwatch.com, TheStreet.com, Briefing.com, America Online Personal Finance Channel, WebFN.com, Reuters PLC and MotleyFool.com. Providing financial information and analysis over the Internet is a relatively new business, but it is already intensely competitive. An increasing number of web-based financial information providers are competing for subscribers, customers, advertisers, content providers, analysts, commentators and staff, and we continue to face competition from traditional news and information sources including television and print. We expect competition from both sources to intensify and increase in the future. Many such competitors have substantially greater financial and other resources than we have.

         Our major competitors include:

         o Online financial news and information providers including Yahoo Finance, CBSMarketwatch.com, TheStreet.com, Briefing.com, America Online Personal Finance Channel, WebFN.com, Reuters PLC and MotleyFool.com;

         o Internet portals and search engines such as America Online, MSN and Yahoo;

         o Traditional media sources such as The Wall Street Journal, The Financial Times, Barrons, CNNfn, and CNBC, all of whom also have an Internet presence;

         o Webcasts of financial news, including Yahoo Finance Vision and WebFN;

         o Terminal-based financial news providers including Bloomberg, Reuters and Dow Jones; and

         o        Online brokerage firms such as E*Trade, Charles Schwab or CSFB
                  Direct.

         Most of our current and potential competitors have greater name recognition, financial, technical and marketing resources, and more extensive customer bases than we do, all of which could be leveraged to gain market share to our detriment.

         The barriers to entry into our business are relatively low - i.e., it is not difficult for new competitors to enter the market. Much of the information we provide is publicly available and we do not have any patented or otherwise protected technologies that would preclude or inhibit competitors from entering our markets. Our current and future competitors may develop or offer services that have significant price, substantive, creative or other advantages over the services we provide. If they do so and we are unable to respond satisfactorily, our business and financial condition will likely be adversely affected.

System slowdowns or failures could hurt our business.

         In order for our business to be successful, we must provide consistently fast and reliable access to our web sites. Slowdowns, breakdowns or failures in our computer and communication systems, or of the Internet generally, are often beyond our control and could jeopardize access to our site at any time. In addition, heavy traffic on our site or on the Internet generally could severely slow access to, and the performance of, our site. Repeated system slowdowns will likely impair our ability to service and maintain our existing subscriber base and attract new subscribers. Failures of or damage to our computer or communications systems could render us unable to operate our site or even our business for extended periods of time.

We may not be able to adequately protect ourselves against security risks.

         All Internet businesses are subject to electronic and computer security risks. We have taken steps to protect ourselves from unauthorized access to our systems and use of our site, but we cannot guarantee that these measures will be effective. If our security measures are ineffective, unauthorized parties could alter, misappropriate, or otherwise disrupt our service or information. If such unauthorized parties were able to access certain of our, or our customers', proprietary information, including subscribers' credit card numbers, we would face significant unexpected costs and a risk of material loss, either of which could adversely affect our business.

                     Risks Related to Our Capital Structure

A large percentage of our stock is owned by relatively few people, including officers and directors.

         As of April 9, 2002, our named executive officers and directors beneficially owned or controlled a total of approximately 6,179,500 shares, or approximately 20.8% of our issued and outstanding capital stock. Taking into account shares issuable pursuant to our equity line purchase agreement with Cornell Capital, we estimate that Cornell Capital Partners, L.P. could beneficially own up to 20,000,000 shares of our Class A common stock, approximately 42.2% of our issued and outstanding capital stock.

The market for our stock is limited.

         Our Class A common stock is traded on the Nasdaq OTC Bulletin Board. Trading activity in our stock has fluctuated and at times been limited. We cannot guarantee that a consistently active trading market for our stock will continue, especially while we remain on the OTC Bulletin Board.

Shareholders may experience significant dilution from our sale of shares to Cornell Capital Partners, L.P.

         As the market price for our Class A common stock decreases, the number of shares which may be sold to Cornell Capital Partners, L.P. pursuant to our equity line purchase agreement will increase. If we were to require Cornell Capital to purchase our shares at a time when our stock price is depressed, our existing shareholders' interest in our company will be significantly reduced. This prospectus covers 20,000,000 shares for sale to Cornell Capital pursuant to the equity line purchase agreement. If we determine to sell Cornell Capital more than a total of 20,000,000 shares under the equity line purchase agreement, we would need to file an additional registration statement. Shareholders will experience significant dilution if, as the result of a declining market price of our Class A common stock, we are forced to sell most or all of these shares to Cornell Capital. In addition, if Cornell Capital is unable to resell the shares we issue to it under the equity line, Cornell Capital could obtain a controlling interest in JAG Media.

The resale by Cornell Capital Partners, L.P. of our shares may lower the market price of our Class A common stock

         The resale by Cornell Capital Partners, L.P. of the Class A common stock that it purchases from us will increase the number of our publicly traded shares, which could lower the market price of our Class A common stock. Moreover, the shares that we sell to Cornell Capital will be available for immediate resale. There are no contractual restrictions on the ability of Cornell Capital to offer shares under this prospectus. If we continue to exercise our put right under the equity line purchase agreement every five trading days and Cornell Capital continues to immediately resell such shares, our market price could decrease significantly and you could experience significant dilution. In addition, the mere prospect of this transaction could by itself lower the market price for our Class A common stock.

We may not be able to obtain payment from Cornell Capital Partners, L.P.

         As discussed below in the section "Plan of Distribution" Cornell Capital Partners, L.P.'s obligation to purchase our shares under the equity line purchase agreement is dependent upon various conditions being satisfied. If these conditions are not satisfied, we cannot require Cornell Capital to purchase our shares. Since the obligation of Cornell Capital to complete its purchase is not secured or guaranteed, if Cornell Capital does not have available funds at the time it is required to make a purchase or if Cornell Capital otherwise refuses to honor its obligation to us, we may not be able to force it to do so.

We may not receive all of the proceeds that we anticipate from our agreement with Cornell Capital Partners, L.P.

         Our equity line purchase agreement requires Cornell Capital Partners, L.P. to purchase up to $10,000,000 of our shares, as we elect from time to time. We are registering 20,000,000 shares under this prospectus to sell to Cornell Capital under such agreement. Since the price at which we will sell our shares to Cornell Capital is at a 5% discount to the average market price of our Class A common stock, if our closing stock price is less than $0.53 per share on the day prior to the date of sale, we will receive gross proceeds of less than $10,000,000, unless we determine to file an additional registration statement. In addition, depending on the trading volume and market price of our shares, we may not be able to raise funds through the sale of shares to Cornell Capital as fast as we would like or as much as we would like. For additional information concerning our agreement with Cornell Capital, see "Plan of Distribution."

Investors will be relying on our management's judgment regarding the use of proceeds from this offering

         Our management will have broad discretion with respect to the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of these proceeds. We intend to use the funds from this offering to provide general working capital for JAG Media, including working capital which might be required by any new subsidiaries we may establish.

                    NOTE REGARDING FORWARD LOOKING STATEMENTS


         Some of the statements in this prospectus are forward-looking statements within the meaning of the federal securities laws. Generally, forward-looking statements can be identified by the use of terms like "may," "will," "expect," "anticipate," "plan," "hope" and similar words, although this is not a complete list and some forward-looking statements may be expressed differently. Our discussions relating to our liquidity and capital resources, our subscription and advertising revenues, our business strategy, our competition, and the future of the Internet, among others, contain such statements. Our actual results may differ materially from those contained in our forward-looking statements for a variety of reasons including those expressly set forth under "Risk Factors" or as otherwise detailed from time to time in our filings with the SEC.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the resale of our Class A common stock by the selling stockholders. However, we will receive proceeds from our sale of Class A common stock to Cornell Capital under the equity line purchase agreement. We could receive proceeds of up to $10,000,000 under the equity line purchase agreement with Cornell Capital, before payment of any fees. We cannot assure you that we will require Cornell Capital to purchase any of our Class A common stock pursuant to the equity line purchase agreement.

         We plan to use the net proceeds received, if any, from (i) the sale of Class A common stock to Cornell Capital under the equity line purchase agreement, (ii) the exercise of stock options by each of Messrs. Valinoti, Schoepfer and Mazzarisi and by Strategic Growth International, and (iii) the exercise of stock purchase warrants by M.S. Farrell & Co., Inc., Butler Gonzalez LLP and FAS Holdings, Inc. for the funding of operating losses and for general corporate purposes, including the implementation of our business plan.

                             SELECTED FINANCIAL DATA


                  The consolidated statements of operations data for the years ended July 31, 2001 and 2000 and the consolidated balance sheet data as of July 31, 2001 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations data for the six months ended January 31, 2002 and 2001 and the consolidated balance sheet data as of January 31, 2002 have not been audited, but have been derived from unaudited financial information prepared, in management's opinion, on the same basis as the audited financial statements. In the management's opinion, this unaudited financial information includes all adjustments, consisting of normal recurring adjustments, necessary to present such information fairly.

                   Consolidated Statements of Operations Data


                                      Fiscal year ended                 Six Months Ended
                                           July 31,                         January 31
                                     2001            2000            2002            2001
                                 ------------    ------------    ------------    ------------
                                                                         (Unaudited)
Revenues                         $  1,001,463    $  1,042,033    $    402,225    $    649,418
Net loss                         $(16,665,269)   $(16,663,658)   $ (2,226,114)   $(12,633,197)
Basic net loss per share         $       (.93)   $      (1.18)   $       (.10)   $       (.86)
Basic weighted average Class A
common shares outstanding          17,853,515      14,166,218      23,150,286      16,418,015




                           Consolidated Balance Sheets

                                                            January 31, 2002
                                    July 31, 2001              (unaudited)
                                    -------------              -----------
Total assets                          $599,421                  $315,130
Total liabilities                     $443,865                  $595,114
Stockholders' equity                  $155,556                 $(279,984)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATION

         The following discussion should be read in conjunction with the consolidated financial statements and the notes to those statements that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

Summary of Significant Accounting Policies and Estimates

         Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements require us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to accounts receivable, equipment, capitalized web site development costs, stock based compensation, income taxes and contingencies. We base our estimates on historical experience and on other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         Note 2 of the notes to the consolidated financial statements included in the Registration Statement sets forth the accounting policies, assumptions and bases for estimates used in preparing the Company's financial statements as summarized below.

                Revenue recognition:
                    Fees for subscriptions are generally billed in advance on a monthly, quarterly, semi-annual or annual basis. Revenues from subscriptions are recognized ratably over the subscription period. Subscription fees collected that relate to periods subsequent to the date of the consolidated balance sheet are included in deferred revenues.

                Equipment:
                    Equipment is stated at cost, net of accumulated depreciation. Depreciation is provided using accelerated methods over the estimated useful lives of the assets which range from three to seven years.

                Web site development costs:
                    We account for costs incurred in connection with the development of a web site in accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs." Accordingly, all costs incurred in planning the development of a web site are expensed as incurred. Costs, other than general and administrative and overhead costs, incurred in the web site application and infrastructure development stage, which involves acquiring or developing hardware and software to operate the web site, are capitalized. Fees paid to an Internet service provider for hosting a web site on its server(s) connected to the Internet are expensed over the estimated period of benefit. Other costs incurred during the operating stage, such as training, administration and maintenance costs, are expensed as incurred. Costs incurred during the operating stage for upgrades and enhancements of a web site are capitalized if it is probable that they will result in added functionality. Capitalized web site development costs are amortized on a straight-line basis over their estimated useful life.

                Debt issuance costs and debt discount:
                    Loan fees and other debt issuance costs are deferred and amortized to interest expense over the term of the related loan on a straight-line basis. Debt discount is offset against the principal balance and amortized using the interest method over the term of the related loan.

                Impairment of long-lived assets:
                    We have adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets, such as equipment and capitalized web site development costs, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

                Stock options:
                    In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), we recognize the cost of options, warrants and other equity instruments issued to employees and nonemployees as consideration for services to expense over the periods in which the related services are rendered by a charge to compensation cost and a corresponding credit to equity (additional paid-in capital). Generally, cost is accrued based on the fair value of the equity instruments at the date of issuance, which is estimated based on the Black-Scholes or another option-pricing model that meets criteria set forth in SFAS 123, and the assumption that all of the options or other equity instruments will ultimately vest. The effect of actual forfeitures is recognized as they occur.

                Net earnings (loss) per share:
                    We present "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible debentures, were issued during the period, the treasury stock method had been applied to the proceeds from the exercise of the options and warrants and the interest costs applicable to the convertible debentures had been added back to the numerator.

                    Diluted per share amounts have not been presented in the accompanying consolidated statements of operations because we had a net loss in 2001 and 2000 and the assumed effects of the exercise of all of the Company's stock options and warrants and the conversion of the convertible debentures would have been anti-dilutive.

Results of Operations

Year ended July 31, 2001 as compared to the year ended July 31, 2000

Revenues:

         Revenues primarily consist of subscription revenue and is derived from annual, semi-annual, quarterly and monthly subscriptions relating to our product "JAG Notes." JAGNotes is a daily consolidated investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades, and analyst coverage changes from various investment banks and brokerage houses. Until May 1999, JAGNotes was faxed to a limited audience of financial professionals at an average monthly charge of $150. During the year ended July 31, 1999 we were in the process of changing our focus to also include the retail investor by providing a variety of investment information including but not limited to the JAGNotes through our web site. During the year ended July 31, 2001 subscription revenues decreased as compared to the year ended July 31, 2000 with total subscription revenues for the comparable periods of approximately $1,001,000 and $1,042,000, respectively. The decrease in our revenues can be attributed to two factors as follows; (i) during the year ended July 31, 2000 we had an infomercial airing on television that provided us with a large temporary increase in subscribers, and (ii) as more fully described below during the latter part of fiscal year ended July 31, 2000 and continuing through the first six months of fiscal year ended July 31, 2001 we focussed much of our efforts on the establishment of our real time streaming video programming through our web site.

         As explained in previous filings, it was originally our intention to increase subscription revenues through international expansion and increased awareness of our United States of America web site. In addition, commensurate with the establishment of JAGfn Broadband LLC ("JAGfn") effective August 1, 2000 we focussed much of our efforts on the establishment of our webcasting or real time streaming video programming through our web site. It was our hope that this additional service would provide for our primary source of revenues in the form of advertising income on a going forward basis and that subscription income would be ancillary to our operations as a whole. During the six months ended January 31, 2001 we halted all of our international expansion plans, and had not received advertising income in connection with our real time streaming video programming. Accordingly, as more fully explained in liquidity and capital resources, we sold our interests in JAGfn effective February 1, 2001.

Cost of revenues:

         Cost of revenues includes the cost to transmit the product over the telephone and fax lines, on-line service charges for our web site, costs in connection with the development and maintenance of the web site, payments to commentators and employees for their reports that are posted on our web site and broadcast on our webcast and salaries associated with the production of our webcast. During the year ended July 31, 2001, cost of revenues decreased by approximately $927,000 to approximately $7,205,000 from approximately $8,132,000 during the year ended July 31, 2000.

         The primary causes for this decrease were as follows:

         o A decrease of approximately $2,697,000 in costs for our commentators and consultants associated with our web site from approximately $6,793,000 during the year ended July 31, 2000 to approximately $4,096,000 during the year ended July 31, 2001. Such amounts included cash consideration of $1,302,000 and $2,314,000 and non-cash charges related to the amortization of unearned compensation of $2,794,000 and $4,893,000 during the years ended July 31, 2001 and 2000, respectively. Included in the cash and non-cash charges during the year ended July 31, 2001 were charges of $350,000 and $1,139,000, respectively, associated with the halting of our international expansion plans. The decrease in such costs is commensurate with the expiration of consulting agreements entered into during fiscal year ended July 31, 2000 that were not renewed. In addition, we were relieved of substantially all of our obligations under various consulting agreements as part of the sale of JAGfn effective February 1, 2001.

         o A decrease in costs associated with the development and maintenance of our web-site of approximately $641,000 from approximately $1,145,000 during the year ended July 31, 2000 to approximately $504,000 during the year ended July 31, 2001. The decrease results from the fact that during the year ended July 31, 2000 we began the process of re-designing our web site in anticipation of our webcast and accordingly during the year ended July 31, 2000 wrote off approximately $407,000 of capitalized web site development costs.

         Such decreases were partially offset by an increase of approximately $2,488,000 for additional salaries incurred during the year ended July 31, 2001. Such additional salaries were incurred in connection with the production of the webcast. We paid cash for these expenses of approximately $2,182,000 and incurred approximately $306,000 of charges related to the amortization of unearned compensation, a non-cash charge.

         The remainder of the decrease results from a decrease in telephone and fax costs which coincides with the decrease on our fax subscriber base.

Selling expense:

         Selling expenses consist primarily of advertising and other promotional expenses. During the year ended July 31, 2001 selling expenses decreased approximately $1,718,000 to approximately $147,000 from its level of approximately $1,865,000 during the year ended July 31, 2000. The major components of this decrease are:

         An approximate $1,247,000 decrease in advertising and promotional costs from approximately $1,296,000 during the year ended July 31, 2000 to approximately $49,000 during the year ended July 31, 2001. During the year ended July 31, 2000 we spent substantial amounts to promote the launch of our web site including the production and airing of an infomercial. Such costs were not repeated during the year ended July 31, 2001.

         An approximate $464,000 decrease in business travel related expenses from $562,000 during the year ended July 31, 2000 to approximately $98,000 during the year ended July 31, 2001. During the year ended July 31, 2000 significant travel was done by management to promote our web site and to explore opportunities in other countries. Similar travel was not done during the year ended July 31, 2001.

General and administrative expenses:

         General and administrative expenses consist primarily of compensation and benefits for the officers, other compensation, occupancy costs, professional fees and other office expenses. General and administrative expenses increased approximately $2,944,000 during the year ended July 31, 2001 to $8,498,000 from approximately $5,554,000 during the year ended July 31, 2000. The increase in general and administrative expenses is primarily attributable to the following:

         o An increase of approximately $446,000 in rent expense from approximately $766,000 during the year ended July 31, 2000 to approximately $1,212,000. The increase in rent expense is attributable to the lease costs associated with our webcasting studio and offices in New York City.

         o An increase of approximately $3,913,000 in amortization of unearned compensation, a non-cash charge from approximately $958,000 during the year ended July 31, 2000 to approximately $4,871,000. These costs were associated with the issuance of common stock options and warrants to investment bankers and other parties exploring business expansion opportunities on our behalf.

         o A decrease in professional fees of approximately $814,000 from approximately $1,472,000 to approximately $658,000. The decrease results from significant attorneys' fees incurred during the year ended July 31, 2000 relating to general corporate matters such as, SEC filings and related matters and reviewing and negotiating contracts with consultants and other parties.

         o A decrease in payroll and payroll related expenses of approximately $643,000 from approximately $1,607,000 during the year ended July 31, 2000 to approximately $964,000 during the year ended July 31, 2001. The decrease results from the fact that during the year ended July 31, 2001 we allocated more salaries to cost of revenues as more time was spent by employees in development of our webcast operations. In addition, commensurate with the sale of JAGfn on February 1, 2001 substantially all salaries were assumed by the purchaser.

Other income:

         During the year ended July 31, 2001 we recognized a gain of approximately $197,000 relating to the sale of JAGfn and wrote off approximately $500,000 of investments in other companies.

Interest expense:

         We incurred interest charges aggregating approximately $1,527,000 and $1,895,000 during the year ended July 31, 2001 and 2000, respectively. These charges consist of the following related primarily to convertible debentures as more thoroughly discussed within liquidity and capital resources below:

         o Approximately $1,161,000 and $76,000, during the year ended July 31, 2001 and 2000, respectively, related to noncash charges resulting from amortization of deferred finance costs and debt discount.

         o Approximately $218,000 and $1,794,000, during the year ended July 31, 2001 and 2000, respectively, related to noncash charges resulting from recording beneficial conversion rights.

         o Approximately $148,000 and $25,000, during the year ended July 31, 2001 and 2000, respectively, of interest accrued on the outstanding principal of the convertible debt, a portion of which was converted into common stock and the remainder of which was assumed by the purchaser of JAGfn.

Net loss:

         Primarily as a result of the above, the net loss of approximately $16,665,000 for the year ended July 31, 2001 was approximately the same as the net loss of approximately $16,664,000 for the year ended July 31, 2000 or a basic net loss per share of $.93 and $1.18 based on a basic weighted average common shares outstanding of 17,853,515 and 14,166,218 for the years ended July 31, 2001 and 2000, respectively.

         In addition, as a result of our decision to sell JAGfn and terminate our foreign operations, we were able to reduce our net losses from $14,111,000 during the first six months of the fiscal year to $2,554,000 during the second six months of the fiscal year ended July 31, 2001.

Six months ended January 31, 2002 as compared to the six months ended January 31, 2001

Revenues:

         Revenues primarily consist of subscription revenue and are derived from annual, semi-annual, quarterly and monthly subscriptions relating to our product JAGNotes. JAGNotes is a daily consolidated investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades, and analyst coverage changes from various investment banks and brokerage houses. Until May 1999, JAGNotes was faxed to a limited audience of financial professionals. We then changed our focus to also include the retail investor by providing a variety of investment information including but not limited to the JAGNotes through our web site. More recently, we have reduced the scope and extent of the material, other than our JAGNotes product made available on our site. During the six months ended January 31, 2002 subscription revenues decreased as compared to the six months ended January 31, 2001 with total subscription revenues for the comparable periods of approximately $402,000 and $649,000, respectively.

         As more fully described in previous filings it was originally our intention to increase subscription revenues through international expansion and increased awareness of our United States of America web site. In addition, with the establishment of JAGfn Broadband LLC ("JAGfn"), effective August 1, 2000 we began focusing much of our efforts on the establishment of our webcasting or real time streaming video programming provided through our web site. It was our hope that this additional service would have provided for our primary source of revenues in the form of advertising income and that subscription income would have become ancillary to our operations as a whole. However, during the six months ended January 31, 2001 we halted our international expansion plans and since we had not received advertising income in connection with our real time video programming, we sold JAGfn on February 1, 2001. As a result of this change in focus we suffered a significant decrease in subscription revenue. We have once again re-focused our efforts on our web site based JAGNotes product and expanding its distribution channels in an attempt to increase subscription revenues.

Cost of revenues:

         Cost of revenues includes the cost to transmit the product over the telephone and fax lines, on-line service charges for our web site, costs in connection with the development and maintenance of the web site, payments to commentators and employees for their reports that are posted on our web site and that were broadcast on our webcast during the six months ended January 31, 2001 and salaries associated with the production of our webcast during the six months ended January 31, 2001. During the six months ended January 31, 2002 cost of revenues decreased by approximately $6,053,000 to approximately $666,000 from approximately $6,719,000 during the six months ended January 31, 2001.

         The primary causes for this decrease were as follows:

         o A decrease of approximately $3,405,000 in costs for our commentators and consultants associated with our web site from approximately $3,819,000 during the six months ended January 31, 2001 to approximately $414,000 during the six months ended January 31, 2002. Such amounts included cash consideration of $48,000 and $1,228,000, non-cash charges related to the amortization of unearned compensation of $320,000 and $2,591,000 during the six months ended January 31, 2002 and 2001, respectively and non-cash charges of $46,000 during the six months ended January 31, 2002 for services performed in exchange for common stock. The decrease in such costs is commensurate with the expiration of consulting agreements entered into in prior years that were not renewed. In addition, we were relieved of substantially all of our obligations under various consulting agreements as part of the sale of JAGfn effective February 1, 2001.

         o During the six months ended January 31, 2001 we incurred salary charges of approximately $2,537,000 in connection with the production of the JAGfn webcast. We were relieved of such costs concurrent with the sale of JAGfn effective February 1, 2001.

         o A decrease in costs associated with the development and maintenance of our web site of approximately $96,000 from approximately $189,000 during the six months ended January 31, 2001 to approximately $93,000 during the six months ended January 31, 2002. The decrease results from the fact that during the year ended July 31, 2000 and continuing into the six months ended January 31, 2001 we began the process of re-designing our web site to integrate our webcast and as a result incurred additional costs.

         The remainder of the decrease results from a decrease in telephone and fax costs which coincides with the decrease on our fax subscriber base.

Selling expenses:

         Selling expenses consist primarily of advertising and other promotional expenses. During the six months ended January 31, 2002 selling expenses decreased approximately $85,000 to approximately $26,000 from its level of approximately $111,000 during the six months ended January 31, 2001. The major components of this decrease are:

         o An approximate $39,000 decrease in advertising and promotional costs from approximately $42,000 during the six months ended January 31, 2001 to approximately $3,000 during the six months ended January 31, 2002.

         o An approximate $47,000 decrease in business travel related expenses from approximately $69,000 during the six months ended January 31, 2001 to approximately $22,000 during the six months ended January 31, 2002.

         The decrease in both of these expense categories results from our efforts to better contain costs as we attempt to re-build our subscription base.

General and administrative expenses:

         General and administrative expenses consist primarily of compensation and benefits for the officers, other compensation, occupancy costs, professional fees and other office expenses. General and administrative expenses decreased approximately $4,779,000 during the six months ended January 31, 2002 to approximately $1,673,000 from approximately $6,452,000 during the six months ended January 31, 2001. The decrease in general and administrative expenses is primarily attributable to the following:

         o A decrease of approximately $1,130,000 in rent expense from approximately $1,141,000 during the six months ended January 31, 2001 to approximately $11,000 during the six months ended January 31, 2002. The decrease in rent expense is attributable to the lease costs that were associated with our webcasting studio and offices in New York City, which we no longer have.

         o A decrease of approximately $3,206,000 in amortization of unearned compensation, a non-cash charge, from approximately $3,770,000 during the six months ended January 31, 2001 to approximately $564,000 during the six months ended January 31, 2002. These costs were associated with the issuance of common stock options and warrants to investment bankers and other parties exploring business expansion opportunities on our behalf during the fiscal year ended July 31, 2001. As of July 31, 2001 a significant portion of these costs had been fully amortized thus resulting in the significant decrease.

         o A decrease in payroll and payroll related expenses of approximately $299,000 from approximately $756,000 during the six months ended January 31, 2001 to approximately $457,000 during the six months ended January 31, 2002. The decrease results from a significant downsizing of our staff subsequent to the year ended July 31, 2001 to be more commensurate with our operations after the sale of our webcast subsidiary. The remainder of the decrease is attributable to our efforts to better contain costs.

Write-off of capitalized web site development costs:

         During the six months ended January 31, 2002, we recognized a charge of approximately $264,000 associated with the write-off of our capitalized web site development costs. Our web site was redesigned during 2001 to accommodate our webcast. As a result of the sale of JAGfn, and the fact that we continue to incur net operating losses, the carrying value of the capitalized web site costs was deemed to be impaired in accordance with accounting principles generally accepted in the United States of America.

Interest expense:

         During the six months ended January 31, 2001 we incurred interest expense of approximately $1,488,000 of which $1,347,000 was associated with the amortization of deferred financing costs and debt discounts associated with outstanding convertible debentures. The remaining $141,000 was a result of accrued interest on the outstanding principal balance of such debentures.

Net loss:

         As a result of the above, we had a net loss of approximately $2,226,000 during the six months ended January 31, 2002 as compared to a net loss of approximately $14,111,000 during the six months ended January 31, 2001.


Liquidity and Capital Resources

         During the years ended July 31, 2001 and 2000 we only generated revenues of approximately $1,001,000 and $1,042,000, and incurred net losses of approximately $16,665,000 and $16,664,000 and had cash flow deficiencies from operating activities of approximately $5,563,000 and $8,460,000, respectively. As a result, we had a cash balance of only $13,000, a working capital deficiency of $290,000 and an accumulated deficit of approximately $34,539,000 as of July 31, 2001. In addition, we believe that we will continue to incur net losses and cash flow deficiencies from operating activities through at least July 31, 2002. These matters raise substantial doubt about our ability to continue as a going concern.

         Our net losses in 2001 and 2000 included noncash operating expenses of approximately $10,177,000 and $8,355,000, respectively. Primarily as a result of the sale of the advertiser-based financial webcast operations of JAGfn as of the beginning of the six months ended July 31, 2001 and the termination of our efforts to generate foreign revenues prior to January 31, 2001, we reduced our net loss from approximately $14,111,000 for the six months ended January 31, 2001 to $2,554,000 for the six months ended July 31, 2001. The net loss of approximately $2,554,000 for the six months ended July 31, 2001 included noncash charges for depreciation and amortization of approximately $1,441,000. We believe that, in the absence of a substantial increase in subscription revenues, it is probable that we will continue to incur losses and negative cash flows from operating activities through at least July 31, 2002 and that we will need to obtain additional equity or debt financing to sustain our operations until we can market our services, expand our customer base and achieve profitability.

         Our cash and cash equivalent position of approximately $13,000 as of July 31, 2001 resulted primarily from a series of private placements that occurred from June 2000 through January 31, 2001.

         On June 12, 2000, we sold CALP II Limited Partnership (the "Investor") a convertible debenture that had a principal balance of $2,500,000, matured June 12, 2003 and bore interest at an annual rate of 8%. We received gross proceeds from the sale of $2,500,000. The Investor also received a five-year stock purchase warrant to purchase 428,571 shares of our common stock at a price of $1.75 per share. Placement agents and their counsel received a fee of 10% of the principal amount of the debenture as well as five-year stock purchase warrants to purchase 275,000 shares of our common stock at $2.00 per share. The aggregate fair value of the warrant issued to the investor of $934,285 was recorded as a debt discount, and the fair value of the warrants issued to placement agents and their counsel of $599,500 plus cash of $285,000 was initially recorded as deferred finance costs. During the year ended July 31, 2001 the Investor converted $1,052,000 of principal (which had a carrying value net of debt discounts of approximately $715,000) and approximately $37,000 of accrued interest into 3,376,952 shares of common stock.

         As of June 14, 2000, we entered into another financing agreement with the Investor pursuant to which we could have required the Investor to purchase shares of our common stock from time to time at an aggregate purchase price of $10,000,000. We also agreed to issue to the Investor on each date on which the Investor advanced funds to us under the Equity Line of Credit Agreement a warrant to purchase a number of shares equal to 20% of the number of shares that are subject to the advance. The exercise price for these warrants was equal to 110% of the highest reported bid price of the our common stock for the five trading days preceding the date on which an advance was made to us by the Investor. In addition, the placement agents and their counsel received a fee equal to 10% of the proceeds from the sale of any shares made pursuant to the Equity Line of Credit Agreement. During the year ended July 31, 2001, we issued 1,135,850 shares of common stock and warrants to purchase 227,168 shares of common stock to the Investor and received proceeds of $1,050,000, net of placement fees of $116,670, pursuant to the Equity Financing Agreement. The warrants were exercisable at prices ranging from $1.21 to $1.94 per share through September 2005.

         On October 20, 2000, Thomson Kernaghan & Co., Ltd. agreed to provide us with additional financing totaling $3,000,000 through periodic purchases of a total of six additional debentures during the period from October 20, 2000 to December 1, 2000. Subsequently, Thomson Kernaghan assigned its rights and obligations to the Investor. Each of the six debentures had a principal balance of $500,000, bore interest at an annual rate of 8% and matured three years from the date of its issuance. As additional consideration in connection with the sale of the New Debentures, we paid a 10% fee to Thomson Kernaghan and we also issued a warrant to the Investor for the purchase of 3,000,000 shares of our common stock at $1.25 per share that was exercisable through October 20, 2005. The warrant issued to the Investor had an estimated fair value of $3,450,000, as determined by the Black-Scholes option-pricing model method pursuant to the provisions of SFAS 123, of which $2,700,000 (which equals the principal balance of the debentures less the 10% fee paid to Thomson Kernaghan) was recorded as debt discount and/or deferred financing costs. In January 2001, the Investor purchased two additional convertible debentures, each of which had a principal balance of $200,000. Since these debentures were convertible immediately upon issuance, the fair value of beneficial conversion rights of $217,770 was charged to interest expense during the year ended July 31, 2001.

         Our obligations to repay the Investor under the terms of the convertible debentures were discharged in connection with the sale of JAGfn and the warrants issued in connection with the convertible debenture were cancelled. In addition, the terms of the Equity Line of Credit Agreement and the warrants issued in connection with it were cancelled as well.

         On February 1, 2001, we sold our 85% interest in JAGfn to the Investor for consideration comprised primarily of (i) a payment of approximately $1,002,000 in cash, (ii) an agreement to cancel our obligation to repay our obligations to the Investor under convertible debentures, and the accrued interest thereon. The Investor also agreed to, among other things, assume substantially all our contractual obligations including, but not limited to, our leases, employment and consulting agreements; the cancellation of warrants to purchase 3,912,000 shares of our common stock; the cancellation of the Equity Financing Agreement; and the issuance of an option to us for the purchase of a 10% membership interest in JAGfn for $5,000,000 at any time prior to July 31, 2002. We also agreed to cancel JAGfn's obligation to repay intercompany advances.

         The assets and liabilities of JAGfn as of January 31, 2001 are summarized below:

Current assets-prepaid expenses                                  $ 225,000

Equipment, net                                                     567,343
Capitalized web site development costs, net                         64,224

           Total assets                                            953,360
                                                              ------------

Current liabilities:
        Accounts payable and accrued expenses                     (341,044)
        Current portion of capital lease obligations               (47,186)
        Intercompany advances                                   (4,553,373)
                                                              -------------
           Total current liabilities                            (4,941,603)

Capital lease obligations, net of current portion                  (20,743)
                                                              -------------
           Total liabilities                                    (4,962,346)
                                                              ------------

Members' deficiency (A)                                        $(4,008,986)
                                                               ===========


         (A) The members' deficiency at January 31, 2001 is equivalent to JAGfn's operating loss and net loss from the inception of its operations on August 1, 2000 through January 31, 2001. JAGfn did not generate any revenues through January 31, 2001.

         As a result of the sale we recorded a gain during the year ended July 31, 2001 of $196,959 as shown below:


Cash paid by purchaser                                       $1,002,147
Net carrying value of cancelled convertible notes
           payable to purchaser (B)                           1,399,405
Members' deficiency of JAGfn                                  4,008,986
                                                             ----------
           Total                                              6,410,538
                                                             ----------

Less write off of:
        Intercompany advances                                $4,553,373
        Unearned compensation (A)                             1,660,206
                                                             ----------
               Total                                          6,213,579
                                                             ----------

Net gain                                                       $196,959
                                                             ==========

         (A) Represents the balance of unamortized unearned compensation associated with consulting and employment agreements assumed by JAGfn.

         (B) Represents the principal balance of the convertible debentures of $4,848,000 and the accrued interest thereon of $133,173 less the related unamortized deferred finance costs associated with the convertible debentures of $405,626 and the Unamortized debt discount associated with the convertible debentures of $3,176,142

         Through July 31, 2001 we had entered into agreements with approximately eighty-five commentators, employees and other consultants expiring through December 2003. Through July 31, 1999 aggregate consideration paid under these agreements consisted of cash payments of $564,000, the issuance of 120,000 shares of common stock with a fair value of $1,460,000, the grant of options to purchase 235,000 shares of common stock at $2.00 per share with a fair value of $1,661,850 and the grant of options to purchase 100,000 shares of common stock at $16.25 per share with a fair value of $165,000. During the year ended July 31, 2000, we paid cash consideration of approximately $2,656,000 and granted options and warrants to purchase 4,282,500 shares of common stock at prices ranging from $1.50-$6.00 per share with a fair value of approximately $11,189,000 in connection with all our employment and consulting agreements. In addition, during the year ended July 31, 2000 pursuant to an amended consulting agreement, we cancelled options to purchase 100,000 shares of common stock at $16.25 per share and issued the consultant options to purchase 200,000 shares of common stock at $2.00 share with a fair value of $894,000. The fair value of the original options was $165,000. Accordingly, during the year ended July 31, 2000 we recorded additional unearned compensation of $729,000. During the year ended July 31, 2001 we paid aggregate cash consideration of approximately $1,272,000 pursuant to such contracts. In addition, during the year ended July 31, 2001 we granted options and warrants for the purchase of 3,959,000 shares of common stock at prices ranging from $.10 to $2.00 per share with a fair value of approximately $1,949,000 and recognized a charge for amortization of unearned compensation of approximately $8,181,124. The fair value of the options and warrants granted are computed in accordance with FASB 123 "Accounting for Stock Based Compensation." The unearned compensation will be amortized as a non-cash charge to operations on a straight-line basis over the life of the applicable agreements.

         Pursuant to the terms of the purchase agreement for the sale of JAGfn, our obligations under substantially all of the above consulting and employment agreements were assumed by the Investor. As a result, unearned compensation of approximately $1,660,000 was charged against the sale of JAGfn.

         During year ended July 31, 2001 we used approximately $5,563,000 in our operations. The major uses of this cash was to fund our net loss for the year ended July 31, 2001. In addition, during the year ended July 31, 2001 we incurred non-cash charges of approximately $8,181,000 related to the amortization of unearned compensation and approximately $1,379,000 of non-cash interest expense charges in connection with the convertible debentures.

         During the year ended July 31, 2001 we received approximately $657,000 from investing activities. In connection with the sale of JAGfn we received cash proceeds of approximately $1,002,000. Such proceeds were offset by the use of cash for the purchase of equipment, construction of our real time video studios and additions to our web sites.

         Subsequent to July 31, 2001 we entered into an agreement with an investment partnership pursuant to which we have, in effect, "put" options whereby, subject to certain conditions, we can require the investment partnership to purchase shares of our common stock from time to time at an aggregate purchase price of $10,000,000. Under this agreement, we are able to exercise the put options over a period of up to 36 months beginning on September 27, 2001, the date on which a registration statement under the Securities Act of 1933 (the "Act") filed with the Securities and Exchange Commission (the "SEC") by us for the registration of the shares issuable to the investment partnership became effective. During the 12-month period following the effective date of the registration statement, the minimum amount of funding to be provided by the investment partnership was to be $100,000 per month. Upon the effectiveness of the registration statement of which this prospectus forms a part, our original equity line purchase agreement with Cornell Capital, dated August 17, 2001, will be superseded by the new agreement and will be of no further force and effect.

         We do not believe that our business is subject to seasonal trends or inflation. On an ongoing basis, we will attempt to minimize any effect of inflation on our operating results by controlling operating costs and whenever possible, seeking to insure that subscription rates reflect increases in costs due to inflation.

         The FASB and the Accounting Standards Committee of the American Institute of Certified Public Accountants had issued certain accounting pronouncements as of July 31, 2001 that will become effective in subsequent periods; however, we do not believe that any of those pronouncements would have significantly affected our financial accounting measurements or disclosures had they been in effect during 2001 and 2000 or that they will have a significant affect at the time they become effective.

         During the six months ended January 31, 2002 and 2001 we only generated revenues of approximately $402,000 and $649,000, and incurred net losses of approximately $2,226,000 and $14,111,000 and had cash flow deficiencies from operating activities of approximately $644,000 and $4,411,000, respectively. As a result, we had a cash balance of only approximately $54,000, a working capital deficiency of $355,000 and an accumulated deficit of approximately $36,765,000 as of January 31, 2002. In addition, we believe that we will continue to incur net losses through at least January 31, 2003. These matters raise substantial doubt about our ability to continue as a going concern.

         Our net losses during the six months ended January 31, 2002 and 2001 included non-cash operating expenses of approximately $1,477,000 and $8,402,000, respectively. Primarily as a result of the sale of the advertiser-based financial webcast operations of JAGfn and the termination of our efforts to generate foreign revenues we reduced our net loss from approximately $14,111,000 for the six months ended January 31, 2001 to $2,226,000 for the six months ended January 31, 2002. We believe that, in the absence of a substantial increase in subscription revenues, it is probable that we will continue to incur losses and negative cash flows from operating activities through at least January 31, 2003 and that we will need to obtain additional equity or debt financing to sustain our operations until we can market our services, expand our customer base and achieve profitability.

         We believe that we will be able to generate sufficient revenues from our remaining facsimile transmission and web site operations and obtain sufficient financing from our new equity line purchase agreement described below or through other financing agreements to enable us to continue as a going concern through at least January 31, 2003. However, if we cannot generate sufficient revenues and/or obtain sufficient additional financing, if necessary, by that date, we may be forced thereafter to restructure our operations, file for bankruptcy or entirely cease our operations.

         Our cash balance of approximately $54,000 at January 31, 2002 results primarily from an equity line purchase agreement that we entered into in August 2001 with an investment partnership. During the six months ended January 31, 2002 we received proceeds of $632,884, net of expenses of $38,575 pursuant to the equity line agreement. From February 1, 2002 through the date hereof, no puts were made pursuant to the equity line agreement.

         During the six months ended January 31, 2002 we used approximately $644,000 in our operations. Although we had a net loss of approximately $2,226,000 for the six months ended January 31, 2002 such loss included non-cash charges of approximately $1,477,000 primarily associated with depreciation, the amortization and write-off of capitalized web site development costs, amortization of unearned compensation, and the issuance of stock options in exchange for services. In addition we financed our operations in part by an increase in trade accounts payable of approximately $179,000.

         During the six months ended January 31, 2002, options to purchase 630,000 shares of common stock were exercised resulting in proceeds of $51,500.

         In addition, during the six months ended January 31, 2002 we issued 551,807 shares of common stock with a fair value of $88,190 and issued options to purchase 4,600,000 shares of common stock with a fair value of $373,000 in exchange for services.

         Our stockholders recently approved a recapitalization of our company. The recapitalization created two new classes of common stock, a new Class A common stock and Class B common stock, that replaced the existing common stock and created a new class of preferred stock. In the recapitalization, for each one and one-tenth share of common stock owned, stockholders received one share of Class A common stock and one-tenth of a share of Series 1 Class B common stock. The total number of authorized shares of all classes was increased from 100,000,000 shares to 200,000,000 shares. No shares of preferred stock were issued in the recapitalization. The recapitalization had no affect on liquidity and capital resources.

         On April 1, 2002, we raised $400,000 from loans provided to us by Thomas J. Mazzarisi, our Executive Vice President, Chief Financial Officer and General Counsel, and Stephen J. Schoepfer, our Executive Vice President and Chief Operating Officer. Each loan is subject to the terms and conditions of an unsecured promissory note issued which is payable in full on July 1, 2002, bears interest at a rate of 2.69% per annum. and may be prepaid in whole or part at any time without premium or penalty.

         As of April 9, 2002, we entered into a new equity line purchase agreement with Cornell Capital Partners, L.P. for a $10 million equity line pursuant to which are able to sell our shares of Class A common stock to Cornell Capital from time to time over a 24-month period. The timing and amount of the purchases shall be at our discretion subject to certain conditions, provided that the amount of each Put shall not exceed $500,000 per Put. Upon the effectiveness of the registration statement of which this prospectus forms a part, our original equity line purchase agreement with Cornell Capital, dated August 17, 2001, will be superseded by the new agreement and will be of no further force and effect.

         During the period from February 1, 2002 to April 30, 2002, the Company received aggregate proceeds of approximately $92,000 from the issuance of 1,624,659 Class A shares and 162,466 Series 1 Class B shares upon the exercise of stock options at exercise prices ranging from $.01 to $.25 per share.

                            MARKET FOR COMMON STOCK
                        AND RELATED STOCKHOLDER MATTERS

         On April 8, 2002, we effected a recapitalization of our common stock pursuant to which each one and one-tenth (1.1) shares of our outstanding common stock was reclassified into one (1) share of Class A common stock and one-tenth (1/10th) of a share of Series 1 Class B common stock. Our Class A Common stock is traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol JGMHA. From April 9, 2002 through May 3, 2002, our Class A common stock was traded on a "when, as and if issued" basis under the symbol JGMAV.

         From March 26, 1999 through April 8, 2002, our common stock was traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol JNOT. Prior to that date, the stock was traded under the symbol PFSS with only limited and sporadic trading.

         The following table reflects quarterly high and low sales prices of our stock since March 26, 1999. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.


                                                        High        Low
                                                      -------      ------
    Fiscal Year 2000
    First Quarter, ending October 31, 1999            $8.19         $5.38
    Second Quarter, ending January 31, 2000            8.00          3.38
    Third Quarter, ending April 30, 2000               5.50          1.50
    Fourth Quarter, ending July 31, 2000               2.88          0.81

    Fiscal Year 2001
    First Quarter, ending October 31, 2000             2.13          0.94
    Second Quarter, ending January 31, 2001            1.16          0.13
    Third Quarter, ending April 30, 2001               0.27          0.04
    Fourth Quarter, ending July 31, 2001               0.45          0.04

    Fiscal Year 2002
    First Quarter, ending October 31, 2001             0.32          0.05
    Second Quarter, through January 31, 2002           0.49          0.05
    Third Quarter, through April 30, 2002*             1.50          0.34

*Reflects high and low sales prices of JNOT from February 1, 2002 through April 8, 2002 and JGMAV from April 9, 2002 through April 30, 2002.

         As of April 9, 2002, there were 309 stockholders of record of our Class A common stock. On May 1, 2002, the closing bid price for our Class A common stock was $0.55.

         We never paid any cash dividends on our common stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our Class A common stock. Payment of future cash dividends will be determined by our Board of Directors based upon conditions then existing, including our financial condition, capital requirements, cash flow, profitability, business outlook and other factors. In addition, our future credit arrangements may restrict the payment of dividends.

                                   THE COMPANY

Our Business Generally

         We have been providing financial and investment information within the investment community since 1989. In May 1999, we began offering our services on a subscription fee basis to the general public for the first time through our U.S. web site. At www.jagnotes.com, we offer timely financial data and reports and commentary from the financial community.

         From 1989 to 1992, we operated as an unincorporated business entity. In 1992, we incorporated in the State of New Jersey as New Jag, Inc. On December 14, 1993, JagNotes, Inc. merged with and into us, and we changed our name to JagNotes, Inc. We operated as JagNotes, Inc. until March 1999 when we were acquired by Professional Perceptions, Inc., a Nevada corporation, which subsequently changed its name to JagNotes.com, Inc. JagNotes, Inc. remained a wholly-owned subsidiary of JagNotes.com Inc. until August 16, 1999 when it merged with and into JagNotes.com Inc.

         Until recently, we targeted only a limited audience of financial professionals and we did not engage in organized sales and marketing efforts. As discussed in more detail below, in 1999 we decided to change our focus by expanding onto the Internet and targeting retail subscribers with the hope of expanding our subscriber base and our business. In September 2000 we started an advertiser-based financial webcast which we sold on February 1, 2001 as we were unable to continue to fund its operating losses.

         We have recently undertaken a corporate reorganization in order to distinguish and better manage our areas of business. On January 4, 2002, JAG Media LLC was formed as a Delaware limited liability company and a wholly owned subsidiary of JagNotes. The assets and liabilities of our current fax and Internet subscription business were transferred to JAG Media LLC. Also on January 4, 2002, JAG Company Voice LLC was formed as a Delaware limited liability company and a wholly owned subsidiary of JagNotes. JAG Company Voice LLC will carry out the operations of our "Company Voice" start-up business which aims to provide small to medium size publicly-traded companies with production and distribution services for delivering press releases and other company information over the Internet in streaming video format. The web site for our Company Voice business is located at www.thecompanyvoice.com. In order to better reflect the overall business in which we expect to engage and the corporate structure we intend to use to conduct that business, we changed our corporate name from JagNotes.com Inc. to JAG Media Holdings, Inc. effective April 8, 2002.

         Our jagnotes.com web site currently consists of free and subscription-based portions. The free portion provides users with access to market commentary and selected financial data. The subscription-based portion provides more timely reports, including breaking news and potentially market moving information. We currently derive our revenues primarily from the sale of subscriptions.

         We are a Nevada corporation. Our address is 6865 S.W. 18th Street, Suite B13, Boca Raton, Florida 33433, and our telephone number is 561-393-0605.

Our Industry Generally

         The growth of the Internet has changed the way investors seek information and manage their portfolios. Individual investors are increasingly seeking access to information that was formerly available only to financial professionals. Professional investors who have traditionally relied on print and other media for information are demanding faster information and greater accessibility. As more and more investors begin to trade online, we expect the demands for financial information over the Internet to increase significantly.

         The first Internet-based trading systems were introduced in 1995. Since that time, online trading has increased dramatically. According to a January 2001 estimate, there were 7.8 million individuals trading online, making 807,000 trades per day. As of January 2001, there were over 200 broker-dealers providing retail investors with the ability to trade online. (See Securities and Exchange Commission, Office of Compliance Inspections and Examinations: Examinations of Broker-Dealers Offering Online Trading: Summary of Findings and Recommendations (January 25, 2001). In an article posted on Web Finance on April 2, 2001, Jerry Minkoff noted that there had been "a 6% growth in online trading households in the past six months compared to a 22% growth in the preceding six-month period." According to Minkoff, "New investors are shying away at this time but Internet usage has increased by 30%, leaving a potential online investing pool available for acquisition." (See Jerry Minkoff, Online Brokerages Struggle as Market Indexes Sag, Web Finance (April 2, 2001). However, a J.D. Power survey, dated March 27, 2001, indicates that the "online trading population has declined by approximately 20 percent." (See J.D. Power and Associates Reports, Online Brokerage Firms Continue to Have a Strong Hold on Current Investment Pool; Study Shows Many Online Investors Plan to Maintain, or Increase Trading Volume (March 27, 2001)).

Our Products

         We have been providing financial and investment information within the investment community since 1989. In May 1999, we began offering our services on a subscription fee basis to the general public for the first time through our U.S. web site. At www.jagnotes.com, we offer timely financial data and reports and commentary from the financial community.

         Our jagnotes.com web site currently consists of free and subscription-based portions.

         On the free portion of our site, we offer commentaries from experienced journalists, money managers, analysts and other Wall Street professionals as well as selected financial data targeted at the active investor and trader.

         The commentary on our web site is provided by experienced journalists, money managers, analysts and other Wall Street professionals. Their reports range from analysis of individual stocks and industry sector performance to analysis of broad market and economic matters. In many cases our commentators also provide and analyze technical financial and market data. We select our commentators to offer our subscribers a broad range of analysis to appeal to a broad range of investment and trading styles. The topics of these commentaries vary daily. Although we have no set criteria for choosing our commentators, we look for individuals who:

         o are well respected by members of the Wall Street community, including traders, economists, investment bankers and other institutional investors; and

         o have experience either as a journalist, money manager or financial analyst and/or have an educational background in business, finance or economics.

     Various commentaries are updated pursuant to a schedule set forth on our web site while others are posted from time to time.

         As of the date of this prospectus, JAG Media has more than 20 commentators who provide technical analysis and commentary for our web site.

         On our subscription-based portion of our web site, we offer our subscribers two targeted products:

         JAGNotes Upgrade/Downgrade Report - The JAGNotes upgrade/downgrade report is a daily consolidated investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades and analyst coverage changes from various investment banks and brokerage houses. Each morning we gather this information, then compile and release it in a concise, easy to read format before the markets open. We believe that this early, convenient access to potentially market moving information gives our subscribers access to some of the information traditionally available when the market opens to institutional investors, professional traders and high net worth individuals. This report is updated from time to time during the trading day.

         The JAG Media Rumor Report - Because rumors can move equities, we have established the "Rumor Room" where we post rumors about various stocks that have been heard on the street. When we hear rumors, we post the information in the Rumor Report and indicate the date and time of the rumor. We also attempt to contact the company or companies involved in the rumors for a comment and post the results of this inquiry with the rumor. While we realize that rumors are inherently unreliable as indicated by a cautionary note introducing this portion of our site, we believe that every trader and investor - large and small - should have access to this information to determine its usefulness. The JAGfn Rumor Report is available to our subscribers and updated throughout the day.

         These two products are accessible only to paid subscribers. Subscriptions are offered at the rate of $9.95 per month, or $99.95 per year. We have offered free trial subscriptions at times in the past and may do so in the future.

         We also maintain our original JAGNotes fax-based service for a limited number of mostly institutional subscribers. Through this service, we provide these subscribers faxed copies of our daily JAGNotes upgrade/downgrade report, which is updated two or three times every weekday morning before the stock market opens. We also allow these subscribers access to our Internet-based information by providing them with a specified number of access codes. The price for this combined service is approximately $1,500 to $2,000 per year.

         The content of our web site contains all of the information provided in the faxed reports as well as the Rumor Report and commentaries described above and other product offerings which do not appear in our faxed reports.

         We intend to continue providing our combined fax/Internet service in the future primarily to institutional subscribers. We believe that some financial institutions are willing to pay a higher price for this combined service because they consider a faxed report to be a more efficient means of receiving the information or because their employees do not have direct Internet access.

         Company Voice Service - Through our wholly owned subsidiary, JAG Company Voice LLC, we have begun marketing our "Company Voice" service. The Company Voice makes available to publicly traded companies production and distribution services that enable them to deliver press releases and other company messages to stockholders and potential investors in streaming video/audio format. We are currently assembling a network of sites through which the Company Voice will be distributed and have, to date, entered into distribution agreements with Lycos, Freerealtime and Zacks. The Company Voice will be initially marketed to clients as part of a package of four video/audio segments, each approximately 2-5 minutes in duration, which will be distributed through The Company Voice network of affiliated web sites. Clients will be charged an introductory fee of $25,000 for each basic video/audio package and will also be given the opportunity to upgrade their packages with various premium services that will be offered through affiliates of The Company Voice network.

Advertising Revenue

         While we expect the primary source of our revenue from our jagnotes.com web site to be subscriptions, we may supplement this with advertising revenue. Such revenues have, however, not been meaningful to date and we would not expect such revenues to become material until (i) there is a major upturn in Internet banner advertising generally and (ii) we are able to offer advertisers various rich media advertising alternatives to banners.

Our Business Strategy

         Our goal is to position JAG Media as a leading Internet-based provider of fast breaking financial news and information. In time, we hope that JAG Media will become an important information resource for institutional investors and the general public alike.

         The success of our business depends on our ability to obtain the requisite financing and be able to:

         o        expand our subscriber base in the United States;

         o        pursue acquisitions and strategic alliances; and

         o        control costs to correspond with subscription revenues.

         We plan to continue to service the institutional segment of our business, but we recognize that retail subscribers and viewers represent our largest potential market and are the key to our development. We will use an integrated marketing model to attract new subscribers and, to the extent funding (not now available) permits, will employ a mix of communications media to increase name awareness in the retail market and increase visits by potential subscribers with a view to ultimately generating new subscribers.

o Expand Subscriber Base. Some avenues that we are exploring to attract new subscribers include:

         o Introducing limited on-demand and live streaming audio and video programming as our financing permits;

         o        Offering free trial subscriptions;

         o        Traditional public relations;

         o Using our good reputation among financial professionals to attract new subscribers to our web site;

         o Offering products tailored to the needs of institutional subscribers such as JAGNotes and Rumor pages delivered to company intranets and featuring company branding;

         o Pursuing distribution arrangements with third party information providers that service financial institutions and individual investors; and

         o Pursuing strategic alliances with, or acquisition of, existing web-based information providers and other media companies.

o Pursue Strategic Alliances. We believe that we can effectively grow our business by pursuing strategic affiliations, partnerships, joint ventures or other relationships with strategic partners. We are currently pursuing alliances with investment firms, online brokerage houses, market news providers, webcasting services and web portals in an effort to obtain additional content, expand our name recognition and increase our subscriber base.

o Curtail Costs. We sold our webcasting business to reduce our cash flow requirements. In addition, we have discontinued various commentators in order to save costs where we concluded that the cost was not justified by our subscribers' interest.

         We will require additional funds in order to implement our business strategy. At our current usage rate of cash, the cash generated from our operations will not be sufficient to fund the liquidity requirements of our current business strategy. Accordingly, we will need to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurances that we will be able to do so.

         Note: These are our strategies, goals and targets. We believe in them, but we cannot guarantee that we will be successful in implementing them or that, even if implemented, they will be effective in creating a profitable business. In addition we are dependent on having sufficient cash to carry out our strategy. Alternatively, we may have to continue to reduce services to a level subscribers may not find valuable. Please read "Risk Factors" beginning on page 8 before making any investment decision.

Competition

         Providing financial information and analysis over the Internet is a relatively new business, but it is already intensely competitive. A large number of web-based financial information providers are competing for subscribers, customers, advertisers, content providers, analysts, commentators and staff. In addition, cable television is an increasingly important source of competition.

         We provide a variety of categories of information to our subscribers, including daily financial news, technical analysis of stock activity and selected financial data of corporations. Each of these components of our business competes to a different degree with the following information sources:

         o Online financial news and information providers including Yahoo Finance, CBSMarketwatch.com, TheStreet.com, Briefing.com, America Online Personal Finance Channel, WebFN.com, Reuters PLC and MotleyFool.com;

         o Internet portals and search engines such as America Online, MSN and Yahoo;

         o Traditional media sources such as The Wall Street Journal, The Financial Times, Barrons, CNNfn, CNBC and FOX financial news programming, all of whom also have an Internet presence;

         o Webcasts of financial news, including Yahoo Finance Vision and WebFN;

         o Terminal-based financial news providers including Bloomberg, Reuters and Dow Jones; and

         o        Online brokerage firms such as E*Trade, Charles Schwab or CSFB
                  Direct.

         Because there is not a readily defined market in which we compete, we cannot predict which information source or sources will be our primary competition in the future. However, we expect competition from each of the above information sources to intensify and increase in the future. Most of our current and potential competitors have greater name recognition, larger financial, technical and marketing resources, and more extensive customer bases than we do, all of which could be leveraged to gain market share to our detriment.

         The barriers to entry into our business are relatively low - i.e., it is not difficult for new competitors to enter the market. Much of the information we provide is publicly available and we do not have any patented or otherwise protected technologies that would preclude or inhibit competitors from entering our markets. Our current and future competitors may develop or offer services that have significant price, content, creative or other advantages over the services we provide.

         In order for us to successfully compete in this business, we will need to reliably provide valuable services at a competitive price to a large subscriber base. We believe that a successful implementation of our business strategy will allow us to do so and to compete successfully as a leading financial and investment information provider.

Equity Line of Credit

         As of April 9, 2002, we entered into an agreement with Cornell Capital Partners, L.P. for a $10 million equity line pursuant to which are able to sell our shares of Class A common stock to Cornell Capital from time to time over a 24-month period. The purpose of the offering is to provide general working capital for JAG Media, including working capital which might be required by virtue of our strategic plan. Upon the effectiveness of the registration statement of which this prospectus forms a part, our original equity line purchase agreement with Cornell Capital, dated August 17, 2001, will be superseded by the new agreement and will be of no further force and effect.

Web Site Technical Information

         We lease two web servers, which are the computer systems on which all content for our web sites are maintained and through which we operate our web sites. Our U.S. servers are maintained by Woodbourne Solutions and are located in their facility in Germantown, Maryland. Our two back-up servers are maintained by Above.net and PC Communications and are located in San Jose, California and Jersey City, New Jersey.

         Our web site was redesigned in July 2000 by Zero-G at a cost of approximately $500,000. Subsequent redesigns have been handled internally and by John Fendrick, a technical consultant to JAG Media.

Employees

         As of April 9, 2002, we had ten employees. As of that date, we had entered into employment agreements with three of our employees, each of whom is an officer and director of JAG Media.

Facilities

         Our executive and administrative headquarters is currently located at 6865 SW 18th Street, Suite B13, in Boca Raton, Florida. We rent this space at a cost of $1,050.00 per month. We are in the process of seeking a suitable space to house our executive and administrative personnel and related administrative equipment in the New York/New Jersey metropolitan area. The servers for our web site are housed at separate locations as indicated above (see "Web Site Technical Information"). We believe that we will be able to locate suitable new office space and obtain a suitable replacement for our Florida office space, if our lease is not renewed, on commercially reasonable terms.

Legal Proceedings

         On February 19, 2002, Reliant Limited, a corporation organized under the laws of the Isle of Man, filed a complaint in Superior Court of the State of New Jersey, County of Monmouth, against JAG Media and its transfer agent, alleging that JAG Media failed to deliver to Reliant its stock certificate in breach of the Subscription Agreement, dated January 18, 2000, between JAG Media and Reliant. Reliant seeks the return of funds it invested in JAG Media as well as compensatory damages, together with interest therein, costs of suit and attorneys' fees. We have filed a notice to remove the action to Federal court. We believe the action commenced by Reliant to the extent it pertains to JAG Media is without merit and that the outcome of such litigation will not have a material adverse effect on our business, financial condition or operating results.

         Other than the foregoing, there are no currently pending material law suits or similar administrative proceedings against JAG Media and, to the best of our knowledge, there is presently no basis for any other suit or proceeding.

Where you can find more information about us

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any of this information at the SEC's public reference rooms in Washington, D.C., New York, and Chicago. Please call the SEC at (800) SEC-0330 if you would like further information on the public information rooms. This information is also available from the SEC's web site at http://www.sec.gov.

         We also distribute annual reports containing audited financial statements and other information to our stockholders after the end of each fiscal year. We do not intend to regularly distribute quarterly reports to our stockholders, but we will gladly send them to you upon your written request to Thomas J. Mazzarisi, Esq., our executive vice president, chief financial officer and general counsel, at 6865 S.W. 18th Street, Suite B13, Boca Raton, Florida 33433.

                      MANAGEMENT AND EXECUTIVE COMPENSATION

Management

         Following is certain information about our executive officers and directors.

         Gary Valinoti, age 44, was a co-founder of the predecessor to JAG Media Holdings, Inc. and has served as our President and Chief Executive Officer and as a member of our Board of Directors since March 1999. Mr. Valinoti has been a member of our Board of Directors since July 1999. From August 1992 until March 1999 Mr. Valinoti served as President, and as a member of the Board of Directors, of JagNotes, Inc., the company that produced the JAGNotes fax service throughout that period. Prior to his involvement with JagNotes, Inc., Mr. Valinoti held positions with various firms in the securities industry including Mosely, Hallgarten, Estabrook & Weeden where he was involved in institutional and currency trading, and started the firm's arbitrage department. Mr. Valinoti attended Wagner College.

         Thomas J. Mazzarisi, age 45, has served as our Executive Vice President and General Counsel since March 1999. Mr. Mazzarisi has also served as our Chief Financial Officer since November 9, 2001. Mr. Mazzarisi has been a member of our Board of Directors since July 1999. From 1997 until joining JAG Media Holdings, Inc., Mr. Mazzarisi practiced law from his own firm in New York, specializing in international commercial transactions. From 1988 until 1997, Mr. Mazzarisi was a Senior Associate at the law firm of Coudert Brothers where he also specialized in international commercial transactions. Prior to joining Coudert Brothers, Mr. Mazzarisi was Deputy General Counsel of the New York Convention Center Development Corporation. Mr. Mazzarisi is a graduate of Fordham University where he received a B.A. in Political Economy and was elected to Phi Beta Kappa. Mr. Mazzarisi received his J.D. from Hofstra University School of Law.

         Stephen J. Schoepfer, age 43, has served as our Executive Vice President, Chief Operating Officer and Secretary since July 1999. Mr. Schoepfer has been a member of our Board of Directors since July 1999. Prior to joining the Company in July 1999, he was a Financial Advisor with the investment firm of Legg Mason Wood Walker. Prior to joining Legg Mason, Mr. Schoepfer served as a Financial Advisor and Training Coordinator at Prudential Securities. Mr. Schoepfer attended Wagner College.

Executive Compensation

         The following table sets forth certain summary information regarding compensation paid to our Chief Executive Officer and certain executive officers for services rendered during the fiscal years ended July 31, 1999, 2000 and 2001. Except as listed in the table below, no executive officer holding office in fiscal year 2001 received total annual salary and bonus exceeding $100,000. No such officers have been awarded any stock options, stock appreciation rights or other long term or incentive compensation not reflected below.



                                                    Annual Compensation
                                           ------------------------------------
                                                                          Other
                                Fiscal                                    Annual          All Other
 Name and Principal Position     Year        Salary        Bonus       Compensation      Compensation
                               ---------    --------    ---------      -------------    -----------------

Gary Valinoti, President,        2001         $150,000           --           --           (1)(2)
Chief Executive Officer,
President and director           2000         $100,000           --           --           --

                                 1999         $110,550           --           --           --

Stephen J. Schoepfer,            2001         $150,000           --           --           (1)(2)
Executive Vice President,
Chief Operating Officer and      2000         $100,000     $ 50,000           --           --
Secretary
                                 1999               --           --           --           --

Thomas J. Mazzarisi,             2001         $150,000           --           --           (1)(2)
Executive Vice President,
Chief Financial Officer and      2000         $100,000           --           --           --
General Counsel
                                 1999               --           --           --           --

Raymond G. Taylor,               2001         $ 65,000           --           --           --
(Mr. Taylor served as Chief
Financial Officer of JAG         2000               --           --           --           --
Media Holdings, Inc. from
April 1, 2001 to November 9,     1999               --           --           --           --
2001, but is no longer
employed by JAG Media.)

Stephen R. Russo                 2001               --           --           --           --
(Mr. Russo served as Chief
Financial Officer of JAG         2000         $ 20,000           --           --           --
Media Holdings, Inc. until
April 2001, but is no longer     1999               --           --           --           --
employed by JAG Media.)

Jeffrey Goss (Mr. Goss           2001               --           --           --           --
served as Secretary and Vice
President of JAG Media           2000         $ 86,997           --           --           --
Holdings, Inc. until June
2000, but is no longer           1999         $110,550           --           --           --
employed by JAG Media.)

Anthony Salandra (Mr             2001               --           --           --           --
Salandra served as President
and director of JAG Media        2000               --           --           --           --
Holdings,Inc. during fiscal
year 1999, but is no longer      1999         $110,550           --           --           --
employed by JAG Media.)

Barry Belzer (Mr. Belzer         2001                _           --           --           --
served as Secretary and
director of JAG Media            2000               --           --           --           --
Holdings, Inc. during fiscal
year 1999, but is no longer      1999         $110,550           --           --           --
employed by JAG Media.)


(1) Received 5.0% equity interest in JAGfn Broadband LLC, our former webcast subsidiary.
(2) Received grant of options to purchase 900,000 shares of our common stock at an exercise price of $0.25 per share on December 14, 2000, pursuant to the terms of an employment agreement with us, which options were cancelled effective August 31, 2001. In lieu of such options, the executive was granted options to purchase 1,000,000 shares of our common stock at an exercise price of $0.02 per share pursuant to an amended and restated employment agreement dated August 31, 2001.

Option Grants/Exercises/Repricings in Fiscal Year 2001

         No freestanding SARs were granted to, or exercised by, any of our named executive officers during the fiscal year ended July 31, 2001.

         The following table sets forth information regarding options to acquire shares of our common stock granted under our Long-Term Incentive Plan to our Chief Executive Officer and our other three executive officers as of July 31, 2001.

    Option Grants in Period beginning August 1, 2000 and ending July 31, 2001

                                           Percentage of
                                               Total
                                         Options Granted to
                                             Employees
                                              (net of
                                            forfeitures)
                                           in the period
                            Number of        beginning
                            Securities   August 1, 2000 and
                            Underlying         ended            Exercise or
                             Options         August 31,       Base Price Per     Market Price on
Name                         Granted            2001             ($/Share)      the Date of Grant   Expiration Date
----                        ---------    -------------------  --------------    -----------------   ----------------
Gary Valinoti               1,000,000          19.53%              $0.02              $0.085             8/31/11
Stephen J. Schoepfer        1,000,000          19.53%               0.02               0.085             8/31/11
Thomas J. Mazzarisi         1,000,000          19.53%               0.02               0.085             8/31/11
Raymond G. Taylor            100,000            2.00%               0.10               0.045              5/1/11


         No stock options were exercised by any of our named executive officers as of the fiscal year ended July 31, 2001. Mr. Taylor resigned from his position as Chief Financial Officer of JAG Media effective November 9, 2001 and subsequently exercised his options into shares of common stock. To our knowledge, Mr. Taylor no longer owns any shares of JAG Media stock.

         During March 2002, Mr. Mazzarisi and Mr. Schoepfer each exercised options to purchase 500,000 shares of our common stock.

         As a result of the recapitalization of our common stock into Class A shares and Class B shares, all outstanding options entitling the holders thereof to purchase shares of our common stock now enable such holders to purchase, upon exercise of their options, the same number of shares of Class A common stock.


1999 Long-Term Incentive Plan

         In October, 1999 the Board of Directors approved the 1999 Long-Term Incentive Plan. This plan was most recently amended in April 2002. The purpose of the plan is to allow us to attract and retain officers, employees, directors, consultants and certain other individuals and to compensate them in a way that provides additional incentives and enables such individuals to increase their ownership interests in JAG Media. Individual awards under the plan may take the form of:

         o        either incentive stock options or non-qualified stock options;

         o        stock appreciation rights;

         o        restricted or deferred stock;

         o        dividend equivalents;

         o bonus shares and awards in lieu of our obligations to pay cash compensation; and

         o other awards, the value of which is based in whole or in part upon the value of the common stock.

         The plan will generally be administered by a committee appointed by the board of directors, except that the board will itself perform the committee's functions under the plan for purposes of grants of awards to directors who serve on the committee. The board may also perform any other function of the committee. The committee generally is empowered to select the individuals who will receive awards and the terms and conditions of those awards, including exercise prices for options and other exercisable awards, vesting and forfeiture conditions, performance conditions, the extent to which awards may be transferable and periods during which awards will remain outstanding. Awards may be settled in cash, shares, other awards or other property, as the committee may determine.

         The maximum number of shares that may be subject to outstanding awards under the plan will not exceed 6,000,000 shares of Class A common stock. As of April 9, 2002, there were a total of 2,279,600 shares of common stock subject to outstanding options granted under the plan. These options have an exercise price ranging from $0.02 to $3.50 per share. As a result of the recapitalization which was effected on April 8, 2002, the foregoing options are now exercisable into 2,279,600 shares of Class A common stock.

         The plan will remain in effect until terminated by the board of directors. The plan may be amended by the board of directors without the consent of our stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. The number of shares reserved or deliverable under the plan, the annual per-participant limits, the number of shares subject to options automatically granted to non-employee directors, and the number of shares subject to outstanding awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

         We generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the plan, except no deduction is permitted in connection with incentive stock options if the participant holds the shares acquired upon exercise for the required holding periods; and deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code. This limitation, however, should not apply to certain options, stock appreciation rights and performance-based awards granted thereafter if JAG Media complies with certain requirements under Section 162(m).

Employment Contracts

         On August 31, 2001, we entered into amended and restated three-year employment agreements with each of Gary Valinoti (our President and Chief Executive Officer), Stephen J. Schoepfer (our Executive Vice President and Chief Operating Officer) and Thomas J. Mazzarisi (our Executive Vice President, Chief Financial Officer and General Counsel). Each of these executive agreements expires on August 31, 2004 and provides for an annual base salary of $150,000. In addition, each executive is entitled to receive annual incentive stock bonuses as follows:

         o 500,000 shares of common stock if the average closing bid price of our common stock for year 1 under the contract is $1.00 or greater;

         o 500,000 shares of common stock if the average closing bid price of our common stock for year 2 under the contract is $2.00 or greater; and

         o 500,000 shares of common stock if the average closing bid price of our common stock for year 3 under the contract is $3.00 or greater.

         As a result of the recapitalization of our common stock, each of the annual incentive stock bonuses referred to above will, if earned, be issued as shares of Class A common stock.

         In addition, each executive is entitled to receive a 5% non-dilutable interest in any subsidiary established by JAG Media for its Hispanic/Latin operations. The executives shall also be granted an option to purchase a 5% ownership interest in any subsidiary that JAG Media successfully creates and spins off during the term of their employment contracts.

         In addition, pursuant to these executive agreements, each of the above named executives is entitled to the same medical and other benefits, including health and life insurance coverage, as are provided to other employees of JAG Media. In the event JAG Media terminates the employment of any of such executives without cause or such executive resigns for good reason as defined in the executive agreements, such executive shall be entitled to receive (i) continued medical and life insurance coverage for a period equal to the greater of one year or the number of years and fractions thereof between the date of such termination and the end of the term (the Severance Period), (ii) a lump sum cash payment equal to the executive's highest rate of annual salary in effect during the term multiplied by the Severance Period, (iii) a lump sum cash payment equal to the number of accrued and unused vacation days calculated at the executive's then current salary rate and (iv) accelerated vesting of all of the executive's outstanding stock options. Such cash payments will be made within 10 days of termination of employment, and shall not be subject to offset for amounts earned by the executive in respect of any subsequent employment, nor is the executive required to seek any such subsequent employment.

         Further, immediately prior to a change in control of JAG Media (as defined in our Long-Term Incentive Plan), the above-named executives shall also be granted an option to acquire 1,000,000 shares of our common stock (subject to equitable adjustments for stock splits, etc.) at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option shall be fully vested and immediately exercisable in full and expire on a date which is the earlier of ten years from such change in control and three years after termination of employment.

         From February 1, 2001 through August 24, 2001, Financial Broadband assumed 90% of the salary payable under the above-described executive agreements.

         Pursuant to the terms and conditions of these executive agreements, we have cancelled outstanding options granted to each of Messrs. Valinoti, Schoepfer and Mazzarisi to purchase an aggregate of 900,000 shares of our common stock exercisable at a price per share of $0.25. In lieu of these options, we have granted to each of Messrs. Valinoti, Schoepfer and Mazzarisi to purchase an aggregate of 1,000,000 shares of our common stock exercisable at a price per share of $0.02, all of which vested immediately upon the execution of the executive agreements. These options are subject to the terms of our 1999 Long-Term Incentive Plan, as amended, and may be exercised, in whole or in part, by the executives on a cashless basis.

         In connection with our recapitalization on April 8, 2002 we amended our Long-Term Incentive Plan to provide that all stock options issued pursuant to the plan, including each of the executive options referred to above, would be exercisable into shares of Class A common stock in lieu of common stock.

Indemnification of Officers and Directors

         Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees and agents to the full extent permitted by Nevada law. Our Bylaws include provisions to indemnify our officers and directors and other persons against expenses (including judgments, fines and amounts paid for settlement) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. We do not, however, indemnify them in actions in which it is determined that they have not acted in good faith or have acted unlawfully or not in JAG Media's best interest. In the case of an action brought by or in the right of JAG Media, we shall indemnify them only to the extent of expenses actually and reasonably incurred by them in connection with the defense or settlement of these actions and we shall not indemnify them in connection with any matter as to which they have been found to be liable to JAG Media, unless the deciding court determines that, notwithstanding such liability, that person is fairly entitled to indemnity in light of all the relevant circumstances.

         We do not currently maintain director's and officer's liability insurance but we may do so in the future.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On April 1, 2002, Thomas J. Mazzarisi, our Executive Vice President, Chief Financial Officer and General Counsel, loaned us $200,000 out of proceeds that he received from the sale of shares of our common stock in the open market. The loan is subject to the terms and conditions of an unsecured promissory note issued by us to Mr. Mazzarisi on such date. The note, which is payable in full to Mr. Mazzarisi on July 1, 2002, bears interest at a rate of 2.69% per annum. and may be prepaid in whole or part at any time without premium or penalty.

         On April 1, 2002, Stephen J. Schoepfer, our Executive Vice President and Chief Operating Officer, loaned us $200,000 out of proceeds that he received from the sale of shares of our common stock in the open market. The loan is subject to the terms and conditions of an unsecured promissory note issued by us to Mr. Schoepfer on such date. The note, which is payable in full to Mr. Schoepfer on July 1, 2002, bears interest at a rate of 2.69% per annum. and may be prepaid in whole or part at any time without premium or penalty.

         We intend to use the proceeds of these loans to fund existing payables and for general corporate purposes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of our Class A common stock as of April 9, 2002 (except as otherwise indicated) by (i) each person known by JAG Media to be the beneficial owner of more than 5% of our Class A common stock, (ii) each director and nominee to be a director, (iii) each named executive officer and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

------------------------------------------------------------------------------------------------------------------
    Name and Address of Beneficial Owner          Number of Shares Beneficially Owned     Percentage of Class(2)
------------------------------------------------------------------------------------------------------------------
Gary Valinoti (President, CEO and Director)                4,994,500(1)(3)(4)                        17.4%
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433

Thomas Mazzarisi  (Executive Vice President,                 610,000(1)(5)                            2.2%
Chief Financial Officer, General Counsel and
Director)
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433

Stephen Schoepfer (Executive Vice President,                 575,000(1)(5)                            2.1%
Chief Operating Officer and Director)
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433

All executive officers and directors as a                  6,179,500                                 20.8%
group (3 persons)


(1) Assumes the conversion of all Series 1 Class B common shares into Class A common shares on a one-for-one basis.
(2) Based on 27,352,953 shares of Class A common stock issued and outstanding as of April 9, 2002, plus the number of shares of Class A common stock which the beneficial owner has the right to acquire within 60 days, if any.
(3) Includes 476,818 shares of Class A common stock and 47,682 shares of Series 1 Class B common stock (convertible on a one-for-one basis into Class A shares) owned by Mr. Valinoti's wife, Cathleen Valinoti.
(4) Includes 1,000,000 shares of Class A common stock issuable upon the exercise of stock options.
(5) Includes 500,000 shares of Class A common stock issuable upon the exercise of stock options.

                              SELLING STOCKHOLDERS

         The following table sets forth information with respect to the selling stockholders, including: (i) the number and approximate percentage of shares beneficially owned by each of them as of April 9, 2002; (ii) the number of shares registered for sale; and (iii) the number and approximate percentage of shares to be owned by each of them after the completion of this offering. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. The table set forth below assumes that each selling stockholder has or will convert its shares of Series 1 Class B common stock into shares of Class A common stock on a one-for-one basis.

         The address of Cornell Capital Partners, L.P. is 101 Hudson Street, Suite 3606, Jersey City, New Jersey 07302. The address of Messrs. Valinoti, Schoepfer and Mazzarisi is c/o JAG Media Holdings, Inc., 6865 SW 18th Street, Suite B13, Boca Raton, Florida 33433. The address of M.S. Farrell & Co., Inc. is 67 Wall Street, New York, New York 10005. The address of Strategic Growth International, Inc. is 111 Great Neck Road, Suite 606, Great Neck, New York 11021-5402. The address of Westrock Advisors, Inc. is 230 Park Avenue, Floor 9, New York, New York 10169. The address of Butler Gonzalez LLP is 1000 Stuyvesant Avenue, Suite #6, Union, New Jersey 07083. The address of FAS Holdings, Inc. is 60 East 42nd Street, Suite 2544, New York, New York 10165.

------------------------------------------------------------------------------------------------------------------
Name                                       Number of Shares       Maximum Number of     Shares Beneficially Owned
                                          Beneficially Owned      Shares to Be Sold      after Offering (Assuming
                                           Prior to Offering      Pursuant to this      Sale of All Shares Covered
                                                                     Prospectus            by this Prospectus)
------------------------------------------------------------------------------------------------------------------
                                                                                          Number         Percent
Cornell Capital Partners, L.P.                          0           20,000,000(1)               0              0
Gary Valinoti                                   4,994,500            1,000,000(2)       3,994,500           14.4%
Stephen J. Schoepfer                              575,000              575,000(3)               0              0
Thomas J. Mazzarisi                               610,000              610,000(3)               0              0
M.S. Farrell & Co., Inc.                          750,000              750,000(4)               0              0
Strategic Growth International, Inc.              941,807              941,807(5)               0              0
Westrock Advisors, Inc.                            10,000               10,000(6)               0              0
Butler Gonzalez LLP                                25,000               25,000(7)               0              0
FAS Holdings, Inc.                              1,000,000            1,000,000(8)               0              0
Total                                           8,906,307              24,911,807       3,994,500           14.4%

(1) Includes 20,000,000 shares which may be issued to Cornell Capital under our equity line.
(2) Includes 1,000,000 shares issuable upon the exercise of stock options granted on August 31, 2001.

(3) Includes 500,000 shares issuable upon the exercise of stock options granted on August 31, 2001.
(4) Includes 750,000 shares issuable upon the exercise of a stock purchase warrant, dated March 15, 2000.
(5) Includes 500,000 shares issuable upon the exercise of a stock option granted on March 14, 2000 and 441,807 shares issued pursuant to a Settlement Agreement, dated October 5, 2001, between us and Strategic Growth International Inc.
(6) Includes 10,000 shares issued as a placement agent fee in connection with our equity line purchase agreement dated as of April 9, 2002.
(7) Includes 25,000 shares issuable upon the exercise of a stock purchase warrant, dated June 12, 2000.
(8) Includes 1,000,000 shares issuable upon the exercise of a stock purchase warrant, dated April 9, 2002.


                              PLAN OF DISTRIBUTION

Overview

         As of April 9, 2002, we entered into an equity line purchase agreement with Cornell Capital Partners, L.P. Pursuant to the agreement, Cornell Capital agreed to purchase our shares of common stock during the 24-month period commencing on the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC. We have agreed to bear all expenses, including legal and accounting fees, incurred in connection with the registration of shares issuable pursuant to the equity line purchase agreement. In addition, we agreed to issue to Westrock Advisors 10,000 shares of our Class A common stock as a placement agent fee within three business days following the effectiveness of the registration statement of which this prospectus forms a part.

         From time to time during the term of the agreement, but no more frequently than once every five trading days, we can require Cornell Capital to purchase shares of our Class A common stock until all the purchases total $10,000,000. The purchase price for each share will equal 95% of the market price of our Class A common stock, which is defined as the lowest closing bid price of our Class A common stock during the five trading days beginning with the first trading day following the date we exercise our put right. Cornell Capital's obligation to purchase shares of our stock is subject to various conditions, the principal condition being that the registration statement of which this prospectus forms a part shall have been declared effective under the Securities Act by the SEC and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to any closing date under the equity line.

         The following table shows the number of shares we would issue to Cornell Capital and the price it would pay for those shares given the hypothetical variables shown in the table:


Market Price     Advance Amount      Purchase Price     Number of Shares Issued
------------     --------------      --------------     -----------------------
   $0.55            $500,000            $0.5225                956,937

(1) Represents the maximum advance amount under the equity line purchase agreement.
(2) Represents the market price (as defined in the equity line purchase agreement) of our Class A common stock assuming our put right was exercised on April 25, 2002.
(3)      Represents 95% of Market Price.

         In connection with the equity line purchase agreement, we agreed to pay to Cornell Capital a cash fee on each closing date under the equity line in an amount equal to five percent (5%) of the total advance made to us by Cornell Capital at such closing, which cash fee may be deducted by Cornell Capital from the gross proceeds due and payable to us.

Manner of sales; Broker-dealer compensation

         Cornell Capital may resell any shares of Class A common stock that it acquires from us pursuant to the equity line of credit agreement. It may elect to sell any of these shares in privately negotiated transactions or in the over-the-counter market through brokers and dealers. These brokers and dealers may act as agent or as principals and may receive compensation in the form of discounts, concessions or commissions from Cornell Capital or from the purchasers of its shares of Class A common stock for whom the broker-dealers may act as agent or to whom the broker-dealers may sell as principal, or both. Cornell Capital also may sell the shares in reliance upon Rule 144 under the Securities Act from time to time if it is eligible to do so. We have been advised by Cornell Capital that it has not made any arrangements for the distribution of the shares. Broker-dealers who effect sales for Cornell Capital may arrange for other broker-dealers to participate. Broker-dealers engaged by Cornell Capital will receive commissions or discounts from it in amounts to be negotiated prior to the sale.

Filing of a supplement in some instances

         If Cornell Capital notifies us that it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of Class A common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

         o        the name of each broker-dealer;

         o        the number of shares involved;

         o        the price at which those shares were sold;

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s);

         o if applicable, that the broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as amended; and

         o        any other facts material to the transaction.

Persons deemed to be underwriters

         Cornell Capital is an "underwriter" within the meaning of the Securities Act in connection with the sale of the shares it may receive pursuant to the equity line of credit agreement. Accordingly, both the 5% discount on the purchase of the Class A common stock to be received by Cornell Capital and the 5% cash fee received by Cornell Capital on each closing date under the equity line will be underwriting discounts under the Securities Act. In addition, any broker-dealers that participate with Cornell Capital in the sale of those shares also will be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Accordingly, any discounts, concessions or commissions received by any of these broker-dealers acting on behalf of Cornell Capital and any profits received by them on the resale of the shares of Class A common stock will be deemed to be underwriting discounts and commissions under the Securities Act.

         In addition to the shares issuable to Cornell Capital pursuant to our equity line purchase agreement, the following shares which are covered by this prospectus may be offered and sold from time to time by the selling stockholders:

         o shares issuable upon the exercise by Gary Valinoti of an option to purchase 1,000,000 shares of our Class A common stock;

         o shares issuable upon the exercise by Stephen J. Schoepfer of an option to purchase 500,000 shares of our Class A common stock;

         o shares issuable upon the exercise by Thomas J. Mazzarisi of an option to purchase 500,000 shares of our Class A common stock;

         o        shares issuable upon the exercise by M.S. Farrell & Co., Inc.
                  of a five-year warrant to purchase 750,000 shares of our Class A common stock (assuming conversion of all Series 1 Class B shares into Class A shares);

         o shares issuable upon the exercise by FAS Holdings, Inc. of a five-year warrant to purchase 1,000,000 shares of our Class A common stock;

         o shares issuable upon the exercise by Butler Gonzalez LLP of a five-year warrant to purchase 25,000 shares of our Class A common stock;

         o shares issuable upon the exercise by Strategic Growth International, Inc. of an option to purchase 500,000 shares of our Class A common stock (assuming conversion of all Series 1 Class B shares into Class A shares);

         o 441,807 shares of Class A common stock issued to Strategic Growth International, Inc. as part of a settlement agreement (assuming conversion of all Series 1 Class B shares into Class A shares);

         o 10,000 shares of Class A common stock issued to Westrock Advisors, Inc. as a placement agent fee in connection with our equity line purchase agreement;

         o        110,000 shares of Class A common stock owned by Thomas J.
                  Mazzarisi (assuming conversion of all Series 1 Class B shares into Class A shares); and

         o        75,000 shares of Class A common stock owned by Stephen J.
                  Schoepfer (assuming conversion of all Series 1 Class B shares into Class A shares).

         The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares on the Nasdaq OTC Bulletin Board at prices and at terms then prevailing or at prices related to the then current market price or in private sales at negotiated prices directly or through brokers.

         Any broker-dealer participating in transactions as agent may receive commissions from the selling stockholders, and, if acting as agent for the purchase of the shares, from the purchaser. Usual and customary brokerage fees will be paid by the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold share at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may then resell the shares from time to time in transactions in the over-the-counter market, in negotiated transactions or by a combination of these methods of sale, at market prices prevailing at the time of sale or at negotiated prices, and in connection with resales may pay to or receive from the purchasers of the shares commissions as described above.

         In order to comply with the securities laws of some states, if applicable, the shares will be sold in some jurisdictions only through registered or licensed brokers or dealers. In some states, the shares may not be sold unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Stock Repurchase Programs

         We do not have a stock repurchase program and have no intention of establishing such a program at this time. From time to time our affiliates may purchase our stock in the secondary market for their own account. Any such purchases will be conducted in compliance with the anti-manipulation rules under the Exchange Act.

Regulation M

         We have advised the selling stockholders that the anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and any of its affiliates. The selling stockholder has advised us that during the time as the selling stockholders may be engaged in the attempt to sell shares registered under this prospectus, it will:

         o not engage in any stabilization activity in connection with any of the shares;

         o not bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act;

         o not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

         o effect all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

         The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

                            DESCRIPTION OF SECURITIES


         We have the authority to issue two hundred million (200,000,000) shares, of which: (i) one hundred fifty-five million (155,000,000) shares shall be Class A common stock, par value $0.00001; (ii) thirty million (30,000,000) shares shall be Class B common stock, par value $0.00001, of which three million (3,000,000) shares have been designated Series 1 Class B common stock; and (iii) fifteen million (15,000,000) shares shall be preferred stock.

         As of April 9, 2002, we had (i) 27,352,953 shares of Class A common stock issued and outstanding, (ii) 2,735,292 shares of Series 1 Class B common stock issued and outstanding, and (iii) no shares of preferred stock issued and outstanding.

         General. Except as otherwise required by the laws of the State of Nevada or as otherwise provided in our Articles of Incorporation, as amended, each share of Class A common stock will have identical rights, preferences, privileges and restrictions as the existing common stock. The Series 1 Class B common stock will have identical rights, preferences, privileges and restrictions as the existing common stock except that each full share of Series 1 Class B common stock will be convertible, at the option of the holder, into one share of Class A common stock. In addition, all shares of Series 1 Class B common stock will be redeemable by JAG Media at any time for, at the election of our Board of Directors, either (A) an equal number of shares of Class A common stock or (B) equivalent cash value. Our Board of Directors is also authorized to issue other series of Class B common stock and preferred stock with the designation of each series and their rights, preferences, privileges and restrictions to be determined by our Board of Directors. All outstanding shares of Class A common stock, Series 1 Class B common stock and preferred stock, when validly issued, will be fully paid and non-assessable.

         Voting. All shares of Class A common stock will be entitled to one vote on any matter to be voted on by the stockholders of JAG Media. Each share of Series 1 Class B common stock will be entitled to one vote on any matter to be voted on by the stockholders of JAG Media and shall vote together with the Class A common stock, except as provided by law. There is no provision in our Articles of Incorporation permitting cumulative voting. Under our Articles of Incorporation and the laws of the State of Nevada, only the affirmative vote of the holders representing a majority of the outstanding voting power of Class A common stock and Series 1 Class B common stock entitled to vote will be required to amend our Articles of Incorporation.

         Dividends and Distributions. Each share of Class A common stock and Series 1 Class B common stock will be equal in respect to dividends and other distributions in cash, stock or property, including distributions in connection with any recapitalization and upon liquidation, dissolution, or winding up of JAG Media.

         Mergers, Consolidations and Liquidation. Each holder of Class A common stock and Series 1 Class B common stock will be entitled to receive an equal amount per share consideration in the event of a merger, consolidation or liquidation.

         Preemptive Rights. None of the Class A common stock or Series 1 Class B common stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of JAG Media of any class or any other securities convertible into any class of our shares.

         Other Series of Class B Common Stock. Our Board of Directors is authorized to issue new series of Class B common stock other than the Series 1 Class B common stock and the terms of any new series of Class B common stock, including dividend rates, conversion prices, voting rights, redemption prices and similar matters, shall be determined by our Board of Directors.

         Preferred Stock. Our Board of Directors is authorized to issue the preferred stock and the terms of the preferred stock, including dividend rates, conversion prices, voting rights, redemption prices and similar matters, shall be determined by our Board of Directors.

         Future Financings and Acquisitions.We have authorized 155,000,000 shares of Class A common stock, 30,000,000 shares of Class B common stock, of which 3,000,000 shares have been designated as Series 1 Class B common stock, and 15,000,000 shares of preferred stock. Therefore, our Board of Directors may issue additional shares of Class A common stock and Class B common stock and shares of preferred stock, from time to time in the future, for any proper corporate purpose, including public and private equity offerings, convertible debt offerings, stock splits, stock dividends, acquisitions, warrants, stock option plans, and funding of employee benefit plans. No further action or authorization by our stockholders would be necessary prior to the issuance of additional shares of Class A common stock or Class B common stock or the issuance of the preferred stock. The future issuance by us of shares of Class A common stock, Class B common stock or preferred stock may dilute the equity ownership position and the rights, preferences and privileges of existing stockholders. Unissued shares of common stock or preferred stock could be issued in circumstances that would serve to preserve control of our existing management.

         Anti-Takeover Effects. We recently implemented a recapitalization which involved the authorization of 100,000,000 additional shares of stock. Without further stockholder action, our Board of Directors could authorize the issuance of all or any part of such additional shares, including a new series of Class B common stock and/or preferred stock with special voting rights by class or with more than one vote per share, to a "white knight" in order to deter a potential buyer of JAG Media. As a result, the recapitalization might have the effect of preventing or discouraging an attempt by a party unable to obtain the approval of the Board of Directors of JAG Media to take over or otherwise gain control of JAG Media. As of the date of this proxy statement, management knows of no specific effort to accumulate securities of JAG Media or to obtain control of JAG Media by means of a merger, amalgamation, tender offer or solicitation in opposition to management or otherwise.

Options

         As of April 9, 2002, there were options outstanding to purchase an aggregate of 2,734,145 shares of our Class A common stock and 45,455 shares of our Series 1 Class B common stock at exercise prices ranging from $0.02 to $3.50 per share, subject to certain vesting requirements, at any time prior to various dates through August 31, 2011, provided, however, that certain of these options will expire prior to such dates upon the termination of certain contracts with us.

Warrants

         As of April 9, 2002, the following warrants to purchase shares of our Class A common stock and Series 1 Class B common stock were outstanding:

         o warrants to purchase, at any time prior to March 15, 2005, 681,818 shares of Class A common stock and 68,182 shares of Series 1 Class B common stock at $6.00 per share;

         o warrants to purchase, at any time prior to June 12, 2005, 25,000 shares of our Class A common stock at $2.00 per share;

         o warrants to purchase e, at any time prior to July 21, 2005, 509,091 shares of our Class A common stock and 50,909 shares of Series 1 Class B common stock at $2.00 per share; and

         o warrants to purchase, at any time prior to April 9, 2006, 1,000,000 shares of our Class A common stock at $0.001 per share.

                          REGISTRAR AND TRANSFER AGENT

         The registrar and transfer agent for our Class A common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401.

                                  LEGAL MATTERS

         The validity of the shares offered hereby was passed upon for JAG Media by Thomas J. Mazzarisi, Esq. As of the date of this prospectus, Mr. Mazzarisi is the beneficial owner of 610,000 shares of our Class A common stock. Mr. Mazzarisi serves as the Executive Vice President, Chief Financial Officer and General Counsel of JAG Media.

                                     EXPERTS

         JAG Media's consolidated financial statements as of July 31, 2001 and for the years ended July 31, 2001 and 2000 have been audited by J.H. Cohn LLP, independent public accountants, and have been included in this prospectus in reliance upon the report of J.H. Cohn LLP (which is also included in this prospectus and includes an explanatory paragraph concerning the Company's ability to continue as a going concern) and upon their authority as experts in accounting and auditing.

         JAG Media engaged J.H. Cohn LLP as its independent public accountants in April, 1999. JAG Media did not consult with any other accounting firm regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of opinion that might be rendered regarding JAG Media's financial statements, nor did it consult with J.H. Cohn LLP with respect to any accounting disagreement or any reportable event, at any time prior to the appointment of such firm.

                                OTHER INFORMATION

         This prospectus is part of a registration statement on Form SB-2 that we have filed with the SEC. Certain information is contained in the registration statement that is not contained in this prospectus. Please consult the registration statement for further information.

         You should rely only on the information contained in this prospectus. We have not authorized any person to provide any other information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement. This prospectus is neither offering to sell nor seeking an offer to buy any securities other than the shares covered by this prospectus, nor is this prospectus offering to sell or seeking an offer to buy securities in any unlawful way.

                    JAG Media Holdings, Inc. and Subsidiaries
                  (formerly JagNotes.com Inc. and Subsidiaries)




                          Index to Financial Statements


                                                                        PAGE
                                                                        ----

Report of Independent Public Accountants                                F-2

Consolidated Balance Sheet
     July 31, 2001                                                      F-3

Consolidated Statements of Operations
     Years Ended July 31, 2001 and 2000                                 F-4

Consolidated Statements of Changes in Stockholders' Equity
     Years Ended July 31, 2001 and 2000                                 F-5

Consolidated Statements of Cash Flows
     Years Ended July 31, 2001 and 2000                                 F-6

Notes to Consolidated Financial Statements                            F-7/25

Condensed Consolidated Balance Sheet
     January 31, 2002 (Unaudited)                                      F-26

Condensed Consolidated Statements of Operations
     Six Months Ended January 31, 2002 and 2001 (Unaudited)            F-27

Condensed Consolidated Statement of Changes in Stockholders' Equity
(Deficiency)
     Six Months Ended January 31, 2002 (Unaudited)                     F-28

Condensed Consolidated Statements of Cash Flows
     Six Months Ended January 31, 2002 and 2001 (Unaudited)            F-29

Notes to Condensed Consolidated Financial Statements                 F-30/40


                                      * * *

                    Report of Independent Public Accountants


To the Board of Directors and Stockholders
JAG Media Holdings, Inc.


We have audited the accompanying consolidated balance sheet of JAG Media Holdings, Inc. (formerly JagNotes.com Inc.) and Subsidiaries as of July 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended July 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JAG Media Holdings, Inc. and Subsidiaries as of July 31, 2001, and their results of operations and cash flows for the years ended July 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 2 to the consolidated financial statements, the Company's operations have generated recurring losses and it had a working capital deficiency and an accumulated deficit as of July 31, 2001. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.



                                                          J.H. Cohn LLP

Roseland, New Jersey
September 12, 2001, except for Note 12
    as to which the date is February 21,
    2002

                    JAG Media Holdings, Inc. and Subsidiaries

                           Consolidated Balance Sheet
                                  July 31, 2001




                Assets

Current assets:
    Cash and cash equivalents                                  $     13,438
    Accounts receivable                                              41,084
    Other current assets                                             99,620
                                                               ------------
           Total current assets                                     154,142

Equipment, net of accumulated depreciation of $76,950                93,608
Capitalized web site development costs, net of accumulated
    amortization of $175,830                                        351,671
                                                               ------------
           Total                                               $    599,421
                                                               ============


      Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable and accrued expenses                      $    263,501
    Deferred revenues                                               180,364
                                                               ------------
           Total liabilities                                        443,865
                                                               ------------

Commitments and contingencies

Stockholders' equity:
    Common stock, par value $.00001 per share;
        100,000,000 shares authorized; 19,312,807
        shares issued and outstanding                                   193
    Additional paid-in capital                                   35,669,723
    Unearned compensation                                          (975,090)
    Accumulated deficit                                         (34,539,270)
                                                               ------------
           Total stockholders' equity                               155,556
                                                               ------------

           Total                                               $    599,421
                                                               ============









                See Notes to Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                      Consolidated Statements of Operations
                       Years Ended July 31, 2001 and 2000




                                                          2001              2000
                                                      -----------      ------------

Revenues                                             $  1,001,463      $  1,042,033
                                                     ------------      ------------

Operating expenses:
    Cost of revenues                                    7,205,174         8,132,400
    Write-off of capitalized web site costs                                 407,375
    Selling expenses                                      147,300         1,865,212
    General and administrative expenses                 8,497,629         5,553,837
                                                     ------------      ------------
        Totals                                         15,850,103        15,958,824
                                                     ------------      ------------

Loss from operations                                  (14,848,640)      (14,916,791)

Other income (expense):
    Interest income                                        13,223           147,809
    Gain on sale of subsidiary                            196,959
    Write-off of investments in other companies          (500,000)
    Interest expense                                   (1,526,811)       (1,894,676)
                                                     ------------      ------------

Net loss                                             $(16,665,269)     $(16,663,658)
                                                     ============      ============


Basic net loss per share                                    $(.93)           $(1.18)
                                                            =====            ======


Basic weighted average common shares outstanding       17,853,515        14,166,218
                                                     ============      ============










                See Notes to Consolidated Financial Statements.

                   JAG Media Holdings, Inc. and Subsidiaries

           Consolidated Statements of Changes in Stockholders' Equity
                       Years Ended July 31, 2001 and 2000


                                           Common Stock
                                       --------------------      Additional
                                       Number of                  Paid-in        Unearned        Accumulated
                                        Shares       Amount       Capital      Compensation        Deficit        Total
                                        ------       ------       -------      ------------        -------        -----

Balance, August 1, 1999                13,996,290     $140      $10,920,215    $  (3,015,388)   $(1,210,343)  $   6,694,624

Sales of common stock through
    private placement, net of
    expenses of $275,040                  785,715        8        2,474,952                                       2,474,960

Exercise of stock options                  18,000                    36,000                                          36,000

Effects of issuance of stock
    options and warrants in
    exchange for services                                        11,918,685      (11,918,685)

Effects of issuance of beneficial
    conversion rights and warrants
    in connection with private
    placement of convertible
    debenture                                                     3,327,678                                       3,327,678

Amortization of unearned
    compensation                                                                   6,053,522                      6,053,522

Net loss                                                                                        (16,663,658)    (16,663,658)
                                       ----------     ----      -----------    -------------   ------------    ------------
Balance, July 31, 2000                 14,800,005      148       28,677,530       (8,880,551)   (17,874,001)      1,923,126

Sales of common stock and
    warrants pursuant to equity
    financing agreement, net of
    expenses of $116,670                1,135,850       11        1,049,989                                       1,050,000

Partial conversion of convertible
    debentures                          3,376,952       34        1,088,564                                       1,088,598

Effects of issuance of stock
    options and warrants in
    exchange for services                                         1,935,870       (1,935,870)

Effects of issuance of beneficial
    conversion rights and warrants
    in connection with private
    placement of convertible
    debentures                                                    2,917,770                                       2,917,770

Amortization of unearned
    compensation                                                                   8,181,124                      8,181,124

Effects of sale of subsidiary                                                      1,660,207                      1,660,207

Net loss                                                                                        (16,665,269)    (16,665,269)
                                       ----------     ----      -----------    -------------   ------------    ------------

Balance, July 31, 2001                 19,312,807     $193      $35,669,723    $    (975,090)  $(34,539,270)   $    155,556
                                       ==========     ====      ===========    =============   ============    ============



See Notes to Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows
                       Years Ended July 31, 2001 and 2000


                                                                                                 2001              2000
                                                                                            ------------       ------------
Operating activities:
    Net loss                                                                                $(16,665,269)      $(16,663,658)
    Adjustments to reconcile net loss to net cash used in
        operating activities:
        Depreciation                                                                             114,429             24,076
        Amortization of capitalized web site development costs                                   199,578
        Write-off of capitalized web site development costs                                                         407,375
        Write-off of investments in other companies                                              500,000
        Amortization of unearned compensation                                                  8,181,124          6,053,522
        Gain on sale of subsidiary                                                              (196,959)
        Charges to interest expense for:
           Issuance of beneficial conversion rights                                              217,770          1,793,893
           Amortization of deferred financing costs and debt discount                          1,161,234             75,783
        Changes in operating assets and liabilities:
           Accounts receivable                                                                     8,950            (31,134)
           Other current assets                                                                  661,306           (382,394)
           Other assets                                                                          (22,540)
           Accounts payable and accrued expenses                                                 295,345            177,805
           Deferred revenues                                                                    (162,336)            59,478
           Noncurrent accrued interest payable                                                   144,771             25,000
                                                                                            ------------       ------------
               Net cash used in operating activities                                          (5,562,597)        (8,460,254)
                                                                                            ------------       ------------

Investing activities:
    Purchases of equipment                                                                      (268,575)          (385,740)
    Web site development costs capitalized                                                       (77,068)          (702,500)
    Proceeds from sale of subsidiary                                                           1,002,147
    Investments in other companies                                                                                 (350,000)
    Purchases of other assets                                                                                       (62,248)
                                                                                            ------------       ------------
               Net cash provided by (used in) investing activities                               656,504         (1,500,488)
                                                                                            ------------       ------------

Financing activities:
    Payments of capital lease obligations                                                        (37,055)           (37,554)
    Proceeds from private placement of convertible debentures                                  3,400,000          2,500,000
    Costs paid in connection with private placement of
        convertible debentures                                                                  (300,000)          (285,000)
    Net proceeds from private placements of common stock
        and units of common stock and warrants                                                 1,050,000          2,474,960
    Proceeds from exercise of stock options                                                                          36,000
                                                                                            ------------       ------------
               Net cash provided by financing activities                                       4,112,945          4,688,406
                                                                                            ------------       ------------

Net decrease in cash and cash equivalents                                                       (793,148)        (5,272,336)
Cash and cash equivalents, beginning of year                                                     806,586          6,078,922
                                                                                            ------------       ------------

Cash and cash equivalents, end of year                                                      $     13,438       $    806,586
                                                                                            ============       ============

Supplemental disclosure of cash flow data:
    Interest paid                                                                           $       -          $         -
                                                                                            ============       ============
    Income taxes paid                                                                       $       -          $         -
                                                                                            ============       ============

See Notes to Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 1 - Organization and business:

                JAG Media Holdings, Inc., a Nevada corporation, and its subsidiaries (the "Company") gather and compile financial and investment information from contacts at financial institutions, experienced journalists, money managers, analysts and other Wall Street professionals and generate revenues by releasing such information to subscribers on a timely basis through facsimile transmissions and a web site, www.jagnotes.com. Subscribers receive, among other things, a daily early-morning investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades and analyst coverage changes from various investment banks and brokerage houses. Management considers all of the financial services provided to subscribers to be within the same business segment.

                The Company commenced operations in 1989 and its subscribers were initially limited primarily to institutional investors. During the year ended July 31, 2000, the Company opened its web site and began targeting retail subscribers in an effort to expand its subscriber base. In September 2000, a subsidiary, JAGfn Broadband, L.L.C. ("JAGfn"), started an advertiser-based financial webcast which was sold on February 1, 2001 (see Note
                6). Another subsidiary, JagNotes.Euro.com Ltd. ("Euro"), was attempting to generate foreign revenues. Euro's activities were terminated prior to January 31, 2001.

                Prior to February 21, 2002, JAG Media Holdings, Inc. was known as JagNotes.com Inc. (see Note 12).


Note 2 - Basis of presentation and summary of significant accounting policies:

                Basis of presentation:

                    The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, as shown in the accompanying consolidated financial statements, the Company only generated revenues of approximately $920,000 and $1,042,000, and it incurred net losses of approximately $16,665,000 and $16,664,000 and cash flow deficiencies from operating activities of approximately $5,563,000 and $8,460,000 during 2001 and 2000, respectively. As a result, the Company had a cash balance of only $13,000, a working capital deficiency of $290,000 and an accumulated deficit of approximately $34,539,000 as of July 31, 2001. In addition, management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities through at least July 31, 2002. These matters raise substantial doubt about the Company's ability to continue as a going concern.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 2 - Basis of presentation and summary of significant accounting policies (continued):

                 Basis of presentation (concluded):

                    The Company's net losses in 2001 and 2000 included noncash operating expenses of approximately $8,995,000 and $6,485,000, respectively. Primarily as a result of the sale of the advertiser-based financial webcast operations of JAGfn as of the beginning of the six months ended July 31, 2001 and the termination of its efforts to generate foreign revenues prior to January 31, 2001, the Company reduced its net loss from approximately $14,111,000 for the six months ended January 31, 2001 to $2,554,000 for the six months ended July 31, 2001. The net loss of approximately $2,554,000 for the six months ended July 31, 2001 included noncash charges for depreciation and amortization of approximately $1,441,000. Management believes that, in the absence of a substantial increase in subscription revenues, it is probable that the Company will continue to incur losses and negative cash flows from operating activities through at least July 31, 2002 and that the Company will need to obtain additional equity or debt financing to sustain its operations until it can market its services, expand its customer base and achieve profitability.

                    As further explained in Note 11, the Company entered into an agreement with an investment partnership pursuant to which the Company has, in effect, "put" options whereby, subject to certain conditions, it can require the investment partnership to purchase shares of its common stock from time to time at an aggregate purchase price of $10,000,000. The Company will be able to exercise the put options over a period of up to 36 months from the date a registration statement under the Securities Act of 1933 (the "Act") filed with the Securities and Exchange Commission (the "SEC") by the Company for the registration of the shares issuable to the investment partnership becomes effective. During the 12-month period following the effective date of the registration statement, the minimum amount of funding to be provided by the investment partnership will be $100,000 per month. The Company's ability to obtain additional amounts will depend, among other things, on the market value and average daily trading volume of its shares and the ability of the investment partnership to fund its commitment.

                    Management believes that the Company will be able to generate sufficient revenues from its remaining facsimile transmission and web site operations and obtain sufficient financing from its agreement with the investment partnership or through other financing agreements to enable it to continue as a going concern through at least July 31, 2002. However, if the Company cannot generate sufficient revenues and/or obtain sufficient additional financing, if necessary, by that date, the Company may be forced thereafter to restructure its operations, file for bankruptcy or entirely cease its operations.

                    The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 2 - Basis of presentation and summary of significant accounting policies (continued):

                  Use of estimates:

                    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                  Principles of consolidation:

                    The accompanying consolidated financial statements include the accounts of JAG Media Holdings, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                  Revenue recognition:

                    Fees for subscriptions are generally billed in advance on a monthly, quarterly, semi-annual or annual basis. Revenues from subscriptions are recognized ratably over the subscription period. Subscription fees collected that relate to periods subsequent to the date of the consolidated balance sheet are included in deferred revenues.

                  Cash equivalents:

                    Cash equivalents consist of highly liquid investments with a maturity of three months or less when acquired.

                  Equipment:

                    Equipment is stated at cost, net of accumulated depreciation. Depreciation is provided using accelerated methods over the estimated useful lives of the assets which range from three to seven years.

                  Web site development costs:

                    The Company accounts for costs incurred in connection with the development of a web site in accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs." Accordingly, all costs incurred in planning the development of a web site are expensed as incurred. Costs, other than general and administrative and overhead costs, incurred in the web site application and infrastructure development stage, which involves acquiring or developing hardware and software to operate the web site, are capitalized. Fees paid to an Internet service provider for hosting a web site on its server(s) connected to the Internet are expensed over the estimated period of benefit. Other costs incurred during the operating stage, such as training, administration and maintenance costs, are expensed as incurred. Costs incurred during the operating stage for upgrades and enhancements of a web site are capitalized if it is probable that they will result in added functionality. Capitalized web site development costs are amortized on a straight-line basis over their estimated useful life.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 2 - Basis of presentation and summary of significant accounting policies (continued):

                 Web site development costs (concluded):

                    The Company capitalized costs of approximately $527,000 and $702,000 in 2001 and 2000, respectively, that were incurred in connection with the acquisi-tion and development of software in the application and infrastructure development stage and the enhancement of its web sites. The Company also redesigned the software it initially developed for its web site and wrote down previously capitalized web site development costs of approximately $407,000 during 2000.

                 Debt issuance costs and debt discount:

                    Loan fees and other debt issuance costs are deferred and amortized to interest expense over the term of the related loan on a straight-line basis. Debt discount is offset against the principal balance and amortized using the interest method over the term of the related loan.

                 Impairment of long-lived assets:

                    The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets, such as equipment and capitalized web site development costs, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

                 Advertising:

                    The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations amounted to $49,164 and $1,296,386 in 2001 and 2000, respectively.

                 Income taxes:

                    The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 2 - Basis of presentation and summary of significant accounting policies (concluded):

                 Stock options:

                    In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company recognizes the cost of options, warrants and other equity instruments issued to employees and nonemployees as consideration for services to expense over the periods in which the related services are rendered by a charge to compensation cost and a corresponding credit to equity (additional paid-in capital). Generally, cost is accrued based on the fair value of the equity instruments at the date of issuance, which is estimated based on the Black-Scholes or another option-pricing model that meets criteria set forth in SFAS 123, and the assumption that all of the options or other equity instruments will ultimately vest. The effect of actual forfeitures is recognized as they occur.

                 Net earnings (loss) per share:

                    The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible debentures, were issued during the period, the treasury stock method had been applied to the proceeds from the exercise of the options and warrants and the interest costs applicable to the convertible debentures had been added back to the numerator.

                    Diluted per share amounts have not been presented in the accompanying consolidated statements of operations because the Company had a net loss in 2001 and 2000 and the assumed effects of the exercise of all of the Company's stock options and warrants and the conversion of the convertible debentures would have been anti-dilutive.


Note 3 - Investments in other companies:

                During 2000, the Company purchased a 7% equity interest in another Internet-based provider of financial and investment information and a 2.5% equity interest in a company that had developed software that management believed had the potential to facilitate access to the Company's web sites through web sites maintained by other providers of financial and investment information. The investees were not public companies and, accordingly, these investments were accounted for pursuant to the cost method. The aggregate carrying value of the investments was $500,000 as of July 31, 2000. During the fourth quarter of 2001, management determined that the Company would not be able to recover any portion of these investments and, accordingly, the aggregate carrying value of $500,000 was written off.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 4 - Income taxes:

                As of July 31, 2001, the Company had net operating loss carryforwards of approximately $19,850,000 available to reduce future Federal taxable income which will expire from 2019 through 2021.

                As of July 31, 2001, the Company's deferred tax assets consisted of the effects of temporary differences attributable to the following:


                    Deferred revenues, net                    $    72,000
                    Unearned compensation                       5,747,000
                    Net operating loss carryforwards            7,930,000
                                                              -----------
                                                               13,749,000
                    Less valuation allowance                  (13,749,000)
                                                              -----------

                        Total                                 $        --
                                                              ===========

                Due to the uncertainties related to, among other things, the changes in the ownership of the Company, which could subject its net operating loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset its net deferred tax assets by an equivalent valuation allowance as of July 31, 2001.

                The Company had also offset the potential benefits of approximately $7,093,000 and $440,000 from its net deferred tax assets by equivalent valuation allowances as of July 31, 2000 and 1999, respectively. As a result of the increase in the valuation allowance of $6,686,000 and $6,553,000 during 2001 and 2000, respectively, there are no credits for income taxes reflected in the accompanying consolidated statements of operations to offset pre-tax losses.


Note 5 - Financing provided by CALP II Limited Partnership:

                 Convertible debentures:

                    On June 12, 2000, the Company sold CALP II Limited Partnership (the "Investor") a convertible debenture (the "Debenture") that had a principal balance of $2,500,000, was initially scheduled to mature on June 12, 2003 and bore interest at an annual rate of 8%. The Company received gross proceeds of $2,500,000 from the sale, which was made through a private placement that was intended to be exempt from registration under the Act. The principal balance of, and interest accrued on, the Debenture was convertible, in whole or in part, at the option of the Investor into shares of the Company's common stock at the lesser of $1.31 per share or 75% of the average of the lowest closing bid prices for such shares over a specified period. The Company had the option to require such conversion in amounts that depended on the market price and daily trading volume of the shares over a specified period.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 5 - Financing provided by CALP II Limited Partnership (continued):

                 Convertible debentures (continued):

                    As additional consideration in connection with the sale of the Debenture, the Company also issued a warrant to the Investor for the purchase of 428,571 shares of the Company's common stock at $1.75 per share that was initially scheduled to be exercisable through June 12, 2005. The Company also issued warrants for the purchase of 275,000 shares of the Company's common stock at $2.00 per share that were initially scheduled to be exercisable through June 12, 2005 as consideration for legal and other professional services received in connection with the sale of the Debenture. The Company valued the warrant issued to the Investor at $934,285 and the warrants issued for legal and other professional services at $599,500 based on estimated fair values determined by using the Black-Scholes option-pricing model method pursuant to the provisions of SFAS 123. Accordingly, the Company initially increased additional paid-in capital by $1,533,785 for the fair value of all of the warrants and reduced the carrying value of the Debenture by $934,285 for the debt discount attributable to the fair value of the warrant issued to the Investor and increased deferred financing costs by $599,500 for the fair value of the warrants issued for services. The Company also increased deferred financing costs by $285,000 for other payments made for legal and other professional services received in connection with the sale of the Debenture.

                    The fair value of the Company's common stock on June 12, 2000 was $2.25 per share which exceeded the conversion price for the Debenture. Pursuant to interpretations issued by the staff of the Securities and Exchange Commission, such excess constituted a beneficial conversion feature or right for which the value is measured by the difference between the aggregate conversion price and the fair value of the common stock into which the securities are convertible, multiplied by the number of shares into which the securities are convertible. Accordingly, the beneficial conversion rights attributable to the issuance of the Debenture had a fair value of approximately $1,794,000, which equaled the excess of the aggregate proceeds the Investor would have received if the Investor had converted the Debenture and sold the 1,908,397 shares of common stock (the amount of shares that would have been received if conversion occurred on June 12,
                    2000) for approximately $4,294,000 based on the fair market value of $2.25 per share on June 12, 2000. Since the Debenture became convertible upon issuance, the Company recorded a charge of $1,794,000 to interest expense for the beneficial conversion rights and a corresponding increase in additional paid-in capital on June 12, 2000.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 5 - Financing provided by CALP II Limited Partnership (continued):

                 Convertible debentures (continued):

                    During the period from October 20, 2000 to December 1, 2000, the Company sold an affiliate of the Investor convertible debentures (the "New Debentures") that had an aggregate principal balance of $3,000,000, were initially scheduled to mature at various dates through December 1, 2003 and bore interest at an annual rate of 8%. The Company received gross proceeds of $3,000,000 from the sale, which was made through a private placement that was intended to be exempt from registration under the Act. Subsequently, the affiliate assigned its rights and obligations to the Investor. The principal balance of, and interest accrued on, each of the New Debentures was convertible, in whole or in part, at the option of the Investor into shares of the Company's common stock at the lesser of $.80 per share or 75% of the average of the lowest closing bid prices for such shares over a specified period. The Company had the option to require such conversion in amounts that depended on the market price and daily volume of the shares over a specified period.

                    As additional consideration in connection with the sales of all of the New Debentures, the Investor received a 10% fee for each New Debenture issued. The Company also issued a warrant to the Investor for the purchase of 3,000,000 shares of the Company's common stock at $1.25 per share that was initially scheduled to be exercisable through October 20, 2005. The estimated fair value of the warrant was $3,450,000, as determined by the Black-Scholes option-pricing model method. Since the Company only received net proceeds from the sale of the New Debentures of $2,700,000 (which equaled the principal balance of the New Debentures net of the 10% fee paid to the Investor), it only recorded $2,700,000 of the estimated fair value of the warrant as debt discount which was to be amortized to interest expense over the related terms of the New Debentures. Accordingly, the Company had received net proceeds from the sale of New Debentures of $2,700,000 and had initially recorded an equivalent amount of debt discount.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 5 - Financing provided by CALP II Limited Partnership (continued):

                 Convertible debentures (continued):

                    As additional consideration in connection with the sale of the New Debentures, the Company also reduced the conversion price for the Debenture to the lesser of $1.31 per share to $.80 per share or 75% of the average of the lowest closing bid prices for such shares over a specified period, which was also the conversion price for the New Debentures. The fair value of the Company's common stock on October 20, 2000 was $1.25 per share which exceeded the adjusted conversion price for the Debenture and the conversion price for the New Debentures of $.80 per share. Such excess constituted beneficial conversion rights for which the value was measured, as explained above, by the difference between the aggregate conversion price and the fair value of the common stock into which the securities were convertible, multiplied by the number of shares into which the securities were convertible. The beneficial conversion rights had an aggregate fair value of $2,800,000 at October 20, 2000, of which approximately $1,600,000 and $1,200,000 applied to the Debenture and the New Debentures, respectively. However, the Company did not record any additional charges for the fair values of the beneficial conversion rights since the fair values of the beneficial conversion rights and/or warrants previously issued to the Investor in connection with the Debenture and the fair value of the warrants issued to the Investor in connection with the New Debentures had already offset the proceeds allocated to the Debenture and the New Debentures.

                    The Company also agreed to issue to the Investor on each date on which the Investor converted any portion of a New Debenture a warrant to purchase a number of shares of common stock equal to 20% of the number of shares issued upon conversion of that portion of the New Debenture. The exercise price for these warrants was to be equal to 110% of the average bid price of the Company's common stock over a specified period preceding the date of conversion.

                    In January 2001, the Investor purchased two additional convertible debentures each of which had a principal balance of $200,000 (the "Additional Debentures"). The sales of the Additional Debentures were made through private placements intended to be exempt from registration under the Act. The terms for the conversion of the Additional Debentures were the same as those for the Debenture and the New Debentures. The fair value of the Company's common stock on the dates of issuance exceeded the adjusted conversion price for the Additional Debentures. Such excess constituted beneficial conversion rights which had a fair value of $217,770, for which the value was measured, as explained above, by the difference between the aggregate conversion price and the fair value of the common stock into which the securities were convertible, multiplied by the number of shares into which the securities were convertible. Since the Additional Debentures were convertible immediately upon issuance, the fair value of the beneficial conversion rights attributable to the issuance of the Additional Debentures was charged to interest expense during the six months ended January 31, 2001.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 5 - Financing provided by CALP II Limited Partnership (continued):

                 Convertible debentures (concluded):

                    The issuances of the beneficial conversion rights and the warrants in connection with the sales of the Debenture, the New Debentures and the Additional Debentures were noncash transactions and, accordingly, they are not reflected in the accompanying consolidated statements of cash flows.

                    The Debenture, the New Debentures and the Additional Debentures were all cancelled concurrent with the sale of JAGfn on February 1, 2001 (see Note 6).

                    During the portion of 2001 prior to the sale of JAGfn, amortization of deferred financing costs and debt discount applicable to the Debenture, the New Debentures and the Additional Debentures totaled $442,020 and $719,214, respectively. During 2000, amortization of deferred financing costs and debt discount applicable to the Debenture totaled $36,854 and $38,929, respectively.

                    During the portion of 2001 prior to the sale of JAGfn and the cancellation of the Debenture, the Investor received 3,376,952 shares of the Company's common stock upon the conversion of a portion of the Debenture with an aggregate principal balance of $1,052,000 and a carrying value, net of debt discount, of $715,043 and the conversion of accrued interest of $36,598.

                    The issuances of the warrants in connection with the sales of the Debentures and the New Debentures and the issuances of the shares upon the partial conversion of the Debenture were transactions intended to be exempt from registration under the Act.

                    As of February 1, 2001, the date of their cancellation, the Debenture, the New Debentures and the Additional Debentures had an aggregate principal balance of $4,848,000 and a carrying value of $1,399,406, net of unamortized debt issuance costs of $405,626 and unamortized debt discount $3,176,142. In addition, accrued interest of $71,418 applicable to the Debenture, the New Debentures and the Additional Debentures was cancelled as of February 1, 2001.

                 Equity financing agreement:

                    As of June 14, 2000, the Company entered into another financing agreement (the "Equity Financing Agreement") with the Investor pursuant to which it could have required the Investor to purchase shares of the Company's common stock from time to time at an aggregate purchase price of $10,000,000 and a price per share equal to 85% of the average of the lowest closing bid prices for such shares over a specified period preceding the date of each required purchase. The Company also agreed to: (i) issue to the Investor on each date on which the Investor advanced funds to the Company under the Equity Financing Agreement a warrant to purchase a number of shares equal to 20% of the number of shares that were subject to the advance with an exercise price of 110% of the highest closing bid price for such shares over a specified period preceding the date of each advance; and (ii) pay a fee to the placement agents and their counsel equal to 10% of the proceeds from the sale of any shares made pursuant to the Equity Financing Agreement.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 5 - Financing provided by CALP II Limited Partnership (concluded):

                 Equity financing agreement (concluded):

                    The Equity Financing Agreement was originally due to expire in December 2002; however, it was cancelled concurrent with the sale of JAGfn on February 1, 2001 (see Note 6).

                    During the period from June 14, 2001 through April 30, 2001, the Investor paid a total of $1,166,670 pursuant to the Equity Financing Agreement for 1,135,850 shares of common stock and warrants to purchase 227,168 shares of common stock (all of which remained outstanding until they were cancelled concurrent with the sale of JAGfn) and, as a result, the Company received proceeds of $1,050,000, net of $116,670 of placement fees. The issuances of such shares and warrants were transactions intended to be exempt from registration under the Act.

Note 6 - Disposition of JAGfn:

                During 2001, the Company transferred a total of 15% of the membership interests in JAGfn to three of its executives pursuant to the terms of their employment contracts. Management believes that the fair value of the interests transferred was immaterial and, accordingly, the Company did not record any charges in connection with the transfers.

                On February 1, 2001, the Company sold its remaining 85% interest in JAGfn to the Investor for consideration comprised primarily of (i) a payment of approximately $1,002,000 in cash, and (ii) an agreement to cancel the Company's obligation to repay the Debenture, the New Debentures and the Additional Debentures and the accrued interest thereon. The Investor also agreed to, among other things, assume substantially all of the Company's contractual obligations including, but not limited to, those under its lease, employment and consulting agreements; the cancellation of certain warrants to purchase shares of the Company's common stock; the cancellation of the Equity Financing Agreement; and the issuance of an option to the Company for the purchase of a 10% membership interest in JAGfn for $5,000,000 at any time prior to January 31, 2002. The Company also agreed to cancel JAGfn's obligation to repay intercompany advances.

                The assets and liabilities of JAGfn as of January 31, 2001 are summarized below:

   Current assets - prepaid expenses                        $    225,000
   Equipment, net                                                567,343
   Capitalized web site development costs, net                    64,224
   Other assets                                                   96,793
                                                             -----------
          Total assets                                           953,360
                                                             -----------

   Current liabilities:
       Accounts payable and accrued expenses                     341,044
       Current portion of capital lease obligations               47,186
       Intercompany advances                                   4,553,373
                                                             -----------
          Total current liabilities                            4,941,603
   Capital lease obligations, net of current portion              20,743
                                                             -----------
          Total liabilities                                    4,962,346
                                                             -----------
   Members' deficiency                                       $(4,008,986)
                                                             ===========

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 6 - Disposition of JAGfn (concluded):

                The members' deficiency at January 31, 2001 was equivalent to JAGfn's operating loss and net loss from the inception of its operations on August 1, 2000 through January 31, 2001. JAGfn did not generate any revenues through January 31, 2001.

                As a result of the sale, the Company recorded a gain during 2001 of $196,959 as shown below:

                  Cash paid by purchaser                                     $ 1,002,147
                  Net carrying value of cancelled convertible notes
                      payable to the Investor (Note 5)                         1,399,406
                  Members' deficiency of JAGfn                                 4,008,986
                                                                             -----------
                         Total                                                 6,410,539
                                                                             -----------

                  Less write-off of:
                      Intercompany advances                                    4,553,373
                      Unearned compensation (A)                                1,660,207
                                                                             -----------
                         Total                                                 6,213,580
                                                                             -----------

                  Net gain                                                   $   196,959
                                                                             ===========

                  (A) This amount represented the balance as of January 31, 2001 of the unamortized unearned compensation associated with consulting and employment agreements assumed by JAGfn (see
                      Note 7).


                  The sale of JAGfn in exchange for the consideration shown above involved, in part, noncash transactions that are not reflected in the accompanying consolidated statement of cash flows for 2001.


Note 7 - Issuances of common stock, warrants and stock options:

                 Private placements of common stock and warrants:

                    As further explained in Note 5, the Company issued to the Investor 3,376,952 shares of common stock upon the conversion of a portion of the Debenture with an aggregate principal balance of $1,052,000 and accrued interest of $36,598 and 1,135,850 shares and warrants to purchase 227,168 shares pursuant to the Equity Financing Agreement for which it received net proceeds of $1,050,000 during 2001. The Company also issued to the Investor a warrant for the purchase of 3,000,000 shares at $1.25 per share in connection with the sale of the New Debentures in 2001 and a warrant for the purchase of 428,571 shares at $1.75 per share in connection with the sale of the Debenture in 2000. All of the warrants issued to the Investor were cancelled concurrent with the sale of JAGfn on February 1, 2001. The issuances of such shares and warrants were transactions intended to be exempt from registration under the Act.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 7 - Issuances of common stock, warrants and stock options (continued):

                 Private placements of common stock and warrants (concluded):

                    During 2000, the Company received proceeds of $2,474,960, net of related costs and expenses of $275,040, from the sale of 785,715 shares of common stock to other investors through private placements intended to be exempt from registration under the Act.

                    During 1999, the Company issued warrants to purchase 555,130 shares of common stock at $14.00 per share in connection with a private placement of units of common stock and warrants intended to be exempt from registration under the Act. All of those warrants expired in April 2000.

                Options, warrants and other equity instruments issued for services:

                    In addition to the warrants issued to the Investor and sold through the private placement described above, the Company has issued, from time to time, stock options, warrants and/or shares of common stock to employees as compensation and to other nonemployees, including investment analysts and commentators that have entered into agreements to provide the Company with financial information that is released to subscribers, as consideration for consulting, professional and other services. As explained in Note 2, the Company recognizes the cost of such issuances based on the fair value of the equity instruments issued over the periods in which the related services are rendered in accordance with the provisions of SFAS 123.

                    The following table reconciles the number of shares of common stock subject to options and warrants that were outstanding at August 1, 1999 as a result of issuances as a result of issuances of those options and warrants to employees and nonemployees as compensation for services to the number outstanding at July 31, 2001 and sets forth other related information:

                                                                                                             Range of
                                                                                             Number          Exercise
                                                                                           of Shares          Prices
                                                                                           ---------         --------
                        Options and warrants issued for services
                           outstanding, August 1, 1999 (A)                                   335,000     $2.00 - $16.25
                        Warrants issued for legal and other
                           professional services (B)                                         275,000              $2.00
                        Options and warrants granted to employees,
                           investment analysts and commentators (C)                        4,382,500      $1.50 - $6.00
                        Options cancelled (C)                                               (100,000)            $16.25
                        Options exercised                                                    (18,000)             $2.00
                                                                                           ---------
                        Options and warrants issued for services
                           outstanding, August 1, 2000                                     4,874,500      $1.50 - $6.00
                        Options granted to employees, investment
                           analysts and commentators (C)                                   3,959,000      $ .10 - $2.00
                        Warrants cancelled (D)                                              (250,000)             $2.00
                                                                                           ---------
                        Options and warrants issued for services
                           outstanding, July 31, 2001 (E) (F)                              8,583,500      $ .10 - $6.00
                                                                                           =========

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 7 - Issuances of common stock, warrants and stock options (continued):

                 Options, warrants and other equity instruments issued for services (concluded):

                    (A) The cost of these options and warrants of $1,826,850, determined based on their aggregate estimated fair values at the respective dates of issuance, was initially charged to unearned compensation in 1999.

                    (B) The warrants were issued for services received in connection with the sale of the Debenture. The cost of the warrants of $599,500, determined based on their aggregate estimated fair value at the date of issuance, was initially charged to debt financing costs in 2000 as further explained in Note 5.

                    (C) The cost of the options and warrants of $1,935,870 and $11,918,685, determined based on their aggregate estimated fair values at the respective dates of issuance, was initially charged to unearned compensation in 2001 and 2000, respectively, as further explained below. The aggregate cost for 2000 includes $729,000 for the incremental cost of options to purchase 200,000 shares at $2.00 per share that were issued pursuant to an amendment to an agreement with an investment analyst that also provided for the cancellation of options granted in 1999 to purchase 100,000 shares at $16.25 per share. The incremental cost represents the fair value of the options to purchase 200,000 shares at the date of grant in 2000 of $894,000, net of the fair value of the options to purchase 100,000 shares cancelled at the original date of grant in 1999 of $165,000.

                    (D) These warrants were effectively cancelled as a result of the sale of JAGfn to the Investor.

                    (E) These options and warrants also include options for the purchase of 5,741,500 shares granted pursuant to the Company's 1999 Long-term Incentive Plan (the "Incentive Plan") which was approved by the Board of Directors on October 1, 1999. The Incentive Plan provides for individual awards to officers, employees, directors, consultants and certain other individuals that may take the form of stock options and certain other types of awards for which the value is based in whole or in part upon the fair market value of the Company's common stock. The number of shares of common stock that may be subject to all types of awards under the Incentive Plan may not exceed 6,000,000 shares. As of July 31, 2001, the options for the purchase of all of the 5,741,500 shares remained outstanding.

                    (F) These options and warrants will expire at various dates from June 2005 through July 2011.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 7 - Issuances of common stock, warrants and stock options (continued):

                 Options, warrants and other equity instruments issued for services (continued):

                    The following table summarizes information about the number of shares of common stock subject to options and warrants that were outstanding at July 31, 2001 as a result of issuances of those options and warrants to employees and nonemployees as compensation for services:

                                                                                                     Options and
                                  Options and Warrants Outstanding                               Warrants Exercisable
                   -----------------------------------------------------------------         ----------------------------
                                                            Weighted
                                                            Average
                                                            Years of       Weighted                              Weighted
                                                           Remaining        Average                              Average
                       Exercise           Number          Contractual       Exercise            Number           Exercise
                        Prices          Outstanding           Life           Price            Exercisable         Price
                        ------          -----------       -----------      ---------          -----------        --------

                   $      .10              550,000            9.75             $ .10              550,000         $ .10
                      .25-.38            2,880,000            9.36               .25            2,880,000           .25
                         1.50               50,000            8.92              1.50               50,000          1.50
                         2.00            3,853,500            7.12              2.00            3,691,407          2.00
                         3.50              500,000            3.63              3.50              500,000          3.50
                         6.00              750,000            3.63              6.00              515,625          6.00
                                         ---------                                              ---------
                  $.10 - $6.00           8,583,500            7.54             $1.73            8,187,032         $1.60
                  ============           =========            ====             =====            =========         =====

                    A total of $1,935,870 and $11,918,685 was charged to unearned compensation during 2001 and 2000, respectively, as a result of the options, warrants and shares issued and/or transferred as compensation to employees and as consideration for consulting, professional and other services in the transactions described above. Unearned compensation is being amortized to expense on a straight-line basis over the period in which the related services are rendered (such period is limited to the initial term of any related employment or consulting agreement). A total of $8,181,124 and $6,053,552 was amortized during 2001 and 2000, respectively. The unamortized balance of $975,090 and $8,880,551 has been reflected as a reduction of stockholders' equity as of July 31, 2001 and 2000, respectively.

                    Unearned compensation of $1,660,207 as of January 31, 2001 was attributable to compensation for employees of, and consulting, professional and other services provided to, JAGfn and, accordingly, that amount was charged against the proceeds from the sale of JAGfn on February 1, 2001 in connection with the determination of the gain from that sale, as explained in Note 6.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 7 - Issuances of common stock, warrants and stock options (concluded):

                 Options, warrants and other equity instruments issued for services (concluded):
                    The fair values of the options, warrants and shares issued and/or transferred as compensation to employees and as consideration for consulting, professional and other services in the transactions described above were determined in accordance with SFAS 123 using the "minimum value method" through October 31, 1999 (due to the limited amount of trading of the Company's shares through that date) and the Black-Scholes option-pricing model thereafter. The fair values were determined in 2001 and 2000 based on the following assumptions:

                         Expected years of option life:                   5
                         Risk-free interest rate:                         6%
                         Dividend yield:                                  0%
                         Volatility:
                            February 1, 2000 through April 30, 2000     110%
                            May 1, 2000 through July 31, 2000           154%
                            August 1, 2000 through October 31, 2000     161%
                            November 1, 2000 through April 30, 2001     191%
                            May 1, 2001 through July 31, 2001           263%


Note 8 - Employee benefit plans:
                The Company maintains a profit-sharing plan and a money purchase plan for the benefit of all eligible employees. The Company's contributions to these defined contribution plans are made on a discretionary basis. The Company made no contributions to the plans in 2001 and 2000.


Note 9 - Commitments and contingencies:

                Concentrations of credit risk:
                    Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. From time to time the Company's cash balances exceed Federal insurance limits although there was no such excess at July 31, 2001. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings.

                    The Company extends credit to its customers. Generally, it does not require any collateral. The Company closely monitors the extension of credit while maintaining appropriate allowances for potential credit losses. Accordingly, management does not believe that the Company was exposed to significant credit risk at July 31, 2001.

                Consulting and employment agreements:
                    As of July 31, 2001, the Company was obligated to make approximate cash payments under consulting and employment agreements totaling approximately $1,370,000, of which $639,000, $581,000 and $150,000 is payable in the years ending July 31, 2002, 2003 and 2004, respectively (see Note
                    11).

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 9 - Commitments and contingencies (concluded):

                 Leases:

                    The Company had been leasing office space under month-to-month leases and noncancelable leases. Rent expense under all such leases, which were classified as operating leases, totaled approximately $1,212,000 and $766,000 for 2001 and 2000, respectively. As of July 31, 2001, the Company was not subject to any significant noncancelable office leases.

                    Prior to the sale of Jagfn, the Company had used computer equipment under lease agreements that were classified as capital leases. The Company effectively acquired equipment at a cost of $46,315 and $96,223 in 2001 and 2000, respectively, by incurring capital lease obligations. These noncash transactions are not reflected in the accompanying consolidated statements of cash flows.

                 Litigation:

                    The Company is a party to various claims and lawsuits incidental to its business. In the opinion of management, it is probable that the resolution of such contingencies will not materially affect the consolidated financial position or results of operations of the Company in subsequent years.


Note 10- Fair value of financial instruments:

                The Company's material financial instruments at July 31, 2001 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash and cash equivalents, accounts receivable and accounts payable. In the opinion of management, cash and cash equivalents, accounts receivable and accounts payable were carried at values that approximated their fair values at July 31, 2001 because of their liquidity and/or their short-term maturities.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 11- Subsequent events:

                On August 17, 2001, the Company entered into an equity line purchase agreement (the "Equity Line Agreement") with Cornell Capital Partners, L.P. ("Cornell Capital") pursuant to which the Company has, in effect, "put" options whereby, subject to certain conditions, it can require Cornell Capital to purchase shares of its common stock from time to time at an aggregate purchase price of $10,000,000. The term of the Equity Line Agreement will extend for 36 months from the date a registration statement under the Securities Act of 1933 (the "Act") filed by the Company for the registration of the shares issuable to Cornell Capital becomes effective, unless it is terminated earlier at the discretion of the Company. The purchase price will be 95% of the lowest closing bid price of the Company's common stock over a specified number of trading days commencing on specified dates. Cornell Capital shall be entitled to a cash fee equal to 5% of the gross proceeds received from Cornell Capital in connection with each put. The timing and amount of the required purchases shall be at the Company's discretion subject to certain conditions. For each put exercised, there shall be two closing dates five trading days apart. The number of shares to be purchased at each closing of a put shall be equal to 150% of the average daily trading volume of the Company's common stock over a specified period. At least 10 trading days must elapse before the Company can deliver a new put notice to Cornell Capital. However, during the 12-month period following the effective date of the registration statement, the amount of each advance, net of any cash fees payable to Cornell Capital pursuant to the terms of the Equity Line Agreement, must be at least $50,000 per put and the minimum amount of funding to be provided by Cornell Capital will be $100,000 per month. Cornell Capital received 1,500,000 shares of the Company's common stock as of August 17, 2001 as additional consideration for entering into the Equity Line Agreement. Certain principals of Cornell Capital agreed to surrender for cancellation outstanding warrants, dated July 21, 2000, for the purchase of a total of 690,000 shares of the Company's common stock.

                Pursuant to amended and restated employment agreements between the Company and its three senior executives, each dated August 31, 2001, the Company will be obligated to make cash payments of $150,000 to each of the three senior executives annually during the three year period ending August 31, 2004. As a result of the amendments, the Company's obligations for cash payments under all of its consulting and employment agreements during periods subsequent to July 31, 2001 will increase from approximately $1,370,000, as set forth in Note 9, to approximately $1,483,000, of which $545,000, $450,000, $450,000 and $38,000 will be payable in the years ending July 31, 2002, 2003, 2004 and 2005, respectively.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 11- Subsequent events (concluded):

                The Company also granted options to purchase 1,000,000 shares of its common stock at $.02 per share to each of the three senior executives as additional compensation for services to be rendered under such contracts. The various options granted to the three senior executives pursuant to their original employment agreements, which gave each executive the right to purchase 900,000 shares of common stock at an exercise price of $.25 per share, were cancelled. Each of the three senior executives will also receive an additional option to purchase 500,000 shares of the Company's common stock at a price equal to 25% of the closing bid price on the last day of trading in each of the three years in the period ending August 31, 2004 if the average closing bid price of the Company's common stock is $1.00 per share or greater for the first year, $2.00 per share or greater for the second year and $3.00 per share or greater for the third year.


Note 12- Amendment to articles of incorporation:

                On February 21, 2002, the stockholders of the Company approved an amendment to the articles of incorporation pursuant to which the name JagNotes.com Inc. was changed to JAG Media Holdings, Inc.



                                      * * *

                    JAG Media Holdings, Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheet
                                January 31, 2002
                                   (Unaudited)

                                 Assets

Current assets:
    Cash and cash equivalents                                 $     53,502
    Accounts receivable                                             70,975
    Other current assets                                           116,070
                                                              ------------
           Total current assets                                    240,547

Equipment, net of accumulated depreciation of $96,405               74,583
                                                              ------------

           Total                                              $    315,130
                                                              ============


              Liabilities and Stockholders' Deficiency

Current liabilities:
    Accounts payable and accrued expenses                     $    442,098
    Deferred revenues                                              153,016
                                                              ------------
           Total liabilities                                       595,114
                                                              ------------

Commitments and contingencies

Stockholders' deficiency:
    Common stock, par value $.00001 per share;
        100,000,000 shares authorized; 27,656,124
        shares issued and outstanding                                  277
    Additional paid-in capital                                  36,626,213
    Unearned compensation                                         (141,090)
    Accumulated deficit                                        (36,765,384)
                                                              ------------
           Total stockholders' deficiency                         (279,984)
                                                              ------------

           Total                                              $    315,130
                                                              ============











See Notes to Condensed Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Operations
             Six Months Ended January 31, 2002 and 2001 (Unaudited)





                                                                  2002                 2001

Revenues                                                    $    402,225          $      649,418
                                                            ------------          --------------

Operating expenses:
    Cost of revenues                                             666,437               6,719,377
    Selling expenses                                              25,607                 111,047
    General and administrative expenses                        1,672,541               6,452,191
    Write-off of capitalized web site development costs          263,754
                                                            ------------          --------------
       Totals                                                  2,628,339              13,282,615
                                                            ------------          --------------

Loss from operations                                          (2,226,114)            (12,633,197)

Other income (expense):
    Interest income                                                                       10,340
    Interest expense                                                                  (1,488,348)
                                                            ------------          --------------

Net loss                                                     $(2,226,114)           $(14,111,205)
                                                             ===========            ============


Basic net loss per share                                           $(.10)                  $(.86)
                                                                   =====                   =====


Basic weighted average common shares outstanding              23,150,286              16,418,015
                                                             ===========            ============





See Notes to Condensed Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                 Condensed Consolidated Statement of Changes in
                       Stockholders' Equity (Deficiency)
                        Six Months Ended January 31, 2002
                                   (Unaudited)


                                        Common Stock
                                  ----------------------       Additional
                                  Number of                     Paid-in       Unearned        Accumulated
                                   Shares        Amount         Capital      Compensation        Deficit            Total
                                  ---------      ------        ----------    ------------     -----------           -----

Balance, August 1, 2001           19,312,807       $193       $35,669,723      $(975,090)      $(34,539,270)     $  155,556

Sales of common
    stock pursuant
    to equity financing
    agreement, net of
    expenses of
    $38,575                        7,161,510         72           632,812                                           632,884

Effects of issuance
    of common stock
    in exchange for
    services                        551,807           6            88,184                                            88,190

Effects of issuance
    of stock options in
    exchange for services                                         373,000                                           373,000

Effects of cancellation of stock
    options previously issued in
    exchange for services                                        (189,000)       189,000

Options exercised                    630,000          6            51,494                                            51,500

Amortization of unearned
    compensation                                                                 645,000                            645,000

Net loss                                                                                         (2,226,114)     (2,226,114)
                                  ----------       ----       -----------      ---------       ------------    ------------

Balance, January 31, 2002         27,656,124       $277       $36,626,213      $(141,090)      $(36,765,384)   $   (279,984)
                                  ==========       ====       ===========      =========       ============    ============












See Notes to Condensed Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Cash Flows
                   Six Months Ended January 31, 2002 and 2001
                                   (Unaudited)


                                                                            2002            2001
                                                                        ------------    ------------

Operating activities:
    Net loss                                                            $ (2,226,114)   $(14,111,205)
    Adjustments to reconcile net loss to net cash used in
        operating activities:
        Depreciation                                                          19,025          95,812
        Amortization of unearned compensation                                645,000       6,846,635
        Amortization of capitalized web site development costs                87,917         111,666
        Write-off of capitalized web site development costs                  263,754
        Effects of issuance of common stock and stock options
           in exchange for services                                          461,190
        Charges to interest expense for:
           Issuance of beneficial conversion rights                                          217,770
           Amortization of deferred financing costs and debt discount                      1,130,215
        Changes in operating assets and liabilities:
           Accounts receivable                                               (29,891)        (75,091)
           Other current assets                                              (16,450)        733,304
           Other assets                                                                      (84,789)
           Accounts payable and accrued expenses                             178,597         732,160
           Deferred revenues                                                 (27,348)       (144,888)
           Noncurrent accrued interest payable                                               137,327
                                                                        ------------    ------------
               Net cash used in operating activities                        (644,320)     (4,411,084)
                                                                        ------------    ------------

Investing activities:
    Purchases of equipment                                                                  (269,104)
    Web site development costs capitalized                                                   (77,069)
                                                                                        ------------
               Net cash used in investing activities                                        (346,173)
                                                                                        ------------

Financing activities:
    Payments of capital lease obligations                                                    (37,055)
    Proceeds from private placement of convertible debentures                              3,400,000
    Costs paid in connection with private placement of
        convertible debentures                                                              (300,000)
    Net proceeds from private placements of common stock                     632,884       1,050,000
    Proceeds from exercise of stock options                                   51,500
                                                                        ------------    ------------
               Net cash provided by financing activities                     684,384       4,112,945
                                                                        ------------    ------------

Net increase (decrease) in cash and cash equivalents                          40,064        (644,312)
Cash and cash equivalents, beginning of period                                13,438         806,586
                                                                        ------------    ------------

Cash and cash equivalents, end of period                                $     53,502    $    162,274
                                                                        ============    ============


See Notes to Condensed Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 1 - Basis of presentation:

                In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of JAG Media Holdings, Inc. ("JAG Media") and its subsidiaries as of January 31, 2002, their results of operations for the six months ended January 31, 2002 and 2001, their changes in stockholders' equity (deficiency) for the six months ended January 31, 2002 and their cash flows for the six months ended January 31, 2002 and 2001. Prior to February 21, 2001, JAG Media was known as JagNotes.com Inc. (see Note 7 herein). JAG Media and its subsidiaries are referred to together herein as the "Company." Pursuant to rules and regulations of the Securities and Exchange Commission (the "SEC"), certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from these consolidated financial statements unless significant changes have taken place since the end of the most recent fiscal year. Accordingly, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements, notes to consolidated financial statements and the other information in the audited consolidated financial statements of the Company as of July 31, 2001 and for the years ended July 31, 2001 and 2000 (the "Audited Financial Statements") also included in the Prospectus of this Registration Statement.

                The results of the Company's operations for the six months ended January 31, 2002 are not necessarily indicative of the results of operations to be expected for the full year ending July 31, 2002.

                The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, as shown in the accompanying condensed consolidated financial statements, during the six months ended January 31, 2002 and 2001, the Company only generated revenues of approximately $402,000 and $649,000, respectively; it incurred net losses of approximately $2,226,000 and $14,111,000, respectively; and it had cash flow deficiencies from operating activities of approximately $644,000 and $4,411,000, respectively. As a result, the Company had a working capital deficiency of approximately $355,000 and an accumulated deficit of approximately $36,765,000 as of January 31, 2002. In addition, management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities through at least January 31, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 1 - Basis of presentation (continued):

                As further explained in Note 1 to the Audited Financial Statements, the Company gathers and compiles financial and investment information from contacts at financial institutions, experienced journalists, money managers, analysts and other Wall Street professionals and generates revenues by releasing such information to subscribers on a timely basis through facsimile transmissions and a web site. In September 2000, a subsidiary, JAGfn Broadband, L.L.C. ("JAGfn"), started an advertiser-based financial webcast which was sold on February 1, 2001. Another subsidiary, JagNotes.Euro.com Ltd. ("Euro"), was attempting to generate foreign revenues. Euro's activities were terminated prior to January 31, 2001.

                Primarily as a result of the sale of the advertiser-based financial webcast operations and the termination of its efforts to generate foreign revenues during the year ended July 31, 2001, the Company's net loss was reduced to approximately $2,226,000 for the six months ended January 31, 2002 from approximately $14,111,000 for the six months ended January 31, 2001. The net losses included noncash charges of approximately $1,477,000 and $8,402,000 for the six months ended January 31, 2002 and 2001, respectively, primarily for the depreciation of equipment, the amortization and write-off of capitalized web site development costs, the amortization of unearned compensation and the issuance of stock options in exchange for services.

                Management believes that, in the absence of a substantial increase in subscription revenues, it is probable that the Company will continue to incur losses and negative cash flows from operating activities through at least January 31, 2003 and that the Company will need to obtain additional equity or debt financing to sustain its operations until it can market its services, expand its customer base and achieve profitability.

                As further explained in Note 4 herein, the Company entered into an agreement with an investment partnership on August 17, 2001 pursuant to which the Company has, in effect, "put" options whereby, subject to certain conditions, it can require the investment partnership upon request by the Company to purchase shares of its common stock from time to time at an aggregate purchase price of $10,000,000 through September 27, 2004. The minimum amount of funding the Company may request from the investment partnership will be $100,000 in any month through September 27, 2002. The Company's ability to obtain additional amounts will depend, among other things, on the market value and average daily trading volume of its shares and the ability of the investment partnership to fund its commitment. As of January 31, 2002, the Company had received gross proceeds of approximately $671,000 from the exercise of "put" options. As further explained in Note 7 herein, that agreement will terminate and be replaced by another agreement with the investment partnership providing a new $10,000,000 equity line as of the date of an appropriate registration statement covering the shares issuable under the new equity line is declared effective by the Securities and Exchange Commission.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 1 - Basis of presentation (concluded):

                Management believes that the Company will be able to generate sufficient revenues from its remaining facsimile transmission and web site operations and obtain sufficient financing from its agreement with the investment partnership or through other financing agreements to enable it to continue as a going concern through at least January 31, 2003. However, if the Company cannot generate sufficient revenues and/or obtain sufficient additional financing, if necessary, by that date, the Company may be forced thereafter to restructure its operations, file for bankruptcy or entirely cease its operations.

                The accompanying condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


Note 2 - Net earnings (loss) per share:

                The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of outstanding stock options and warrants and the conversion of the outstanding convertible debentures, were issued during the period, the treasury stock method had been applied to the proceeds from the exercise of the options and warrants and the interest costs applicable to the convertible debentures had been added back to the numerator.

                Diluted per share amounts have not been presented in the accompanying condensed consolidated statements of operations because the Company had a net loss in the six months ended January 31, 2002 and 2001 and the assumed effects of the exercise of all of the Company's outstanding stock options and warrants and the conversion of the outstanding convertible debentures would have been anti-dilutive.


Note 3 - Income taxes:

                As of January 31, 2002, the Company had net operating loss carryforwards of approximately $19,457,000 available to reduce future Federal taxable income which will expire from 2019 through 2022.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 3 - Income taxes (concluded):
                As of January 31, 2002, the Company's deferred tax assets consisted of the effects of temporary differences attributable to the following:

        Deferred revenues, net                          $       44,000
        Unearned compensation                                2,446,000
        Net operating loss carryforwards                     7,771,000
                                                        --------------
                                                            10,261,000
        Less valuation allowance                           (10,261,000)
                                                        --------------

           Total                                        $        -
                                                        ==============

                Due to the uncertainties related to, among other things, the changes in the ownership of the Company, which could subject its net operating loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset its net deferred tax assets by an equivalent valuation allowance as of January 31, 2002.

                The Company had also offset the potential benefits from its net deferred tax assets by equivalent valuation allowances during the year ended July 31, 2001 (see Note 4 to the Audited Financial Statements). As a result of a decrease in the valuation allowance of $3,488,000 during the six months ended January 31, 2002 and an increase in the valuation allowance of $5,654,600 during the six months ended January 31, 2001, there are no credits for income taxes reflected in the accompanying condensed consolidated statements of operations to offset pre-tax losses.

                Although the Company had a net loss for the six months ended January 31, 2002, net deferred tax assets and the offsetting valuation allowance decreased during those periods primarily as a result of the cancellation of unexercised options and warrants (see Note 4 herein) and the related reduction in temporary differences attributable to the amounts of unearned compensation recorded for financial statement and tax purposes.


Note 4 - Other issuances of common stock, warrants and stock options:

                 Equity financing agreement:

                As further explained in Note 11 to the Audited Financial Statements, on August 17, 2001, the Company entered into an equity line purchase agreement (the "Equity Line Agreement") with Cornell Capital Partners, L.P. ("Cornell Capital") pursuant to which the Company has, in effect, "put" options whereby, subject to certain conditions, it was initially able to require Cornell Capital to purchase shares of its common stock from time to time at an aggregate purchase price of $10,000,000 from September 27, 2001 through September 27, 2004, unless it is terminated earlier at the discretion of the Company (See Note 7 herein). The purchase price will be 95% of the lowest closing bid price of the Company's common stock over a specified number of trading days commencing on specified dates. Cornell Capital shall be entitled to a cash fee equal to 5% of the gross proceeds received by the Company in connection with each put. The timing and amount of the required purchases shall be at the Company's discretion subject to certain conditions. For each put exercised, there shall be two closing dates five trading days apart. The number of shares to be purchased at each closing of a put shall be equal to 150% of the average daily trading volume of the Company's common stock over a specified period. At least 10 trading days must elapse before the Company can deliver a new put notice to Cornell Capital. However, during the 12-month period ending September 27, 2002, the amount of each advance, net of any cash fees payable to Cornell Capital pursuant to the terms of the Equity Line Agreement, must be at least $50,000 per put and the minimum amount of funding the Company may request from Cornell Capital will be $100,000 in any month. Cornell Capital received 1,500,000 shares of the Company's common stock as of August 17, 2001 as additional consideration for entering into the Equity Line Agreement. In addition, certain principals of Cornell Capital agreed to surrender for cancellation outstanding warrants, dated July 21, 2000, for the purchase of a total of 690,000 shares of the Company's common stock.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 4 - Other issuances of common stock, warrants and stock options
         (continued):

                 Equity financing agreement (concluded):

                    During the six months ended January 31, 2002, Cornell Capital was required to pay $671,459 and it received 5,661,510 shares of common stock as a result of the exercise of put options, and the Company received proceeds of $632,884, net of $38,575 of placement fees. From January 31, 2002 through April 30, 2002, no puts have been made pursuant to the Equity Line Agreement.

                Options, warrants and other equity instruments issued for services:
                    The Company has issued, from time to time, stock options, warrants and/or shares of common stock to employees as compensation and to other nonemployees, including investment analysts and commentators that have entered into agreements to provide the Company with financial information that is released to subscribers, as consideration for consulting, professional and other services. As explained in Note 2 to the Audited Financial Statements, the Company recognizes the cost of such issuances based on the fair value of the equity instruments issued over the periods in which the related services are rendered in accordance with the provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123").

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 4 - Other issuances of common stock, warrants and stock options
         (continued):

                 Options, warrants and other equity instruments issued for services (continued):

                    The following table reconciles the number of shares of common stock subject to options and warrants that were outstanding at August 1, 2001 as a result of issuances of options and warrants to employees and nonemployees as compensation for services to the number outstanding at January 31, 2002 and sets forth other related information:

                                                                     Range of
                                                      Number         Exercise
                                                    of Shares         Prices
                                                    ---------        --------
Prices

     Options and warrants issued for services
        outstanding, August 1, 2001 (A)               8,583,500    $.10 -  $6.00
     Options granted to employees and
        consultants (B)                               4,600,000    $.001 - $.10
     Options and warrants cancelled (B)(C)           (5,988,500)   $ .25 - $2.00
     Options exercised (D)                             (630,000)   $ .05 - $ .10

     Options and warrants issued for services
        outstanding, October 31, 2001 (E) (F)         6,565,000    $.001 - $6.00
                                                      =========    =============

                    (A) The cost of the options and warrants, determined based on their aggregate estimated fair values at the respective dates of issuance, was initially charged directly to expense or to unearned compensation to be amortized to expense. The balance of unearned compensation as of August 1, 2001 was $975,090.

                    (B) As further explained in Note 11 to the Audited Financial Statements, on August 31, 2001, pursuant to amended and restated employment agreements between the Company and its three senior executives, each dated August 31, 2001, the Company granted options to purchase 1,000,000 shares of its common stock at $.02 per share to each of the three senior executives as additional compensation for services to be rendered under such contracts. Options previously granted to the three senior executives pursuant to their original employment agreements, which gave each executive the right to purchase 900,000 shares of common stock at an exercise price of $.25 per share, were cancelled. In accordance with the provisions of SFAS 123, the Company charged $24,000 to compensation expense in the six months ended January 31, 2002, which represented the excess of the aggregate fair value of the options to purchase 1,000,000 shares granted to each executive on August 31, 2001 over the aggregate fair value of the options to purchase 900,000 shares previously granted to each of the executives immediately prior to the cancellation of those options.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 4 - Other issuances of common stock, warrants and stock options
                (continued):

                 Options, warrants and other equity instruments issued for services (continued):

                         In addition, during the six months ended January 31, 2002, the Company issued options for the purchase of 1,600,000 shares of its common stock at exercise prices ranging from $.001 to $.10 per share to employees and consultants that did not have employment or other contractual agreements. The aggregate estimated fair value of the options at the respective dates of issuance of $349,000 was charged directly to compensation and consulting expense during the six months ended January 31, 2002.

                    (C) As a result of the cancellation of options during the six months ended January 31, 2002, the Company reversed the unamortized balance of $189,000 of charges recorded as unearned compensation in connection with the original issuances of options to employees and consultants.

                    (D) During the six months ended January 31, 2002, the Company issued 630,000 shares of common stock upon the exercise of options and received proceeds of $51,500.

                    (E) These options and warrants also include options for the purchase of 4,230,000 shares granted pursuant to the Company's 1999 Long-term Incentive Plan (the "Incentive Plan") which was approved by the Board of Directors on October 1, 1999. The Incentive Plan provides for individual awards to officers, employees, directors, consultants and certain other individuals that may take the form of stock options and certain other types of awards for which the value is based in whole or in part upon the fair market value of the Company's common stock. The number of shares of common stock that may be subject to all types of awards under the Incentive Plan as amended may not exceed 6,000,000 shares. As of January 31, 2002, the options for the purchase of all of the 4,230,000 shares remained outstanding.

                    (F) These options and warrants will expire at various dates from June 2005 through December 2011.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 4 - Other issuances of common stock, warrants and stock options
                (concluded):

                 Options, warrants and other equity instruments issued for services (concluded):

                    A total of $1,901,270 was charged to unearned compensation during the six months ended January 31, 2001 as a result of the options, warrants and shares issued and/or transferred as compensation to employees and as consideration for consulting, professional and other services in the transactions described above and/or in Note 7 to the Audited Financial Statements (there were no similar charges to unearned compensation during the six months ended January 31, 2002). Unearned compensation is being amortized to expense on a straight-line basis over the period in which the related services are rendered (such period is limited to the initial term of any related employment or consulting agreement). A total of $645,000 and $6,846,635 was amortized during the six months ended January 31, 2002 and 2001, respectively. A total of $189,000 of unearned compensation was reversed during the six months ended January 31, 2002 as a result of the cancellation of options. The unamortized balance of charges to unearned compensation of $141,090 has been reflected as a reduction of stockholders' equity as of January 31, 2002.

                    In addition, during the six months ended January 31, 2002, the Company issued 551,807 shares of its common stock to employees and consultants that did not have employment or other contractual agreements. The aggregate estimated fair value of the shares at the respective dates of issuance of $88,190 was charged directly to compensation and consulting expense during the six months ended January 31, 2002.

                    The fair values of the options, warrants and shares issued and/or transferred as compensation to employees and as consideration for consulting, professional and other services in the transactions described above were determined in accordance with SFAS 123 using the Black-Scholes option-pricing model. The fair values were determined during the six months ended January 31, 2002 based on the following assumptions:

                         Expected years of option life:         5
                         Risk-free interest rate:               4.5%
                         Dividend yield:                          0%
                         Volatility:                     307% - 345%

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 5 - Write-off of capitalized web site development costs:

                As a result of the Company's continuing losses and the uncertainties related to its ability to generate income in future periods, management determined that the value of the Company's capitalized web site development costs had been impaired and, accordingly, the remaining unamortized balance of approximately $264,000 as of January 31, 2002 was written off.


Note 6 - Legal proceedings:

                The Company is involved in various legal proceedings. In the opinion of management, these actions are routine in nature and will not have any material adverse effects on the Company's consolidated financial statements in subsequent years.


Note 7 - Subsequent events:

                On February 21, 2002, the stockholders of the Company approved an amendment to the articles of incorporation pursuant to which the name of the Company was changed to JAG Media Holdings, Inc. The stockholders also approved another amendment that authorized the implementation of changes related to a recapitalization plan for the Company that was consummated on April 8, 2002. Pursuant to the recapitalization plan, (i) the total number of shares of all classes of capital stock authorized for issuance by the Company increased from 100,000,000 shares to 200,000,000 shares with a par value of $.00001 per share, of which 15,000,000 shares became authorized for issuance as preferred stock, 155,000,000 shares became authorized for issuance as Class A common stock and 30,000,000 shares became authorized for issuance as Class B common stock; and (ii) the Company issued 1 share of Class A common stock and .1 share of Class B common stock designated as Series 1 Class B common stock in exchange for every 1.1 shares of common stock outstanding prior to the recapitalization.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 7 - Subsequent events (continued):

                Assuming the recapitalization plan effected by the Company on April 8, 2002 had been consummated on January 31, 2002, the Company would have issued 25,141,932 shares of Class A common stock and 2,514,192 shares of Series 1 Class B common stock in exchange for the 27,656,124 shares of common stock outstanding prior to the recapitalization as shown in the unaudited condensed pro forma balance sheet below:

                                                       January            Pro Forma         Pro Forma
                                                       31, 2002          Adjustments       As Adjusted
                                                     ------------       ------------      ------------
Total assets                                         $    315,530                         $    315,530
                                                     ============                         ============
Total liabilities                                    $    595,114                         $    595,114
                                                     ------------                         ------------

Stockholders' deficiency:
   Preferred stock; par value $.00001
        per share; 15,000,000 shares
        authorized; none issued                              --                                   --
   Common stock, par value $.00001
        per share; 100,000,000 shares
        authorized; 27,656,124 shares
        issued and outstanding                                277       $       (277)
   Class A common stock, par value
        $.00001 per share; 155,000,000
        shares authorized; 25,141,932
        shares to be issued and outstanding                                      251               251
   Class B common stock, par value
        $.00001 per share; 30,000,000
        shares authorized; 2,514,192
        shares of Series 1 to be issued
        and outstanding                                                           25                25
   Additional paid-in capital                          36,626,613                  1        36,626,614
   Unearned compensation                                 (141,090)                            (141,090)
   Accumulated deficit                                (36,765,384)                         (36,765,384)
                                                     ------------       ------------      ------------
            Total stockholders' deficiency               (279,584)              --            (279,584)
                                                     ------------       ------------      ------------

            Total liabilities and stockholders'
                deficiency                           $    315,530       $       --        $    315,530
                                                     ============       ============      ============

                Each share of Series 1 Class B common stock is immediately convertible into one share of Class A common stock. Each share of Series 1 Class B common stock also may be redeemed by the Company at any time for either one share of Class A common stock or equivalent cash value. In connection with the recapitalization, all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, a proportional number of shares of Class A common stock and Series 1 Class B common stock at a proportional exercise price. Each share of Class A common stock and Series 1 Class B common stock will be equal in respect to dividends and voting rights.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 7 - Subsequent events (concluded):

                Therefore, each share of Series 1 Class B common stock is, in substance, equivalent to one share of Class A common stock for financial reporting purposes. In addition, each share of Class A common stock and each share of Series 1 Class B common stock is equivalent to one share of common stock before the recapitalization for financial reporting purposes and, accordingly, the numbers of common shares and the per share amounts reflected in the accompanying unaudited condensed consolidated financial statements and these notes prior to the recapitalization are equivalent to the numbers of Class A common shares and the per share amounts after the recapitalization on a fully diluted basis and have not been restated.

                On April 1, 2001, two executive officers loaned the Company a total of $400,000 subject to the terms and conditions of unsecured promissory notes that bear interest at an annual rate of 2.69% and become payable on July 1, 2002.

                During the period from February 1, 2002 to April 30, 2002, the Company received aggregate proceeds of approximately $92,000 from the issuance of 1,624,659 Class A shares and 162,466 Series 1 Class B shares upon the exercise of stock options at exercise prices ranging from $.01 to $.25 per share.

                On April 19, 2002, the Company entered into a new equity line purchase agreement (the "New Equity Line Agreement") with Cornell Capital pursuant to which the Company will have, in effect, "put" options whereby, subject to certain conditions, it can require Cornell Capital to purchase shares of its Class A common stock from time to time at an aggregate purchase price of $10,000,000. The term of the New Equity Line Agreement will extend for 24 months from the date a registration statement under the Act filed by the Company for the registration of the shares issuable to Cornell Capital becomes effective, unless it is terminated earlier at the discretion of the Company. The purchase price will be 95% of the lowest closing bid price of the Company's Class A common stock over a specified number of trading days commencing on specified dates. Cornell Capital shall be entitled to a cash fee equal to 5% of the gross proceeds received from Cornell Capital in connection with each put. The timing and amount of the required purchases shall be at the Company's discretion subject to certain conditions including
                (i) a maximum purchase price to be paid by Cornell Capital for each put of $500,000 and (ii) a requirement that at least five trading days must elapse before the Company can deliver a new put notice to Cornell Capital. The Company will be required to issue 10,000 shares of its Class A common stock to placement agents as of the effective date as consideration for their services in connection with the New Equity Line Agreement. In addition, the Equity Line Agreement dated August 17, 2001 further explained in Note 11 to the Audited Financial Statements and Note 4 herein will terminate as of the effective date.


                                     * * *

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Indemnification of Directors and Officers.

         The Articles of Incorporation of JAG Media Holdings, Inc. (the "Registrant") provide for the indemnification of the directors, officers, employees and agents of the Registrant to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 78.751 of the Nevada General Corporation Law requires that the determination that indemnification is proper in a specific case must be made by
(a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Other Expenses of Issuance and Distribution.

         Registration fee                        $   493.71
         Blue Sky fees and expenses                    0.00
         Legal fees and expenses                  15,000.00
         Accounting fees and expenses             10,000.00
         Printing and related expenses             5,000.00
         Miscellaneous                             5,000.00
                                                 ----------
         TOTAL                                   $35,493.71

         All of the above expenses except the SEC registration fee are estimated. All of the above expenses will be paid by the Registrant.

Recent Sales of Unregistered Securities.

         The Registrant has made the following sales of unregistered securities within the last three years:

         As of April 9, 2002, the Registrant entered into a $10,000,000 Equity Line Purchase Agreement with Cornell Capital Partners, L.P., a limited partnership managed by Yorkville Advisors Management, LLC, a Delaware limited liability company, pursuant to which it can put its shares of Class A common stock, once registered with the SEC, from time to time, at a purchase price equal to 95% of the lowest closing bid price for such shares over the five trading days preceding the sale of such shares. In connection with this Equity Line Purchase Agreement, the Registrant issued Westrock Advisors, Inc. a placement agent fee of 10,000 shares of its Class A common stock. The Registrant also have agreed to pay a 5% cash fee to Cornell Capital payable out of each drawdown under the equity line. The investments under this Equity Line Purchase Agreement will be made in reliance upon Regulation D.

         On December 31, 2001, the Registrant (then known as JagNotes.com Inc.) entered into a consulting agreement with FAS Holdings, Inc. pursuant to which it agreed to issue a warrant to acquire 1,000,000 shares of its common stock to FAS in exchange for financial advisory services to be provided by a subsidiary of FAS. The warrant was issued on April 9, 2002. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to
Section 4(2) thereof.

         On October 5, 2001, the Registrant (then known as JagNotes.com Inc.) entered into a Settlement Agreement with Strategic Growth International, Inc., pursuant to which it agreed to issue to Strategic Growth International 441,807 shares of its common stock in lieu of $57,434.52 in cash payments which were owed to Strategic Growth International under an investor relations services agreement.

         On August 17, 2001, the Registrant (then known as JagNotes.com Inc.) entered into a $10,000,000 Equity Line Purchase Agreement with Cornell Capital Partners, L.P., a limited partnership managed by Yorkville Advisors Management, LLC, a Delaware limited liability company, pursuant to which it can put its shares, once registered with the SEC, from time to time, at a purchase price equal to 95% of the lowest closing bid price for such shares over the five trading days preceding the sale of such shares. In connection with this Equity Line Purchase Agreement, the Registrant issued Cornell Capital an investor's fee of 1,500,000 shares of its common stock. The Registrant also have agreed to pay a 5% cash fee to Cornell Capital payable out of each drawdown under the equity line. The investments under this Equity Line Purchase Agreement were made in reliance upon Regulation D. Upon the effectiveness of this registration statement, the Registrant's equity line purchase agreement, dated August 17, 2001, will cease to be of further force and effect and will be superseded by a new agreement with Cornell Capital dated as of April 9, 2002.

         On July 21, 2000, the Registrant (then known as JagNotes.com Inc.) entered into a consulting agreement with The May Davis Group, Inc. pursuant to which it issued warrants to acquire an aggregate of 1,250,000 shares of its common stock to May Davis and five of its affiliates in exchange for investment banking services. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

         On June 12, 2000, the Registrant (then known as JagNotes.com Inc.) closed a private sale of a convertible debenture in the principal amount of $2,500,000 due June 12, 2003 and bearing interest at 8% per year, which was convertible into shares of the Registrant's common stock, to CALP II, a Bermuda limited partnership. The issuance of such securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.

         On June 14, 2000, the Registrant (then known as JagNotes.com Inc.) entered into a $10,000,000 Equity Line of Credit Agreement with CALP II, a Bermuda limited partnership, pursuant to which it could put its shares, from time to time, at a purchase price equal to 85% of the average of the five lowest closing bid prices for such shares over the ten trading days preceding the sale of such shares, subject to volume limitations based upon current trading volumes and market price per share. In connection with the Equity Line of Credit Agreement, the Registrant issued CALP II a five-year stock purchase warrant to purchase 428,571 shares of its common stock. The Registrant agreed to pay a 10% finders' fee and issue warrants to acquire 250,000 shares of its common stock to certain placement agents in connection with this transaction. The investments under the Equity Line of Credit Agreement were made in reliance upon Regulation S.

         On March 15, 2000, the Registrant (then known as JagNotes.com Inc.) entered into a consulting agreement with M.S. Farrell & Co. pursuant to which it issued warrants to acquire 750,000 shares of its common stock to M.S. Farrell in exchange for investment banking services. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

         On March 14, 2000, the Registrant (then known as JagNotes.com Inc.) entered into an agreement with Strategic Growth International, Inc. pursuant to which it granted options to acquire 500,000 shares of its common stock to Strategic Growth International in exchange for investor relations services. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

         In January 2000, the Registrant (then known as JagNotes.com Inc.) closed a private sale of 785,715 shares of common stock to Reliant Limited, a corporation organized under the laws of the Isle of Man, for cash consideration of $2,750,000. The issuance of such securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.

         In May 1999, the Registrant (then known as JagNotes.com Inc.) closed a private sale of 1,665,390 shares of common stock and 555,130 warrants to 27 accredited investors for cash consideration of approximately $7,327,000 received in March and April of 1999. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

         In May 1999, the Registrant (then known as JagNotes.com Inc.) issued 20,000 shares of its common stock to one person in exchange for services. The issuance of such shares was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

         In March 1999, the Registrant (then known as Professional Perceptions, Inc.) issued a total of 4,990,000 shares of common stock to 9 sophisticated investors for cash consideration of $940,000. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D promulgated thereunder.

         In March 1999 the Registrant (then known as Professional Perceptions, Inc.) issued 3,500,000 shares of common stock to the stockholders of JagNotes, Inc. in exchange for all of the outstanding shares of JagNotes, Inc. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

         In March and April 1998 the Registrant (then known as Professional Perceptions, Inc.) sold 720,900 shares of common stock to approximately 30 investors for cash consideration totaling approximately $70,000. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D promulgated thereunder.

         In December 1997 the Registrant (then known as Professional Perceptions, Inc.) sold 3,100,000 shares of common stock to the three founders of the Registrant in exchange for $5,275. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

Exhibits.

Exhibit No.     Description
-----------     -----------

       2.1 Agreement and Plan of Reorganization dated March 16, 1999 between Professional Perceptions, Inc. (now known as JagNotes.com Inc.); Harold Kaufman, Jr., an officer, director and principal stockholder thereof; NewJag, Inc.; and the stockholders of NewJag, Inc. (1)

       2.2 Agreement and Plan of Merger dated as of July 29, 1999 by and among JagNotes Notes, Inc., a New Jersey corporation, and JagNotes.com, Inc., a Nevada corporation. (2)

       3.1      Articles of Incorporation of Registrant. (2)

       3.2 Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Secretary of State of the State of Nevada on April 8, 2002. (16)

       3.3      Bylaws of Registrant (2)

       4.1 Form of Common Stock Purchase Warrant issued in connection with May 1999 private placement. (6)

       4.2 Stock Option to acquire 500,000 shares of common stock granted to Strategic Growth International, Inc. on March 14, 2000, included in Exhibit 10.2. (4)

       4.3 Stock Purchase Warrant to acquire 750,000 shares of common stock issued to M.S. Farrell & Co., Inc. on March 15, 2000, included in Exhibit 10.3. (4)

       4.4      2000 8% Convertible Debenture, due June 12, 2003. (5)

       4.5 Form of Stock Purchase Warrant issued in connection with June 2000 private placement. (5)

       4.6 Form of Stock Purchase Warrant issued in connection with May Davis Consulting Agreement, included in Exhibit 10.9. (7)

       4.7 Form of 8% Convertible Debenture issued in connection with October 2000 private placement. (9)

       4.8 Stock Purchase Warrant to acquire 3,000,000 shares of common stock issued to CALP II Limited Partnership as of October 30, 2000. (9)

       4.9 First Amendment, dated as of October 30, 2000, to 2000 8% Convertible Debenture, due June 12, 2003. (9)

       4.10 Amended and Restated Secured Promissory Note issued February 22, 2001 in the amount of U.S.$500,000 by CALP II Limited Partnership payable to the order of the Registrant. (11)

       4.11     Form of Class A Common Stock Certificate. (15)

       4.12     Form of Series 1 Class B Common Stock Certificate. (15)

       4.13 Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (16)

       4.14 Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (16)

       4.15 Stock Purchase Warrant to acquire 1,000,000 shares of common stock issued to FAS Holdings, Inc. as of April 9, 2002.

       5.1      Opinion of Thomas J. Mazzarisi, Esq., dated May 6, 2002.

       10.1 JAG Media Holdings, Inc. 1999 Long Term Incentive Plan, as amended. (17)

       10.2 Agreement, dated as of March 14, 2000, by and between Registrant and Strategic Growth International, Inc. (4)

       10.3 Consulting Agreement, dated as of March 15, 2000, by and between Registrant and M.S. Farrell & Co., Inc. (4)

       10.4 Securities Purchase Agreement, dated as of June 12, 2000, by and between Registrant and CALP II Limited Partnership. (5)

       10.5 Equity Line of Credit Agreement, dated as of June 14, 2000, by and between Registrant and CALP II Limited Partnership. (5)

       10.6 First Amendment, dated July 19, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000, between Registrant and CALP II Limited Partnership. (7)

       10.7 Second Amendment, dated October 31, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000 (as amended), between Registrant and CALP II Limited Partnership. (8)

       10.8 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and Thomson Kernaghan and Co., Ltd. (5)

       10.9 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and May Davis Group, Inc. (5)

       10.10 Consulting Agreement, dated as of July 21, 2000, by and between Registrant and May Davis Group, Inc. (7)

       10.11 Letter Agreement, dated October 30, 2000, by and between Registrant and Thomson Kernaghan & Co., Ltd. (8)

       10.12 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Thomas J. Mazzarisi. (9)

       10.13 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Stephen J. Schoepfer. (9)

       10.14 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Gary Valinoti. (9)

       10.15 Securities Purchase Agreement, dated as of February 1, 2001, by and among the Registrant, CALP II Limited Partnership and JAGfn Broadband LLC. (10)

       10.16 Termination Agreement, dated April 6, 2001, by and among the Registrant, CALP II Limited Partnership and Thomson Kernaghan & Co. Ltd. (12)

       10.17 Equity Line Purchase Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P. (13)

       10.18 Registration Rights Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P. (13)

       10.19 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Gary Valinoti. (14)

       10.20 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Stephen J. Schoepfer.
                (14)

       10.21 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Thomas J. Mazzarisi.
                (14)

       10.22 Settlement Agreement, dated October 5, 2001, by and between the Registrant and Strategic Growth International Inc.

       10.23 Equity Line Purchase Agreement, dated as of April 9, 2002, by and between the Registrant and Cornell Capital Partners, L.P.

       10.24 Registration Rights Agreement, dated as of April 9, 2002, by and among the Registrant, Cornell Capital Partners, L.P., and Westrock Advisors, Inc.

       10.25 Placement Agent Agreement, dated as of April 9, 2002, by and among the Registrant, Cornell Capital Partners, L.P., and Westrock Advisors, Inc.

       10.26 Consulting Agreement, dated December 31, 2001, by and between the Registrant and First Allied Capital Corp., as amended by Letter Agreement dated February 1, 2002.

       21.1     Subsidiaries of Registrant.

       23.1     Consent of J.H. Cohn LLP.

       23.2 Consent of Thomas J. Mazzarisi, Esq., counsel for the Registrant, included in Exhibit 5.1.

       99.1     Articles of Merger of JagNotes, Inc. into JagNotes.com, Inc.
                  (including Certificate of Correction related thereto). (2)

-------------------

(1) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 30, 1999.
(2) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on September 30, 1999.
(3) Previously filed as an exhibit to Amendment No. 2 to our Registration Statement on Form SB-2 filed on October 26, 1999.

(4) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on June 16, 2000.
(5) Previously filed as an exhibit to our Current Report on Form 8-K filed on June 16, 2000.
(6) Previously filed as an exhibit to Post-Effective Amendment No. 2 to our Registration Statement on Form SB-2 filed on June 22, 2000.
(7) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 25, 2000.
(8) Previously filed as an exhibit to our Annual Report on Form 10-KSB filed on November 14, 2000.
(9) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on December 20, 2000.
(10) Previously filed as an exhibit to our Current Report on Form 8-K filed on February 2, 2001.
(11) Previously filed as an exhibit to our Current Report on Form 8-K filed on March 1, 2001.
(12) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 9 2001.
(13) Previously filed as an exhibit to our Current Report on Form 8-K filed on August 17, 2001.
(14) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on September 26, 2001.
(15) Previously filed as an exhibit to our Registration Statement on Form 8-A filed on March 25, 2002.
(16) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 17, 2002.
(17) Previously filed as an exhibit to our Registration Statement on Form S-8 filed on May 1, 2002.


Undertakings.

         A. Supplementary and Periodic Information, Documents and Reports

         Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority in that Section.

         B. Item 512 Undertaking with Respect to Rule 415 Under the Securities Act of 1933

         The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (a)     To include any prospectus required
                                    by Section 10(a)(3) of the Securities Act of 1933;

                                    (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C.       Indemnification

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on May 6, 2002 .


                                    JAG MEDIA HOLDINGS, INC.


                                    By:  /s/ Gary Valinoti
                                       ---------------------------
                                          Name:  Gary Valinoti
                                          Title: President and CEO

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



 /s/ Gary Valinoti                                          May 6, 2002
---------------------------------------------
Gary Valinoti, President, Chief Executive
Officer and Director
(Principal Executive Officer)


 /s/ Thomas Mazzarisi                                       May 6, 2002
---------------------------------------------
Thomas Mazzarisi, Executive Vice President,
Chief Financial Officer, General Counsel
and Director
(Principal Financial and Accounting Officer)


 /s/ Stephen Schoepfer                                      May 6, 2002
---------------------------------------------
Stephen Schoepfer, Executive Vice President,
Chief Operating Officer, Secretary and Director

                                INDEX TO EXHIBITS

2.1 Agreement and Plan of Reorganization dated March 16, 1999 between Professional Perceptions, Inc. (now known as JagNotes.com Inc.); Harold Kaufman, Jr., an officer, director and principal stockholder thereof; NewJag, Inc.; and the stockholders of NewJag, Inc. (1)

2.2 Agreement and Plan of Merger dated as of July 29, 1999 by and among JagNotes Notes, Inc., a New Jersey corporation, and JagNotes.com, Inc., a Nevada corporation. (2)

3.1      Articles of Incorporation of Registrant. (2)

3.2 Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Secretary of State of the State of Nevada on April 8, 2002. (16)

3.3      Bylaws of Registrant (2)

4.1 Form of Common Stock Purchase Warrant issued in connection with May 1999 private placement. (6)

4.2 Stock Option to acquire 500,000 shares of common stock granted to Strategic Growth International, Inc. on March 14, 2000, included in
         Exhibit 10.2. (4)

4.3 Stock Purchase Warrant to acquire 750,000 shares of common stock issued to M.S. Farrell & Co., Inc. on March 15, 2000, included in Exhibit
         10.3. (4)

4.4      2000 8% Convertible Debenture, due June 12, 2003. (5)

4.5 Form of Stock Purchase Warrant issued in connection with June 2000 private placement. (5)

4.6 Form of Stock Purchase Warrant issued in connection with May Davis Consulting Agreement, included in Exhibit 10.9. (7)

4.7 Form of 8% Convertible Debenture issued in connection with October 2000 private placement. (9)

4.8 Stock Purchase Warrant to acquire 3,000,000 shares of common stock issued to CALP II Limited Partnership as of October 30, 2000. (9)

4.9 First Amendment, dated as of October 30, 2000, to 2000 8% Convertible Debenture, due June 12, 2003. (9)

4.10 Amended and Restated Secured Promissory Note issued February 22, 2001 in the amount of U.S.$500,000 by CALP II Limited Partnership payable to the order of the Registrant. (11)

4.11     Form of Class A Common Stock Certificate. (15)

4.12     Form of Series 1 Class B Common Stock Certificate. (15)

4.13 Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (16)

4.14 Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (16)

4.15 Stock Purchase Warrant to acquire 1,000,000 shares of common stock issued to FAS Holdings, Inc. as of April 9, 2002.

5.1      Opinion of Thomas J. Mazzarisi, Esq., dated May 6, 2002.

10.1     1999 Long Term Incentive Plan, as amended. (17)

10.2 Agreement, dated as of March 14, 2000, by and between Registrant and Strategic Growth International, Inc. (4)

10.3 Consulting Agreement, dated as of March 15, 2000, by and between Registrant and M.S. Farrell & Co., Inc. (4)

10.4 Securities Purchase Agreement, dated as of June 12, 2000, by and between Registrant and CALP II Limited Partnership. (5)

10.5 Equity Line of Credit Agreement, dated as of June 14, 2000, by and between Registrant and CALP II Limited Partnership. (5)

10.6 First Amendment, dated July 19, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000, between Registrant and CALP II Limited Partnership. (7)

10.7 Second Amendment, dated October 31, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000 (as amended), between Registrant and CALP II Limited Partnership. (8)

10.8 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and Thomson Kernaghan and Co., Ltd. (5)

10.9 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and May Davis Group, Inc. (5)

10.10 Consulting Agreement, dated as of July 21, 2000, by and between Registrant and May Davis Group, Inc. (7)

10.11 Letter Agreement, dated October 30, 2000, by and between Registrant and Thomson Kernaghan & Co., Ltd. (8)

10.12 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Thomas J. Mazzarisi. (9)

10.13 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Stephen J. Schoepfer. (9)

10.14 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Gary Valinoti. (9)

10.15 Securities Purchase Agreement, dated as of February 1, 2001, by and among the Registrant, CALP II Limited Partnership and JAGfn Broadband LLC. (10)

10.16 Termination Agreement, dated April 6, 2001, by and among the Registrant, CALP II Limited Partnership and Thomson Kernaghan & Co. Ltd. (12)

10.17 Equity Line Purchase Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P. (13).

10.18 Registration Rights Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P. (13).

10.19 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Gary Valinoti. (14)

10.20 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Stephen J. Schoepfer. (14)

10.21 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Thomas J. Mazzarisi. (14)

10.22 Settlement Agreement, dated October 5, 2001, by and between the Registrant and Strategic Growth International Inc.

10.23 Equity Line Purchase Agreement, dated as of April 9, 2002, by and between the Registrant and Cornell Capital Partners, L.P.

10.24 Registration Rights Agreement, dated as of April 9, 2002, by and among the Registrant, Cornell Capital Partners, L.P., and Westrock Advisors, Inc.

10.25 Placement Agent Agreement, dated as of April 9, 2002, by and among the Registrant, Cornell Capital Partners, L.P., and Westrock Advisors, Inc.

10.26 Consulting Agreement, dated December 31, 2001, by and between the Registrant and First Allied Capital Corp., as amended by Letter Agreement dated February 1, 2002.

21.1     Subsidiaries of Registrant.

23.1     Consent of J.H. Cohn LLP.

23.2 Consent of Thomas J. Mazzarisi, Esq., counsel for the Registrant, included in Exhibit 5.1.

99.1 Articles of Merger of JagNotes, Inc. into JagNotes.com, Inc. (including Certificate of Correction related thereto). (2)

-------------------

(1) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 30, 1999.
(2) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on September 30, 1999.
(3) Previously filed as an exhibit to Amendment No. 2 to our Registration Statement on Form SB-2 filed on October 26, 1999.
(4) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on June 16, 2000.
(5) Previously filed as an exhibit to our Current Report on Form 8-K filed on June 16, 2000.
(6) Previously filed as an exhibit to Post-Effective Amendment No. 2 to our Registration Statement on Form SB-2 filed on June 22, 2000.
(7) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 25, 2000.
(8) Previously filed as an exhibit to our Annual Report on Form 10-KSB filed on November 14, 2000.
(9) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on December 20, 2000.
(10) Previously filed as an exhibit to our Current Report on Form 8-K filed on February 2, 2001.
(11) Previously filed as an exhibit to our Current Report on Form 8-K filed on March 1, 2001.
(12) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 9, 2001.
(13) Previously filed as an exhibit to our Current Report on Form 8-K filed on August 17, 2001.

(14) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on September 26, 2001.
(15) Previously filed as an exhibit to our Registration Statement on Form 8-A filed on March 25, 2002.
(16) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 17, 2002.
(17) Previously filed as an exhibit to our Registration Statement on Form S-8 filed on May 1, 2002.